CHASE MORTGAGE FINANCE CORPORATION,
DEPOSITOR,
JPMORGAN CHASE BANK, N.A.,
SERVICER,
JPMORGAN CHASE BANK, N.A.,
CUSTODIAN
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
TRUSTEE AND PAYING AGENT
POOLING AND SERVICING AGREEMENT
Dated as of June 1, 2007
Multi-Class Mortgage Pass-Through Certificates
ChaseFlex Trust Series 2007-3

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(Continued)

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(Continued)

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(Continued)

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EXHIBIT A-1	POOL I MORTGAGE LOAN SCHEDULE
EXHIBIT A-2	POOL II MORTGAGE LOAN SCHEDULE
EXHIBIT B	CONTENTS OF MORTGAGE FILE
EXHIBIT C	FORM OF CLASS A CERTIFICATE
EXHIBIT D	FORM OF CLASS M CERTIFICATE
EXHIBIT E	FORM OF CLASS B CERTIFICATE
EXHIBIT E-1	FORM OF CLASS CE CERTIFICATE
EXHIBIT F	FORM OF CLASS A-R CERTIFICATE
EXHIBIT G	FORM OF TRUSTEE CERTIFICATION
EXHIBIT H	FORM OF INVESTMENT LETTER
EXHIBIT I	FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT J	FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
EXHIBIT K	FORM OF CLASS A-R TRANSFEREE LETTER
EXHIBIT K-1	FORM OF CLASS A-R TRANSFEROR LETTER
EXHIBIT L	REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT M	FORM OF TRANSFEREE ERISA REPRESENTATION LETTER
EXHIBIT N	PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS
EXHIBIT O	FORM OF OFFICER’S CERTIFICATE (PAYING AGENT)
EXHIBIT P	LETTER OF REPRESENTATIONS
EXHIBIT Q	FORM OF TRUST AGREEMENT
EXHIBIT R	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT S	FORM OF SARBANES-OXLEY CERTIFICATION
EXHIBIT T	FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT U	FORM OF YIELD MAINTENANCE AGREEMENT (POOL II CERTIFICATES)
EXHIBIT V	SCHEDULE I TO YIELD MAINTENANCE AGREEMENT (POOL II CERTIFICATES)
EXHIBIT W	FORM OF SWAP SCHEDULE TO MASTER AGREEMENT (POOL II CERTIFICATES)
EXHIBIT W-1	FORM OF SWAP CONFIRMATION (POOL II CERTIFICATES)
EXHIBIT W-2	FORM OF SWAP CREDIT SUPPORT ANNEX (POOL II CERTIFICATES)
SCHEDULE X	1934 ACT FORM 8-K REPORTING OBLIGATIONS
SCHEDULE Y	1934 ACT FORM 10-D REPORTING OBLIGATIONS
SCHEDULE Z	1934 ACT FORM 10-K REPORTING OBLIGATIONS

POOLING AND SERVICING AGREEMENT
     This Pooling and Servicing Agreement is dated as of June 1, 2007 (the “Agreement”), executed among Chase Mortgage Finance Corporation, as depositor (together with its permitted successors and assigns, the “Depositor”), JPMorgan Chase Bank, N.A. (“Chase”), as servicer (in such capacity, together with its permitted successors and assigns, the “Servicer”), JPMorgan Chase Bank, N.A., as custodian (in such capacity, together with its permitted successors and assigns, the “Custodian”), The Bank of New York Trust Company, N.A., as paying agent (in such capacity, together with its permitted successors and assigns, the “Paying Agent”) and The Bank of New York Trust Company, N.A., as trustee (in such capacity, together with its permitted successors and assigns, the “Trustee”).
     In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor, the Servicer, the Paying Agent, the Custodian and the Trustee agree as follows:
ARTICLE I
DEFINITIONS
     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
     ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is located, and which are in accordance with FNMA servicing practices and procedures for MBS pool mortgages (as defined in the FNMA Guides including future updates).
     ACCRUAL PERIOD: The Pool I Accrual Period or the Pool II Accrual Period.
     ACCOUNTANT’S ATTESTATION: As defined in Section 5.26(b).
     ADDITIONAL FORM 10-D DISCLOSURE: As defined in Section 5.24(b).
     ADDITIONAL FORM 10-K DISCLOSURE: As defined in Section 5.24(d).
     ADVANCE: The aggregate of the advances made by the Servicer with respect to a particular Distribution Date pursuant to Section 6.03.
     AFFILIATE: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     AGENCY & TRUST OFFICE: With respect to the Trustee, the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 601 Travis, 16th Floor, Houston, Texas 77002; and, with respect to the Paying Agent, the office of the Paying Agent at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at 601 Travis, 16th Floor, Houston, Texas 77002.
     AGGREGATE CLASS I-A ACCRUAL AMOUNT: On any Distribution Date, an amount equal to the sum of the Class I-A1 Accrual Amount, the Class I-A2 Accrual Amount, the Class I-A3 Accrual Amount, the Class I-A4 Accrual Amount, the Class I-A5 Accrual Amount, the Class I-A6 Accrual Amount, the Class I-A7 Accrual Amount, the Class I-A8 Accrual Amount and the Class A-R Accrual Amount.
     AGGREGATE CLASS I-A INTEREST SHORTFALL: On any Distribution Date, an amount equal to the sum of the Class I-A1 Shortfall, the Class I-A2 Shortfall, the Class I-A3 Shortfall, the Class I-A4 Shortfall, the Class I-A5 Shortfall, the Class I-A6 Shortfall, the Class I-A7 Shortfall, the Class I-A8 Shortfall and the Class A-R Shortfall.
     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.
     ALLOCATED REALIZED LOSS AMOUNT: With respect to any Class of Pool II Certificates and any Distribution Date, an amount equal to any Realized Loss allocated to that Class of Certificates on that Distribution Date.
     APPRAISED VALUE: The value set forth in an appraisal or recertification document made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan).
     ASSESSMENT OF COMPLIANCE: As defined in Section 5.26(a).
     ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer (or UCC-3 assignment (or equivalent instrument) with respect to each Co-op Loan) or equivalent instrument, in recordable form (except in the case of a Co-op Loan), sufficient under the laws of the jurisdiction where the related Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.
     AUTHENTICATING AGENT: The meaning specified in Section 4.06(a).
     BANKRUPTCY CODE: Title 11 of the United States Code, as the same may be amended from time to time.
     BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.
     BASIS RISK SHORTFALL CARRYOVER AMOUNTS: For any Distribution Date and any Class of Pool II Certificates (other than the Class CE Certificates), an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Pool II Certificates would have accrued on such Distribution Date had its Pool II Certificate Rate for such Distribution Date been equal to the lesser of (a) LIBOR plus the related Certificate Margin and (b) 11.50% per annum, over (y) the amount of interest such Class of Pool II Certificates accrued for such Distribution Date at the Net WAC and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such Class of Pool II Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Pool II Accrual Period at the lesser of (a) LIBOR plus the Certificate Margin for such Class of Pool II Certificates for the related Pool II Accrual Period and (b) 11.50% per annum.
     BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate through a Depository Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.
     BOOK-ENTRY CERTIFICATES: The Class A Certificates (other than the Class A-R Certificate), Class M Certificates and Class B Certificates (other than the Class I-B3, Class I-B4 and Class I-B5 Certificates), referred to collectively.
     BUSINESS DAY: Any day other than (a) a Saturday or Sunday, (b) a legal holiday in the States of New York and Louisiana or (c) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.
     CAP STRIKE RATE: With respect to the Yield Maintenance Agreement and the applicable Distribution Date, the rate specified in Exhibit V under the heading “Cap Strike Rate” for that Distribution Date.
     CARRY-OVER SUBORDINATED PRINCIPAL AMOUNT: As of any Distribution Date, with respect to any Class of Pool I Subordinated Certificates, an amount, if any, equal to the amount of principal distributable to such Class on any prior Distribution Date that has not been so distributed and is not attributable to a Realized Loss.
     CASH LIQUIDATION: Recovery of all cash proceeds by the Servicer with respect to the liquidation of any Mortgage Loan, including Insurance Proceeds and other payments or recoveries (whether made at one time or over a period of time) which the Servicer deems to be finally recoverable, in connection with the sale, assignment or satisfaction of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, but only if title to the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) was not acquired by foreclosure or deed in lieu of foreclosure by the Servicer pursuant to Section 5.21.
     CERTIFICATE: Any Class A, Class M, Class B or Class CE Certificate.
     CERTIFICATE ACCOUNT: Any of the Pool I Certificate Account or the Pool II Certificate Account created and maintained pursuant to Section 4.05.
     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer, any Sub-Servicer, or any of their respective Affiliates shall be disregarded and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, waiver, request or demand has been obtained. The Trustee and the Paying Agent shall be entitled to conclusively rely upon the certificate of the Depositor or the Servicer as to the determination of which Certificates are registered in the name of such Affiliates.

     CERTIFICATE MARGIN: With respect to any Class of Pool II Certificates (other than the Class CE Certificates) and any Distribution Date:

	Margin On or Before Optional Clean-	Margin After Optional Clean-Up
Class	Up Call Date	Call Date
II-A1	0.300%	0.600%
II-A2	0.360%	0.720%
II-M1	0.400%	0.600%
II-M2	0.450%	0.675%
II-M3	0.600%	0.900%
II-M4	0.800%	1.200%
II-M5	1.200%	1.800%
II-M6	1.700%	2.550%
II-B1	2.000%	3.000%
II-B2	2.500%	3.750%
     CERTIFICATE OWNER: Any Person who is the beneficial owner of a Book-Entry Certificate registered in the name of the Depository or its nominee.
     CERTIFICATE RATE: For any of the Pool I Certificates, the Pool I Certificate Rate or for any of the Pool II Certificates, the Pool II Certificate Rate.
     CERTIFICATE REGISTER: The register maintained pursuant to Section 4.02.
     CERTIFICATE REGISTRAR: The Person appointed by the Trustee as Certificate Registrar pursuant to Section 4.05.
     CERTIFICATE SUB-BALANCES: The Class I-A2 Subgroup 2 Sub-Balance, the Class I-A3 Subgroup 2 Sub-Balance, the Class I-A5 Subgroup 2 Sub-Balance, the Class I-A6 Subgroup 2 Sub-Balance, the Class I-A2 Subgroup 3 Sub-Balance, the Class I-A3 Subgroup 3 Sub-Balance, the Class I-A5 Subgroup 3 Sub-Balance and the Class I-A6 Subgroup 3 Sub-Balance, collectively.
     CERTIFICATE SUBGROUP: Any of Certificate Subgroup 1, Certificate Subgroup 2 and Certificate Subgroup 3.
     CERTIFICATE SUBGROUP 1: The Class I-A Subgroup 1 Certificates.
     CERTIFICATE SUBGROUP 2: The Class I-A Subgroup 2 Sub-balances.
     CERTIFICATE SUBGROUP 3: The Class I-A Subgroup 3 Certificates.
     CHASE: JPMorgan Chase Bank, N.A., a national banking association, or its successor in interest.
     CHF: Chase Home Finance LLC, a Delaware limited liability company, or its successor in interest.

     CLASS: With respect to the Pool I Certificates, pertaining to the Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class A-P, Class A-R, Class I-M, Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5 Certificates, any Lower-Tier I REMIC Interest, any Middle-Tier I-1 REMIC Interest or any Middle-Tier I-2 REMIC Interest, as the case may be. With respect to the Pool II Certificates, pertaining to the Class II-A1, Class II-A2, Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-B1, Class II-B2, Class CE Certificates and any SWAP REMIC Interest, Lower-Tier II REMIC Interest or REMIC II Regular Interest, as the case may be.
     CLASS I-A, CLASS I-M OR CLASS I-B: Pertaining to Class I-A Certificates, Class I-M Certificates or Class I-B Certificates, as the case may be.
     CLASS I-A CERTIFICATES: The Class I-A1, Class I-A2, Class I-A3, Class I-A4, Class I-A5, Class I-A6, Class I-A7, Class I-A8, Class A-P and Class A-R Certificates, referred to collectively.
     CLASS I-A PERCENTAGE: As of any Distribution Date, the fraction, expressed as a percentage (which shall never exceed 100%), the numerator of which is the Class I-A Principal Balance as of such Distribution Date and the denominator of which is the outstanding Principal Balance of the Pool I Mortgage Loans as of the immediately preceding Due Date.
     CLASS I-A PRINCIPAL BALANCE: As of any Distribution Date, the sum of the Class I-A Subgroup 1 Principal Balance, the Class I-A Subgroup 2 Principal Balance, the Class I-A Subgroup 3 Principal Balance and the Class I-A Subgroup A-P Principal Balance.
     CLASS I-A SUBGROUP 1 CERTIFICATES: The Class I-A1 and Class A-R Certificates, referred to collectively.
     CLASS I-A SUBGROUP 1 DEFICIENCY AMOUNT: As defined in Section 6.01(b)(iii).
     CLASS I-A SUBGROUP 1 OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Class I-A Subgroup 1 Principal Balance and (b) the sum of:
     (i) the Class I-A Subgroup 1 Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Components in Subgroup 1 which were outstanding during such Due Period;
     (ii) the Class I-A Subgroup 1 Prepayment Percentage of all Principal Prepayments made on Mortgage Components in Subgroup 1 during the related Principal Prepayment Period;
     (iii) with respect to each Mortgage Component in Subgroup 1 not described in (iv) below, the Class I-A Subgroup 1 Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Pool I Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period with respect to any Mortgage Component in Subgroup 1, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Component, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;
     (iv) with respect to each Mortgage Component in Subgroup 1 with respect to which the related Pool I Mortgage Loan has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Class I-A Subgroup 1 Percentage of an amount equal to the

Principal Balance of such Mortgage Component (net of any unreimbursed Advances) as of the Due Date immediately preceding the date on which the related Pool I Mortgage Loan became a Liquidated Mortgage Loan and (B) the Class I-A Subgroup 1 Prepayment Percentage of the Net Liquidation Proceeds with respect to such Mortgage Component (net of any unreimbursed Advances);
     (v) with respect to each Mortgage Component in Subgroup 1 related to a Pool I Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Sections 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the Class I-A Subgroup 1 Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the applicable Class I-A Certificateholders); and
     (vi) on or after the Credit Support Depletion Date, the excess of the Class I-A Subgroup 1 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) — (v) above) over the outstanding principal balance of the Mortgage Components in Subgroup 1, if any, as of the preceding Distribution Date (giving effect to any Advances but prior to giving effect to any Principal Prepayments received with respect to such Mortgage Components that have not been passed through to the Pool I Certificateholders).
     CLASS I-A SUBGROUP 1 PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class I-A Subgroup 1 Principal Balance by the outstanding principal balance of the Mortgage Components in Subgroup 1, but not more than 100%.
     CLASS I-A SUBGROUP 1 PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Distribution Date in June 2012, 100%; as of any Distribution Date in the first year thereafter, the Class I-A Subgroup 1 Percentage plus 70% of the Subgroup 1 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Class I-A Subgroup 1 Percentage plus 60% of the Subgroup 1 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Class I-A Subgroup 1 Percentage plus 40% of the Subgroup 1 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Class I-A Subgroup 1 Percentage plus 20% of the Subgroup 1 Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Class I-A Subgroup 1 Percentage; provided that, if the Class I-A Subgroup 1 Percentage as of any such Distribution Date is greater than the Class I-A Subgroup 1 Percentage on the first Distribution Date or any other applicable Class I-A Subgroup Percentage as of any such Distribution Date is greater than the applicable Class I-A Subgroup Percentage on the first Distribution Date, the Class I-A Subgroup 1 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Class I-A Subgroup 1 Percentage equals 0%, the Class I-A Subgroup 1 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Class I-A Subgroup 1 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Components with respect to each of Subgroup 1, Subgroup 2 and Subgroup 3, each taken individually, delinquent 60 days or more (including for this purpose any Pool I Mortgage Loans in foreclosure and Pool I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the applicable Pool I Subordinated Percentage of the Principal Balance of the Mortgage Components with respect to the related Subgroup as of such date and (ii) cumulative Realized Losses with respect to all such four Subgroups, each taken individually, do not exceed (a) 30% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.
     CLASS I-A SUBGROUP 1 PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class I-A Subgroup 1 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class I-A Subgroup 1 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class I-A Subgroup 1 Certificates pursuant to Section 6.04); as adjusted to reflect any adjustments to the Outstanding Certificate Principal Balance of the Class I-A Subgroup 1 Certificates as a result of Subsequent Recoveries; provided that the Class I-A Subgroup 1 Principal Balance on any Distribution Date will equal the aggregate Outstanding Certificate Principal Balance of the Class I-A1 and Class A-R Certificates.
     CLASS I-A SUBGROUP 1 PRINCIPAL PAYMENT RULES: With respect to any Distribution Date, distributions to the Class I-A Subgroup 1 Certificateholders pursuant to Section 6.01(b)(ii)(A) shall be made in the following amounts and priority, (a) except after the Credit Support Depletion Date:
          first, to the Class A-R Certificates until the Outstanding Certificate Principal Balance of such Class has been reduced to zero; and
          second, to the Class I-A1 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.
     (b) after the Credit Support Depletion Date, pro rata, based upon their Outstanding Certificate Principal Balances, to the Classes of Class I-A Subgroup 1 Certificates until the Outstanding Certificate Principal Balances of such Classes have been reduced to zero.
     CLASS I-A SUBGROUP 2 SUB-BALANCES: The Class I-A2 Subgroup 2 Sub-Balance, the Class I-A3 Subgroup 2 Sub-Balance, the Class I-A5 Subgroup 2 Sub-Balance and the Class I-A6 Subgroup 2 Sub-Balance, referred to collectively.
     CLASS I-A SUBGROUP 2 DEFICIENCY AMOUNT: As defined in Section 6.01(b)(iv).
     CLASS I-A SUBGROUP 2 OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Class I-A Subgroup 2 Principal Balance and (b) the sum of:
     (i) the Class I-A Subgroup 2 Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Components in Subgroup 2 which were outstanding during such Due Period;
     (ii) the Class I-A Subgroup 2 Prepayment Percentage of all Principal Prepayments made on Mortgage Components in Subgroup 2 during the related Principal Prepayment Period;
     (iii) with respect to each Mortgage Component in Subgroup 2 not described in (iv) below, the Class I-A Subgroup 2 Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Pool I Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period with respect to any Mortgage Component in Subgroup 2, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Component, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;
     (iv) with respect to each Mortgage Component in Subgroup 2 with respect to which the related Pool I Mortgage Loan has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Class I-A Subgroup 2 Percentage of an amount equal to the Principal Balance of such Mortgage Component (net of any unreimbursed Advances) as of the Due Date immediately preceding the date on which the related Pool I Mortgage Loan became a Liquidated Mortgage Loan and (B) the Class I-A Subgroup 2 Prepayment Percentage of the Net Liquidation Proceeds with respect to such Mortgage Component (net of any unreimbursed Advances);
     (v) with respect to each Mortgage Component in Subgroup 2 related to a Pool I Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Sections 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the Class I-A Subgroup 2 Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the applicable Class I-A Certificateholders); and
     (vi) on or after the Credit Support Depletion Date, the excess of the Class I-A Subgroup 2 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) — (v) above) over the outstanding principal balance of the Mortgage Components in Subgroup 2, if any, as of the preceding Distribution Date (giving effect to any Advances but prior to giving effect to any Principal Prepayments received with respect to such Mortgage Components that have not been passed through to the Pool I Certificateholders).
     CLASS I-A SUBGROUP 2 PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class I-A Subgroup 2 Principal Balance by the outstanding principal balance of the Mortgage Components in Subgroup 2, but not more than 100%.
     CLASS I-A SUBGROUP 2 PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Distribution Date in June 2012, 100%; as of any Distribution Date in the first year thereafter, the Class I-A Subgroup 2 Percentage plus 70% of the Subgroup 2 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Class I-A Subgroup 2 Percentage plus 60% of the Subgroup 2 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Class I-A Subgroup 2 Percentage plus 40% of the Subgroup 2 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Class I-A Subgroup 2 Percentage plus 20% of the Subgroup 2 Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Class I-A Subgroup 2 Percentage; provided that, if the Class I-A Subgroup 2 Percentage as of any such Distribution Date is greater than the Class I-A Subgroup 2 Percentage on the first Distribution Date or any other applicable Class I-A Subgroup Percentage as of any such Distribution Date is greater than the applicable Class I-A Subgroup Percentage on the first Distribution Date, the Class I-A Subgroup 2 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Class I-A Subgroup 2 Percentage equals 0%, the Class I-A Subgroup 2 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Class I-A Subgroup 2 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Components with respect to each of Subgroup 1, Subgroup 2 and Subgroup 3, each taken individually, delinquent 60 days or more (including for this purpose any Pool I Mortgage Loans in foreclosure and Pool I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the applicable Pool I Subordinated Percentage of the

Principal Balance of the Mortgage Components with respect to the related Subgroup as of such date and (ii) cumulative Realized Losses with respect to all such four Subgroups, each taken individually, do not exceed (a) 30% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.
     CLASS I-A SUBGROUP 2 PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class I-A Subgroup 2 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class I-A Subgroup 2 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class I-A Subgroup 2 Sub-Balances pursuant to Section 6.04); as adjusted to reflect any adjustments to the Outstanding Certificate Principal Balance of the Class I-A Subgroup 2 Sub-Balances as a result of Subsequent Recoveries; provided that the Class I-A Subgroup 2 Principal Balance on any Distribution Date will equal the aggregate Outstanding Certificate Principal Balance of the Class I-A2 Subgroup 2 Sub-Balance and the Class I-A3 Subgroup 2 Sub-Balance.
     CLASS I-A SUBGROUP 2 PRINCIPAL PAYMENT RULES: With respect to any Distribution Date, distributions to the Class I-A Subgroup 2 Certificateholders pursuant to Section 6.01(b)(ii)(B) shall be made as follows: to the Class I-A2 Subgroup 2 Sub-Balance, the Class I-A3 Subgroup 2 Sub-Balance, the Class I-A5 Subgroup 2 Sub-Balance and the Class I-A6 Subgroup 2 Sub-Balance, pro rata, based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Certificate Sub-Balance has been reduced to zero.
     CLASS I-A SUBGROUP 3 SUB-BALANCES: The Class I-A2 Subgroup 3 Sub-Balance, the Class I-A3 Subgroup 3 Sub-Balance, the Class I-A5 Subgroup 3 Sub-Balance and the Class I-A6 Subgroup 3 Sub-Balance, referred to collectively.
     CLASS I-A SUBGROUP 3 DEFICIENCY AMOUNT: As defined in Section 6.01(b)(v).
     CLASS I-A SUBGROUP 3 OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the Class I-A Subgroup 3 Principal Balance and (b) the sum of:
     (i) the Class I-A Subgroup 3 Percentage of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Components in Subgroup 3 which were outstanding during such Due Period;
     (ii) the Class I-A Subgroup 3 Prepayment Percentage of all Principal Prepayments made on Mortgage Components in Subgroup 3 during the related Principal Prepayment Period;
     (iii) with respect to each Mortgage Component in Subgroup 3 not described in (iv) below, the Class I-A Subgroup 3 Percentage of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Pool I Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period with respect to any Mortgage Component in Subgroup 3, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Component, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date;
     (iv) with respect to each Mortgage Component in Subgroup 3 with respect to which the related Pool I Mortgage Loan has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, the lesser of (A) the Class I-A Subgroup 3 Percentage of an amount equal to the Principal Balance of such Mortgage Component (net of any unreimbursed Advances) as of the Due Date immediately preceding the date on which the related Pool I Mortgage Loan became a Liquidated Mortgage Loan and (B) the Class I-A Subgroup 3 Prepayment Percentage of the Net Liquidation Proceeds with respect to such Mortgage Component (net of any unreimbursed Advances);
     (v) with respect to each Mortgage Component in Subgroup 3 related to a Pool I Mortgage Loan repurchased during the related Principal Prepayment Period pursuant to Sections 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the Class I-A Subgroup 3 Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the applicable Class I-A Certificateholders); and
     (vi) on or after the Credit Support Depletion Date, the excess of the Class I-A Subgroup 3 Principal Balance (calculated after giving effect to reductions thereof on such Distribution Date with respect to the amounts described in (i) — (v) above) over the outstanding principal balance of the Mortgage Components in Subgroup 3, if any, as of the preceding Distribution Date (giving effect to any Advances but prior to giving effect to any Principal Prepayments received with respect to such Mortgage Components that have not been passed through to the Pool I Certificateholders).
     CLASS I-A SUBGROUP 3 PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class I-A Subgroup 3 Principal Balance by the outstanding principal balance of the Mortgage Components in Subgroup 3, but not more than 100%.
     CLASS I-A SUBGROUP 3 PREPAYMENT PERCENTAGE: As of any Distribution Date up to and including the Distribution Date in June 2012, 100%; as of any Distribution Date in the first year thereafter, the Class I-A Subgroup 3 Percentage plus 70% of the Subgroup 3 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the Class I-A Subgroup 3 Percentage plus 60% of the Subgroup 3 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the Class I-A Subgroup 3 Percentage plus 40% of the Subgroup 3 Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the Class I-A Subgroup 3 Percentage plus 20% of the Subgroup 3 Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the Class I-A Subgroup 3 Percentage; provided that, if the Class I-A Subgroup 3 Percentage as of any such Distribution Date is greater than the Class I-A Subgroup 3 Percentage on the first Distribution Date or any other applicable Class I-A Subgroup Percentage as of any such Distribution Date is greater than the applicable Class I-A Subgroup Percentage on the first Distribution Date, the Class I-A Subgroup 3 Prepayment Percentage shall be 100%; and provided further, however, that whenever the Class I-A Subgroup 3 Percentage equals 0%, the Class I-A Subgroup 3 Prepayment Percentage shall equal 0%; and provided further that no reduction of the Class I-A Subgroup 3 Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding Principal Balance of Mortgage Components with respect to each of Subgroup 1, Subgroup 2 and Subgroup 3, each taken individually, delinquent 60 days or more (including for this purpose any Pool I Mortgage Loans in foreclosure and Pool I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the applicable Pool I Subordinated Percentage of the

Principal Balance of the Mortgage Components with respect to the related Subgroup as of such date and (ii) cumulative Realized Losses with respect to all such four Subgroups, each taken individually, do not exceed (a) 30% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the related Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.
     CLASS I-A SUBGROUP 3 PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class I-A Subgroup 3 Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class I-A Subgroup 3 Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class I-A Subgroup 3 Sub-Balances pursuant to Section 6.04); as adjusted to reflect any adjustments to the Outstanding Certificate Principal Balance of the Class I-A Subgroup 3 Sub-Balances as a result of Subsequent Recoveries; provided that the Class I-A Subgroup 3 Principal Balance on any Distribution Date will equal the aggregate Outstanding Certificate Principal Balance of the Class I-A2 Subgroup 3 Sub-Balance and the Class I-A3 Subgroup 3 Sub-Balance.
     CLASS I-A SUBGROUP 3 PRINCIPAL PAYMENT RULES: With respect to any Distribution Date, distributions to the Class I-A Subgroup 3 Certificateholders pursuant to Section 6.01(b)(ii)(C) shall be made as follows: to the Class I-A2 Subgroup 3 Sub-Balance, the Class I-A3 Subgroup 3 Sub-Balance, the Class I-A5 Subgroup 3 Sub-Balance and the Class I-A6 Subgroup 3 Sub-Balance, pro rata, based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Certificate Sub-Balance has been reduced to zero.
     CLASS I-A SUBGROUP DEFICIENCY AMOUNT: Any of the Class I-A Subgroup 1 Deficiency Amount, the Class I-A Subgroup 2 Deficiency Amount or the Class I-A Subgroup 3 Deficiency Amount.
     CLASS I-A SUBGROUP PERCENTAGE: Any of the Class I-A Subgroup 1 Percentage, the Class I-A Subgroup 2 Percentage or the Class I-A Subgroup 3 Percentage.
     CLASS I-A1 CERTIFICATE: Any one of the Class I-A1 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A1 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-A1 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A1 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A1 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A1 Certificates on such Distribution Date pursuant to Section 6.05(d).

     CLASS I-A1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A1 Accrual Amount over the amount actually distributed to the Class I-A1 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(A).
     CLASS I-A2 CERTIFICATE: Any one of the Class I-A2 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A2 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-A2 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A2 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A2 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A2 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A2 Accrual Amount over the amount actually distributed to the Class I-A2 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(B).
     CLASS I-A2 SUBGROUP 2 SUB-BALANCE: That portion of the Class I-A2 Certificates relating to Subgroup 2 with an initial Outstanding Certificate Principal Balance equal to $183,346,240.
     CLASS I-A2 SUBGROUP 3 SUB-BALANCE: That portion of the Class I-A2 Certificates relating to Subgroup 3 with an initial Outstanding Certificate Principal Balance equal to $89,040,586.
     CLASS I-A3 CERTIFICATE: Any one of the Class I-A3 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A3 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-A3 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A3 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A3 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A3 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A3 Accrual Amount over the amount actually distributed to the Class I-A3 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(C).
     CLASS I-A3 SUBGROUP 2 SUB-BALANCE: That portion of the Class I-A3 Certificates relating to Subgroup 2 with an initial Outstanding Certificate Principal Balance equal to $22,001,549.
     CLASS I-A3 SUBGROUP 3 SUB-BALANCE: That portion of the Class I-A3 Certificates relating to Subgroup 3 with an initial Outstanding Certificate Principal Balance equal to $6,849,276.

     CLASS I-A4 CERTIFICATE: Any one of the Class I-A4 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A4 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Class I-A4 Notional Amount minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A4 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A4 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A4 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A4 NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the Outstanding Certificate Principal Balance of the Class I-A3 Subgroup 3 Sub-Balance for such Distribution Date.
     CLASS I-A4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A4 Accrual Amount over the amount actually distributed to the Class I-A4 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(D).
     CLASS I-A5 CERTIFICATE: Any one of the Class I-A5 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A5 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-A5 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A5 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A5 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A5 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A5 Accrual Amount over the amount actually distributed to the Class I-A5 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(E).
     CLASS I-A5 SUBGROUP 2 SUB-BALANCE: With respect to any Distribution Date, a portion of the Class I-A5 Certificates with an Outstanding Certificate Principal Balance equal to the product of (x) the Outstanding Certificate Principal Balance of the Class I-A5 Certificates, multiplied by (y) a fraction the numerator of which is 183,346,240 and the denominator of which is 272,386,826.
     CLASS I-A5 SUBGROUP 3 SUB-BALANCE: With respect to any Distribution Date, a portion of the Class I-A5 Certificates with an Outstanding Certificate Principal Balance equal to the product of (x) the Outstanding Certificate Principal Balance of the Class I-A5 Certificates, multiplied by (y) a fraction the numerator of which is 89,040,586 and the denominator of which is 272,386,826.
     CLASS I-A6 CERTIFICATE: Any one of the Class I-A6 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section

4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A6 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-A6 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A6 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A6 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A6 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A6 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A6 Accrual Amount over the amount actually distributed to the Class I-A6 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(F).
     CLASS I-A6 SUBGROUP 2 SUB-BALANCE: With respect to any Distribution Date, a portion of the Class I-A6 Certificates with an Outstanding Certificate Principal Balance equal to the product of (x) the Outstanding Certificate Principal Balance of the Class I-A6 Certificates, multiplied by (y) a fraction the numerator of which is 183,346,240 and the denominator of which is 272,386,826.
     CLASS I-A6 SUBGROUP 3 SUB-BALANCE: With respect to any Distribution Date, a portion of the Class I-A6 Certificates with an Outstanding Certificate Principal Balance equal to the product of (x) the Outstanding Certificate Principal Balance of the Class I-A6 Certificates, multiplied by (y) a fraction the numerator of which is 89,040,586 and the denominator of which is 272,386,826.
     CLASS I-A7 CERTIFICATE: Any one of the Class I-A7 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS I-A7 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Class I-A7 Notional Amount minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A7 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A7 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A7 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A7 NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the Outstanding Certificate Principal Balance of the Class I-A6 Certificates for such Distribution Date.
     CLASS I-A7 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A7 Accrual Amount over the amount actually distributed to the Class I-A7 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(G).
     CLASS I-A8 CERTIFICATE: Any one of the Class I-A8 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.

     CLASS I-A8 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Class I-A8 Notional Amount minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-A8 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-A8 Certificates on such Distribution Date pursuant to Section 6.05(c), and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-A8 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-A8 NOTIONAL AMOUNT: With respect to any Distribution Date, an amount equal to the Outstanding Certificate Principal Balance of the Class I-A5 Certificates for such Distribution Date.
     CLASS I-A8 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-A8 Accrual Amount over the amount actually distributed to the Class I-A8 Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(H).
     CLASS I-A SUBGROUP A-P PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class I-A Subgroup A-P Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class A-P Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class A-P Certificates pursuant to Section 6.04); as adjusted to reflect any adjustments to the Outstanding Certificate Principal Balance of the Class A-P Certificates as a result of Subsequent Recoveries; provided that the Class I-A Subgroup A-P Principal Balance on the first Distribution Date will be the Original Class I-A Subgroup A-P Principal Balance.
     CLASS II-A, CLASS II-M OR CLASS II-B: Pertaining to Class II-A Certificates, Class II-M Certificates or Class II-B Certificates, as the case may be.
     CLASS II-A CERTIFICATES: The Class II-A1 and Class II-A2 Certificates, referred to collectively.
     CLASS II-A PERCENTAGE: With respect to any Distribution Date, the percentage of principal and interest payments that are allocable to the Class II-A Certificates pursuant to Section 6.01.
     CLASS II-A1 CERTIFICATE: Any one of the Class II-A1 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class II-M and Class II-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS II-A2 CERTIFICATE: Any one of the Class II-A2 Certificates, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), senior in right of payment to the Class II-M and Class II-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS A CERTIFICATES: The Class I-A and Class II-A Certificates, referred to collectively.
     CLASS A, CLASS M OR CLASS B: Pertaining to Class A Certificates, Class M Certificates or Class B Certificates, as the case may be.
     CLASS A-P AMOUNT: With respect to any Distribution Date, (i) all principal received on or in respect of each Mortgage Component in Subgroup A-P (exclusive of any amounts in respect of any Monthly Payment) during the related Principal Prepayment Period and (ii) all principal received as part of a Monthly Payment on or in respect of a Mortgage Component in Subgroup A-P during the related Due Period.
     CLASS A-P CERTIFICATE: Any one of the Class A-P Certificates executed by the Depositor and authenticated by the Trustee, senior in right of payment to the Class I-M and Class I-B Certificates, substantially in the form of the Class A Certificate set forth in Exhibit C hereto.
     CLASS A-P SHORTFALL AMOUNT: With respect to any Distribution Date prior to and including the Credit Support Depletion Date, to the extent of amounts available to pay the Pool I Subordinated Optimal Principal Amount (without regard to clause (b)(2) of the definition of such term), an amount equal to the sum of (i) any Realized Loss with respect to a Mortgage Component in Subgroup A-P other than an Pool I Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class A-P Certificateholders.
     CLASS A-R ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class A-R Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class A-R Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class A-R Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class A-R Certificate on such Distribution Date pursuant to Section 6.05(d).
     CLASS A-R CERTIFICATE: The Class A-R Certificate, executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), substantially in the form of the Class A-R Certificate set forth in Exhibit F hereto.
     CLASS A-R SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class A-R Accrual Amount over the amount actually distributed to the Class A-R Certificateholders on such Distribution Date pursuant to Section 6.01(I)(b)(i)(I).
     CLASS B CERTIFICATES: The Class I-B and Class II-B Certificates, referred to collectively.
     CLASS I-B CERTIFICATES: The Class I-B1, Class I-B2, Class I-B3, Class I-B4 and Class I-B5 Certificates, referred to collectively.
     CLASS I-B PERCENTAGE: As of any Distribution Date, the difference between 100% and the sum of (i) the Class I-A Percentage and (ii) the Class I-M Percentage for such Distribution Date.
     CLASS I-B PRINCIPAL BALANCE: As of any Distribution Date, the excess of the Mortgage Pool I Principal Balance (together with the principal portion of any Monthly Payment due on Mortgage Pool I but not paid with respect to which an Advance has not been made) over the sum of (i) the Class I-A Principal Balance and (ii) the Class I-M Principal Balance.
     CLASS I-B1 CERTIFICATE: Any one of the Class I-B1 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A and Class I-M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.

     CLASS I-B1 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-B1 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-B1 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-B1 Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-B1 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-B1 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-B1 Accrual Amount over the amount actually distributed to the Class I-B1 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(1) (A) and (B).
     CLASS I-B2 CERTIFICATE: Any one of the Class I-B2 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A, Class I-M and Class I-B1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS I-B2 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-B2 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-B2 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-B2 Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-B2 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-B2 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-B2 Accrual Amount over the amount actually distributed to the Class I-B2 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(2) (A) and (B).
     CLASS I-B3 CERTIFICATE: Any one of the Class I-B3 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A, Class I-M, Class I-B1 and Class I-B2 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS I-B3 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-B3 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-B3 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-B3 Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-B3 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-B3 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-B3 Accrual Amount over the amount actually distributed to the Class I-B3 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(3) (A) and (B).
     CLASS I-B4 CERTIFICATE: Any one of the Class I-B4 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A, Class I-M, Class I-B1,

Class I-B2 and Class I-B3 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS I-B4 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-B4 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-B4 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-B4 Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-B4 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-B4 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-B4 Accrual Amount over the amount actually distributed to the Class I-B4 Certificates on such Distribution Date pursuant to Section 6.01(I)(d)(4) (A) and (B).
     CLASS I-B5 CERTIFICATE: Any one of the Class I-B5 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A, Class I-M, Class I-B1, Class I-B2, Class I-B3 and Class I-B4 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS I-B5 ACCRUAL AMOUNT: With respect to any Distribution Date, one month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-B5 Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-B5 Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-B5 Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-B5 Certificates on such Distribution Date pursuant to Section 6.05(d).
     CLASS I-B5 SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-B5 Accrual Amount over the amount actually distributed to the Class I-B5 Certificates on such Distribution Date pursuant to Section 6.01(d)(5) (A) and (B).
     CLASS II-B CERTIFICATES: The Class II-B1 and Class II-B2 Certificates, referred to collectively.
     CLASS II-B PERCENTAGE: With respect to any Distribution Date, the percentage of principal and interest payments that are allocable to the Class II-B Certificates pursuant to Section 6.01A.
     CLASS II-B1 CERTIFICATE: Any one of the Class II-B1 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A and Class II-M Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS II-B1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution

Date), (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates (after taking into account the payment of the Class II-M3 Principal Distribution Amount on such Distribution Date), (5) the Outstanding Certificate Principal Balance of the Class II-M4 Certificates (after taking into account the payment of the Class II-M4 Principal Distribution Amount on such Distribution Date), (6) the Outstanding Certificate Principal Balance of the Class II-M5 Certificates (after taking into account the payment of the Class II-M5 Principal Distribution Amount on such Distribution Date), (7) the Outstanding Certificate Principal Balance of the Class II-M6 Certificates (after taking into account the payment of the Class II-M6 Principal Distribution Amount on such Distribution Date) and (8) the Outstanding Certificate Principal Balance of the Class II-B1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 96.20% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-B2 CERTIFICATE: Any one of the Class II-B2 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A, Class II-M and Class II-B1 Certificates, substantially in the form of the Class B Certificate set forth in Exhibit E hereto.
     CLASS II-B2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution Date), (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates (after taking into account the payment of the Class II-M3 Principal Distribution Amount on such Distribution Date), (5) the Outstanding Certificate Principal Balance of the Class II-M4 Certificates (after taking into account the payment of the Class II-M4 Principal Distribution Amount on such Distribution Date), (6) the Outstanding Certificate Principal Balance of the Class II-M5 Certificates (after taking into account the payment of the Class II-M5 Principal Distribution Amount on such Distribution Date), (7) the Outstanding Certificate Principal Balance of the Class II-M6 Certificates (after taking into account the payment of the Class II-M6 Principal Distribution Amount on such Distribution Date), (8) the Outstanding Certificate Principal Balance of the Class II-B1 Certificates (after taking into account the payment of the Class II-B1 Principal Distribution Amount on such Distribution Date) and (9) the Outstanding Certificate Principal Balance of the Class II-B2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 97.20% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS CE CERTIFICATE: Any one of the Class CE Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A, Class II-M and Class II-B Certificates, substantially in the form of the Class CE Certificate set forth in Exhibit E-1 hereto.
     CLASS CE DISTRIBUTABLE INTEREST RATE: The excess, if any, of (a) the weighted average of the interest rates on the Lower-Tier II REMIC Regular Interests (other than the Class LTII-IO Interest) over (b) two times the weighted average of the interest rates on the Lower-Tier II REMIC

Regular Interests (other than the Class LTII-IO Interest) (treating for purposes of this clause (b) the interest rate of each of the Lower-Tier II REMIC Marker Classes as being capped at the interest rate of the Corresponding REMIC II Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Pool II Accrual Period for the LIBOR Certificates) and treating the Class LTII-X Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower-Tier II REMIC Regular Interests immediately before any date of determination.
     CLASS CE INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date one-twelfth of the product of (x) a notional amount, equal to the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to Monthly Payments of principal due on such date), and (y) the Class CE Distributable Interest Rate for such Distribution Date.
     CLASS CE INTEREST SHORTFALL: As to any Distribution Date, the amount by which (i) the Class CE Interest Distribution Amount on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to the Class CE Certificates on prior Distribution Dates or added to the aggregate Outstanding Certificate Principal Balance of the Class CE Certificates in respect of any Overcollateralization Increase Amount (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement or Yield Maintenance Agreement).
     CLASS CE PERCENTAGE: With respect to any Distribution Date, the percentage of principal and interest payments that are allocable to the Class CE Certificates pursuant to Section 6.01A.
     CLASS LTI-R INTEREST: The sole residual interest in the Lower-Tier I REMIC.
     CLASS LTII-R INTEREST: The sole residual interest in the Lower-Tier II REMIC.
     CLASS LTII-X INTEREST: The Lower-Tier II REMIC Regular Interest designated as the Class LTII-X Interest as described in Section 2.04.
     CLASS MTI1-R INTEREST: The sole residual interest in the Middle-Tier I-1 REMIC.
     CLASS MTI2-R INTEREST: The sole residual interest in the Middle-Tier I-2 REMIC.
     CLASS M CERTIFICATES: The Class I-M and Class II-M Certificates, referred to collectively.
     CLASS I-M CERTIFICATE: Any one of the Class I-M Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class I-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS I-M ACCRUAL AMOUNT: With respect to any Distribution Date, one (1) month’s interest at the Certificate Rate on the Outstanding Certificate Principal Balance of the Class I-M Certificates minus (i) any Pool I Compensating Interest Shortfall allocated to the Class I-M Certificates on such Distribution Date pursuant to Section 6.05(b), (ii) any Pool I Realized Loss Interest Shortfall resulting from an Pool I Excess Loss allocated to the Class I-M Certificates on such Distribution Date pursuant to Section 6.05(c) and (iii) any interest shortfall resulting from the Relief Act allocated to the Class I-M Certificates on such Distribution Date pursuant to Section 6.05(d).

     CLASS I-M PERCENTAGE: As of any Distribution Date, the percentage obtained by dividing the Class I-M Principal Balance by the Mortgage Pool I Principal Balance, but not more than 100%; provided, however, that on any Distribution Date on which the Class I-B Percentage equals 0%, the Class I-M Percentage shall equal 100% minus the Class I-A Percentage.
     CLASS I-M PRINCIPAL BALANCE: As of any Distribution Date, (a) the Class I-M Principal Balance for the immediately preceding Distribution Date less (b) amounts distributed to the Class I-M Certificateholders on such preceding Distribution Date allocable to principal (including the principal portion of Advances of the Servicer made pursuant to Section 6.03 and Realized Losses allocated to the Class I-M Certificates pursuant to Section 6.04); provided that the Class I-M Principal Balance on the first Distribution Date shall be $7,930,600, and provided further that if the aggregate Outstanding Certificate Principal Balance of the Class I-B Certificates has been reduced to zero, as of any Distribution Date, the Class I-M Principal Balance will equal the excess of the Mortgage Pool I Principal Balance (together with the portion of any Monthly Payment due on Mortgage Pool I but not paid with respect to which an Advance has not been made) over the Class I-A Principal Balance.
     CLASS I-M SHORTFALL: With respect to any Distribution Date, the amount equal to the excess, if any, of the Class I-M Accrual Amount over the amount actually distributed to the Class I-M Certificateholders as interest on such Distribution Date pursuant to Section 6.01(c) (A) and (B).
     CLASS II-M CERTIFICATES: The Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5 and Class II-M6 Certificates, referred to collectively.
     CLASS II-M PERCENTAGE: With respect to any Distribution Date, the percentage of principal and interest payments that are allocable to the Class II-M Certificates pursuant to Section 6.01A.
     CLASS II-M1 CERTIFICATE: Any one of the Class II-M1 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date) and (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 89.80% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-M2 CERTIFICATE: Any one of the Class II-M2 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date) and (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates

immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 91.60% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-M3 CERTIFICATE: Any one of the Class II-M3 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution Date) and (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 92.80% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-M4 CERTIFICATE: Any one of the Class II-M4 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M4 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution Date), (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates (after taking into account the payment of the Class II-M3 Principal Distribution Amount on such Distribution Date) and (5) the Outstanding Certificate Principal Balance of the Class II-M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 93.90% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-M5 CERTIFICATE: Any one of the Class II-M5 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M5 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on

such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution Date), (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates (after taking into account the payment of the Class II-M3 Principal Distribution Amount on such Distribution Date), (5) the Outstanding Certificate Principal Balance of the Class II-M4 Certificates (after taking into account the payment of the Class II-M4 Principal Distribution Amount on such Distribution Date) and (6) the Outstanding Certificate Principal Balance of the Class II-M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 94.60% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS II-M6 CERTIFICATE: Any one of the Class II-M6 Certificates executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent), subordinated in right of payment to the Class II-A Certificates, substantially in the form of the Class M Certificate set forth in Exhibit D hereto.
     CLASS II-M6 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Pool II Senior Principal Distribution Amount on such Distribution Date), (2) the Outstanding Certificate Principal Balance of the Class II-M1 Certificates (after taking into account the payment of the Class II-M1 Principal Distribution Amount on such Distribution Date), (3) the Outstanding Certificate Principal Balance of the Class II-M2 Certificates (after taking into account the payment of the Class II-M2 Principal Distribution Amount on such Distribution Date), (4) the Outstanding Certificate Principal Balance of the Class II-M3 Certificates (after taking into account the payment of the Class II-M3 Principal Distribution Amount on such Distribution Date), (5) the Outstanding Certificate Principal Balance of the Class II-M4 Certificates (after taking into account the payment of the Class II-M4 Principal Distribution Amount on such Distribution Date), (6) the Outstanding Certificate Principal Balance of the Class II-M5 Certificates (after taking into account the payment of the Class II-M5 Principal Distribution Amount on such Distribution Date) and (7) the Outstanding Certificate Principal Balance of the Class II-M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 95.50% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     CLASS PAYMENT SHORTFALL: As defined in Section 2.04(c)(ii) herein.
     CLASS SW-R INTEREST: The sole residual interest in the SWAP REMIC.
     CLOSING DATE: June 28, 2007.
     CODE: The Internal Revenue Code of 1986, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury temporary or final regulations promulgated thereunder.
     COMMISSION: The United States Securities and Exchange Commission.

     COMPENSATING INTEREST: The Pool I Compensating Interest or Pool II Compensating Interest, as the case may be.
     COMPENSATING INTEREST SHORTFALL: The Pool I Compensating Interest Shortfall or Pool II Compensating Interest Shortfall, as the case may be.
     CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.
     CO-OP LOAN: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.
     CORRESPONDING CERTIFICATES: With respect to the Class LTII-A1 Interest, the Class II-A1 Certificates. With respect to the Class LTII-A2 Interest, the Class II-A2 Certificates. With respect to the Class LTII-M1 Interest, the Class II-M1 Certificates. With respect to the Class LTII-M2 Interest, the Class II-M2 Certificates. With respect to the Class LTII-M3 Interest, the Class II-M3 Certificates. With respect to the Class LTII-M4 Interest, the Class II-M4 Certificates. With respect to the Class LTII-M5 Interest, the Class II-M5 Certificates. With respect to the Class LTII-M6 Interest, the Class II-M6 Certificates. With respect to the Class LTII-B1 Interest, the Class II-B1 Certificates. With respect to the Class LTII-B2 Interest, the Class II-B2 Certificates.
     CORRESPONDING REMIC II REGULAR INTEREST: For each Class of Pool II Certificates, the interest in the Upper-Tier II REMIC listed on the same row in the table entitled “Upper-Tier II REMIC” in Section 2.04 hereof.
     CREDIT SUPPORT: With respect to each Class of Pool I Subordinated Certificates (other than the Class I-B5 Certificates), the level of credit support supporting such Class, expressed as a percentage of the aggregate Outstanding Certificate Principal Balance of all Classes of Pool I Certificates (other than the Class A-P Certificates). With respect to each Distribution Date, Credit Support for each such Class will equal in each case the percentage, rounded to two decimal places, obtained by dividing the aggregate Outstanding Certificate Principal Balances immediately prior to such Distribution Date of all Classes of Pool I Subordinated Certificates having higher numerical class designations than such Class (for this purpose, the Class I-M Certificates shall be deemed to have a lower numerical class designation than each Class of Class I-B Certificates) by the aggregate Outstanding Certificate Principal Balance of all Classes of Pool I Certificates (other than the Class A-P Certificates) immediately prior to such Distribution Date.
     CREDIT SUPPORT DEPLETION DATE: The first Distribution Date on which the aggregate Outstanding Certificate Principal Balance of the Pool I Subordinated Certificates has been or will be reduced to zero.
     CUSTODIAN: JPMorgan Chase Bank, N.A., and its permitted successors in interest.
     CUT-OFF DATE: June 1, 2007.
     DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, other than such a reduction resulting from a Deficient Valuation.
     DEFAULTED SWAP TERMINATION PAYMENT: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).
     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.
     DEFINITIVE CERTIFICATES: The Certificates referred to in Section 4.01(c).
     DEPOSITOR: Chase Mortgage Finance Corporation, a Delaware corporation, or its successor in interest or any successor under this Agreement appointed as herein provided.
     DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co.
     DEPOSITORY AGREEMENT: The agreement referred to in Section 4.01(b).
     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
     DETERMINATION DATE: The sixteenth day of the month in which the related Distribution Date occurs (or, if such sixteenth day is not a Business Day, the preceding Business Day).
     DISCOUNT MORTGAGE LOAN: Any Pool I Mortgage Loan having a Net Mortgage Rate less than 5.00%.
     DISQUALIFIED ORGANIZATION: An organization referred to in Section 860E(e)(5) of the Code.
     DISTRIBUTION DATE: The 25th day of any month, or if such 25th day is not a Business Day, the first Business Day immediately following, beginning with July 25, 2007.
     DUE DATE: The first day of each month, being the day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
     DUE PERIOD: With respect to any Distribution Date, the period from the second day of the month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.
     ELIGIBLE ACCOUNT: An account that is (i) maintained with a depository institution the short-term unsecured debt obligations of which are rated by each Rating Agency in one of its three highest rating categories, or (ii) maintained with the corporate trust department of a national bank or banking corporation which (a) has a rating of at least Baa3 or P-3 by Moody’s and (b) is either Chase or is the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P and F1 by Fitch, or (iii) otherwise acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced by a letter from each Rating Agency. If any Eligible Account ceases to meet the requirements listed above, a new Eligible Account must be established in replacement thereof within thirty (30) days.

     ELIGIBLE INVESTMENTS: One or more of the following:
     (i) obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; provided that any such obligation held as a “cash flow investment” within the meaning of section 860G(a)(6) of the Code shall mature before the next Distribution Date;
     (ii) repurchase agreements on obligations specified in clause (i) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency with its highest rating and the short-term debt obligations of the party agreeing to repurchase are rated with one of the two highest ratings by Moody’s, A-1+ by S&P and, if rated by Fitch, F+ by Fitch;
     (iii) federal funds, certificates of deposit, time deposits and bankers’ acceptances (other than bankers’ acceptances issued by Chase or any of its Affiliates) (which shall each have an original maturity of not more than 60 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency with its highest rating and the short-term obligations of such depository institution or trust company are rated A-1+ by S&P, P-1 by Moody’s and, if rated by Fitch, F+ by Fitch;
     (iv) commercial paper (other than commercial paper issued by Chase or any of its Affiliates) (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term unsecured commercial paper rating category; provided that such commercial paper shall have a remaining maturity of not more than 45 days;
     (v) units of taxable money market funds (including those for which the Trustee or the Servicer or any Affiliate thereof acts as sponsor, administrator or the like and receives compensation with respect to such investment) which may be 12b-1 funds, as contemplated under the rules promulgated by the Commission under the Investment Company Act of 1940, as amended, and which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition; or
     (vi) other obligations or securities (other than investments or obligations of Chase or any of its Affiliates) acceptable to each Rating Agency rating the Certificates as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of any Class of Certificates, as evidenced by a letter to such effect from each Rating Agency;
     provided that no such instrument shall be an Eligible Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument, or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; and provided further that no such instrument shall be purchased above par; and provided further that each Eligible Investment must be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.
     ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Labor temporary or final regulations promulgated thereunder.

     ERISA QUALIFYING UNDERWRITING: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14797 (March 28, 2002), as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to Chase, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a “designated transaction”) highest generic rating categories by at least one of the Rating Agencies.
     ERISA RESTRICTED CERTIFICATE: Any Class CE, Class I-B3, Class I-B4 or Class I-B5 Certificate and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14797 (March 28, 2002), as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to Chase.
     ESCROW ACCOUNT: The account or accounts created and maintained pursuant to Section 5.10.
     ESCROW PAYMENTS: The amounts constituting applicable ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to a Mortgage Loan.
     EVENT OF DEFAULT: Any of the events specified in Section 9.01.
     EXCEPTION REPORT: With respect to either Mortgage Pool I or Mortgage Pool II, the report of the Custodian or Trustee, as applicable, referred to in Section 2.02.
     EXCESS INTEREST: On any Distribution Date, for each Class of the Class II-A, Class II-M and Class II-B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.
     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.
     EXCHANGEABLE CERTIFICATES: The Pool I Certificates designated as Exchangeable Certificates in Section 4.01 issued or issuable pursuant to the Trust Agreement in exchange for and in accordance with the Trust Agreement for the applicable Exchangeable Initial Certificates.
     EXCHANGEABLE INITIAL CERTIFICATES: The Class I-A2 Certificates.
     FDIC: The Federal Deposit Insurance Corporation or any successor organization.
     FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.
     FIDELITY BOND: The fidelity bond and errors and omissions insurance to be maintained by the Servicer pursuant to Section 5.19.
     FINAL SCHEDULED DISTRIBUTION DATE: The Distribution Date in July 2037.
     FITCH: Fitch, Inc. or its successor in interest.
     FNMA: The Federal National Mortgage Association, or any successor organization.

     FNMA GUIDES: The FNMA Sellers’ Guide and the FNMA Servicers’ Guide, and all amendments or additions thereto.
     INDIRECT PARTICIPANT: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant, either directly or indirectly.
     INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, net of costs of collecting such proceeds and net of amounts released to the Mortgagor or applied to the restoration of the Mortgaged Property (or in the underlying Mortgaged Property, in the case of a Co-op Loan).
     INSURED EXPENSES: Expenses covered by any insurance policy.
     INTEREST DISTRIBUTION AMOUNT: With respect to each Distribution Date and each Class of Certificates entitled to distributions of interest, an amount equal to the amount of interest accrued during the related Accrual Period at the related Certificate Rate on the Outstanding Certificate Principal Balance of such Class of Certificates for such Distribution Date, in each case, reduced by any Net Interest Shortfalls allocated to such Class of Certificates as such shortfalls are allocated.
     INTEREST REMITTANCE AMOUNT: The portion of the Pool II Available Distribution Amount not consisting of the Principal Remittance Amount.
     INTEREST SHORTFALL: As to any Class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such Class on prior Distribution Dates.
     LATE COLLECTIONS: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, condemnation proceeds, Insurance Proceeds, Subsequent Recoveries or with respect to a disposition of a Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.
     LIBOR: With respect to any Distribution Date and the Certificate Rates on the LIBOR Certificates and the Class I-A2, Class I-A3,
Class I-A4, Class I-A5, Class I-A6, Class I-A7 and Class I-A8 Certificates, LIBOR as determined in accordance with Section 6.07.
     LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.
     LIBOR CERTIFICATES: The Class II-A, Class II-M and Class II-B Certificates.
     LIQUIDATED MORTGAGE LOAN: Any Mortgage Loan (a) as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan or property acquired in respect thereof have been recovered, (b) as to which a Cash Liquidation has taken place or (c) with respect to which the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) has been acquired by foreclosure or deed in lieu of foreclosure and a disposition (the term disposition shall include, for purposes of a repurchase pursuant to Section 11.01, any repurchase of a Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) pursuant to such Section) of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) has occurred.

     LIQUIDATION EXPENSES: Expenses which are incurred by the Servicer or any Sub-Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Sections 5.16 and 5.21 respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.
     LIQUIDATION PROCEEDS: Cash (including Insurance Proceeds) received by the Servicer in connection with the liquidation of any Mortgage Loan or Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) acquired in respect thereof, whether through the sale or assignment of such Mortgage Loan (other than pursuant to Section 5.21), trustee’s sale, foreclosure sale or otherwise, or the sale of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) if the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) is acquired in satisfaction of the Mortgage Loan other than amounts required to be paid to the Mortgagor pursuant to law or the terms of the applicable Mortgage Note.
     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the principal amount of the related Mortgage Loan at the time of origination (or, (i) for purposes of Section 5.15, at the time of determination and (ii) for purposes of a Mortgage Loan with respect to which a conversion from adjustable rate to fixed rate has occurred, at the time of initial origination) and the denominator of which is the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) at the time of origination or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan), the sales price of the Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan), if such sales price is less than such appraised value; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value.
     LONDON BUSINESS DAY: Any day on which banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     LOWER-TIER I REMIC: The Lower-Tier I REMIC as described in Section 2.04.
     LOWER-TIER I REMIC INTEREST: Any one of the Classes of Lower-Tier I REMIC Interests described in Section 2.04.
     LOWER-TIER II REMIC: The Lower-Tier II REMIC as described in Section 2.04.
     LOWER-TIER II REMIC INTEREST: Any one of the Classes of Lower-Tier II REMIC Interests described in Section 2.04.
     LOWER-TIER II REMIC MARKER CLASS: Any one of the Classes of Lower-Tier II REMIC Regular Interests other than the Class LTII-X Interest and other than the Class LTII-IO Interest.
     LOWER-TIER I REMIC REGULAR INTEREST: Any one of the Lower-Tier I REMIC Interests other than the Class LTI-R Interest.
     LOWER-TIER II REMIC REGULAR INTEREST: Any one of the Lower-Tier II REMIC Interests other than the Class LTII-R Interest.
     LOWER-TIER I REMIC SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the Lower-Tier I REMIC Regular Interests ending with the designation “A” that is equal to the ratio among, with respect to each such Lower-Tier I REMIC Regular

Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over (y) the aggregate class principal amounts of the Certificate Subgroup related to such Subgroup.
     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
     MERS MORTGAGE LOAN: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS or otherwise assigned to MERS, as agent for the holder from time to time of the Mortgage Note.
     MIDDLE-TIER I-1 REMIC: The Middle-Tier I-1 REMIC as described in Section 2.04.
     MIDDLE-TIER I-1 REMIC INTEREST: Any one of the classes of Middle-Tier I-1 REMIC Interests described in Section 2.04.
     MIDDLE-TIER REMIC I-1 REGULAR INTEREST: Any one of the Middle-Tier I-1 REMIC Interests other than the Class MTI1-R Interest.
     MIDDLE-TIER I-2 REMIC: The Middle-Tier I-2 REMIC as described in Section 2.04.
     MIDDLE-TIER I-2 REMIC INTEREST: Any one of the classes of Middle-Tier I-2 REMIC Interests described in Section 2.04.
     MIDDLE-TIER REMIC I-2 REGULAR INTEREST: Any one of the Middle-Tier I-2 REMIC Interests other than the Class MTI2-R Interest.
     MODIFIED MORTGAGE LOAN: Any Mortgage Loan which the Servicer has modified pursuant to Section 5.01.
     MONTHLY PAYMENT: The minimum required monthly payment of principal and interest due on a Mortgage Loan as specified in the Mortgage Note for any Due Date (before any adjustment to such scheduled amount by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period). Monthly Payments shall be deemed due on an Outstanding Mortgage Loan until such time as it becomes a Liquidated Mortgage Loan.
     MOODY’S: Moody’s Investors Service, Inc. or its successor in interest.
     MORTGAGE: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.
     MORTGAGE COMPONENT: Each portion of a Mortgage Loan allocated to a Subgroup pursuant to the definitions of Subgroup A-P, Subgroup 1, Subgroup 2 and Subgroup 3, as applicable.
     MORTGAGE FILE: As to each Mortgage Loan, the items referred to in Exhibit B annexed hereto.

     MORTGAGE LOAN: An individual mortgage loan and all rights with respect thereto, evidenced by a Mortgage and a Mortgage Note, sold and assigned by the Depositor to the Trustee and which is subject to this Agreement and included in the Trust Fund. The Mortgage Loans originally sold and subject to this Agreement are identified on the Mortgage Loan Schedules attached hereto as Exhibit A-1 and Exhibit A-2.
     MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
     MORTGAGE POOL: Any of Mortgage Pool I or Mortgage Pool II.
     MORTGAGE POOL I: The pool of Mortgage Loans set forth on Exhibit A-1.
     MORTGAGE POOL I PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Pool I on such date of determination less the principal portion of any Monthly Payment due on Mortgage Pool I but not paid with respect to which an Advance has not been made, initially $344,810,665.
     MORTGAGE POOL II: The pool of Mortgage Loans set forth on Exhibit A-2.
     MORTGAGE POOL II PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Principal Balances of each Outstanding Mortgage Loan in Mortgage Pool II on such date of determination less the principal portion of any Monthly Payment due on Mortgage Pool II but not paid with respect to which an Advance has not been made, initially $415,244,838.
     MORTGAGE RATE: With respect to each Mortgage Loan, the per annum rate of interest borne by the Mortgage Loan, as specified in the Mortgage Note. The Mortgage Rate for any Mortgage Loan shall be zero with respect to the period prior to the period during which interest accrues with respect to such Mortgage Loan’s first Monthly Payment.
     MORTGAGED PROPERTY: The property securing a Mortgage Note.
     MORTGAGOR: The obligor on a Mortgage Note.
     NET INTEREST SHORTFALL: With respect to any Distribution Date, an amount equal to the sum of: (i) any Pool I Compensating Interest Shortfalls for that Distribution Date, and (ii) Relief Act Reductions for such Distribution Date.
     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.
     NET MONTHLY EXCESS CASHFLOW: With respect to any Distribution Date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Pool II Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate of the Interest Distribution Amounts for the Class II-A, Class II-M and Class II-B Certificates, (B) the Interest Shortfall for the Class II-A Certificates, (C) Net Swap Payments made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Counterparty is the defaulting party) and (D) the Principal Remittance Amount.
     NET MORTGAGE RATE: With respect to each Mortgage Loan, a per annum rate of interest for the applicable period equal to the Mortgage Rate less (i) the Servicing Fee Rate and (ii) in the case of a substitute Mortgage Loan, any excess of the Mortgage Rate on the substitute Mortgage Loan over the Mortgage Rate on the removed Mortgage Loan.
     NET RATE: The per annum rate set forth in footnote 3 to the description of the Lower-Tier II REMIC in Section 2.04 herein (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).
     NET SWAP PAYMENT: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement), each determined in accordance with the Swap Agreement. In each case, the Net Swap Payment shall not be less than zero.
     NET WAC: As of any Distribution Date, the product of (A) the weighted average of the Mortgage Rates of the Pool II Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, net of the sum of (i) the Servicing Fee Rate and (ii) the quotient of (x) the product of (1)12 and (2) any Net Swap Payment or Swap Termination Payment (unless the Swap Counterparty is the defaulting party or the sole affected party under the Swap Agreement) made to the Swap Counterparty for such Distribution Date divided by (y) the aggregate of the Stated Principal Balances of the Pool II Mortgage Loans as of the beginning of the related Due Period, weighted on the basis of their Stated Principal Balances as of that date, multiplied by (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.
     NON-MERS MORTGAGE LOAN: Any Mortgage Loan other than a MERS Mortgage Loan.
     NON-PO PERCENTAGE: With respect to each Pool I Mortgage Loan, 100% minus the applicable PO Percentage.
     NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer pursuant to Section 6.03 which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not, ultimately be recoverable by the Servicer from Late Collections or otherwise. The determination by the Servicer that it has made, or would be making, a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Trustee, any co-trustee and the Depositor and detailing the reasons for such determination.
     OFFICER’S CERTIFICATE: A certificate signed by two of the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor or the Servicer, and delivered to the Trustee.
     OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or the Servicer and who is reasonably acceptable to the Trustee.
     OPTIONAL CLEAN-UP CALL DATE: The first Distribution Date following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans in Mortgage Pool II is less than 10% of the aggregate unpaid Principal Balance of the Pool II Mortgage Loans on the Cut-off Date.

     ORIGINAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Class of Certificates (other than the Class CE Certificates), the amount specified for such Class in Section 4.01(e) and, with respect to the Class CE Certificates, the initial Overcollateralized Amount..

ORIGINAL CLASS I-A SUBGROUP A-P PRINCIPAL BALANCE:	$688.

ORIGINAL CLASS I-M PRINCIPAL BALANCE:	$7,930,600.
     ORIGINAL CREDIT SUPPORT: With respect to any Class of Pool I Subordinated Certificates (other than the Class I-B5 Certificates), the level of Credit Support indicated below:

Class I-M:	2.70%
Class I-B1:	1.80%
Class I-B2:	1.15%
Class I-B3:	0.70%
Class I-B4:	0.30%
     ORIGINAL SUBORDINATED PRINCIPAL BALANCE: The initial Subgroup 1 Subordinated Amount, the initial Subgroup 2 Subordinated Amount or the initial Subgroup 3 Subordinated Amount, as applicable.
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE: With respect to any Class of Pool I Certificates or any Certificate Sub-Balance and any Distribution Date, the Original Certificate Principal Balance of such Class or Certificate Sub-Balance minus the sum of (i) any distributions of principal made on such Class or Certificate Sub-Balance prior to such Distribution Date and (ii) any Realized Losses allocated to such Class or Certificate Sub-Balance prior to such Distribution Date; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Outstanding Certificate Principal Balance of any Class of Pool I Certificates or Certificate Sub-Balance then outstanding for which any Realized Loss has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the Class of Pool I Certificates or Certificate Sub-Balance has been reduced by any Realized Losses which have not been previously offset by any Subsequent Recovery pursuant to this proviso and (ii) the total amount of any Subsequent Recovery with respect to Mortgage Pool I distributed on such date to Certificateholders (as reduced (x) by increases in the Outstanding Certificate Principal Balance of more senior Classes of Pool I Certificates on such Distribution Date and (y) to reflect a proportionate amount of what would (but for this clause (y)) have been the increases in the Outstanding Certificate Principal Balance of Classes of Pool I Certificates of equal seniority on such Distribution Date); provided, further, however, that (I) with respect to the Class of Class I-B Certificates then outstanding having the highest numerical class designation, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool I Principal Balance (excluding Subgroup A-P) (together with the principal portion of any Monthly Payment due on Mortgage Pool I but not paid with respect to which an Advance has not been made) over the sum of the Outstanding Certificate Principal Balances of all Classes of Pool I Certificates (other than the Class A-P Certificates and the Class of Class I-B Certificates then outstanding having the highest numerical class designation); and (II) during such time as the Outstanding Certificate Principal Balance of the Class I-B1 Certificates equals zero, with respect to the Class I-M Certificates, the Outstanding Certificate Principal Balance of such Class shall equal the excess of the Mortgage Pool I Principal Balance (excluding Subgroup A-P) (together with the principal portion of any Monthly Payment due on Mortgage Pool I but not paid with respect to which an Advance has not been made) over the sum of the Outstanding Certificate Principal Balances of all Class I-A Certificates (other than the Class A-P Certificates); and provided, further, however, that the Outstanding Certificate Principal Balances of the Exchangeable Initial Certificates and the related Certificate Sub-Balances and the Exchangeable Certificates shall vary based upon which exchanges, if any, have taken place pursuant to the terms of Section 3.02 of the Trust Agreement; or with respect to any Class of Pool II Certificates and any Distribution Date, the Original Certificate Principal Balance of such Class minus the sum of (i) any distributions of principal made on such Class prior to such Distribution Date and (ii) any Realized Losses allocated to such Class prior to such Distribution Date; provided, however, that on each Distribution Date, after all distributions of principal on such Distribution Date, an amount equal to the Overcollateralization Increase Amount for such Distribution Date will be added to the aggregate Outstanding Certificate Principal Balance of the Class CE Certificates (on a pro rata basis); provided, further, however that on any Distribution Date on which a Subsequent Recovery is distributed, the Outstanding Certificate Principal Balance of any Class of Pool II Certificates then outstanding for which any Realized Loss has been applied will be increased, in order of seniority (with the Class II-A2 Certificates being deemed to be more junior than the other Class II-A Certificates), by an amount equal to the lesser of (i) the amount the Class of Pool II Certificates has been reduced by any Realized Losses which have not been previously offset by any Subsequent Recovery pursuant to this proviso and (ii) the total amount of any Subsequent Recovery with respect to Mortgage Pool II distributed on such date to Pool II Certificateholders (as reduced (x) by increases in the Outstanding Certificate Principal Balance of more senior Classes of Pool II Certificates on such Distribution Date and (y) to reflect a proportionate amount of what would (but for this clause (y)) have been the increases in the Outstanding Certificate Principal Balance of Classes of Pool II Certificates of equal seniority on such Distribution Date).
     OUTSTANDING MORTGAGE LOAN: As to any Distribution Date, a Mortgage Loan which was not paid in full during the related or any previous Principal Prepayment Period, which did not become a Liquidated Mortgage Loan during the related or any previous Principal Prepayment Period and which was not repurchased under Sections 2.02, 3.01, 5.01, 5.21 or 11.01 during the related or any previous Principal Prepayment Period.
     OVERCOLLATERALIZATION DEFICIENCY AMOUNT: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).
     OVERCOLLATERALIZATION FLOOR: With respect to any Distribution Date, the greater of (A) an amount equal to the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the Cut-off Date and (B) the current Stated Principal Balance of the Mortgage Loan with the largest Stated Principal Balance in Mortgage Pool II divided by two.
     OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
     OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

     OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Distribution Date, (1) prior to the Step-Down Date, 1.40% of the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the Cut-off Date, (2) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) 2.80% of the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on or after the Step-Down Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.
     OVERCOLLATERALIZED AMOUNT: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Outstanding Certificate Principal Balance of the Pool II Certificates (excluding the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).
     OVERCOLLATERALIZED SUBGROUP: As defined in Section 6.01(b)(xi)(B).
     PASS-THRU ENTITY: A “Pass-Thru Entity” as defined in Section 860E(e)(6) of the Code.
     PAYING AGENT: The Person appointed by the Trustee as Paying Agent pursuant to Section 4.05.
     PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made hereunder, such percentage interest being equal, with respect to any Class, to the percentage obtained by dividing the Outstanding Certificate Principal Balance (or the Class I-A4 Notional Amount, Class I-A7 Notional Amount or Class I-A8 Notional Amount, in the case of the Class I-A4, Class I-A7 or Class I-A8 Certificates, respectively) of such Certificate by the aggregate of the Outstanding Certificate Principal Balances (or the Class I-A4 Notional Amount, Class I-A7 Notional Amount or Class I-A8 Notional Amount in the case of the Class I-A4, Class I-A7 or Class I-A8 Certificates, respectively) of all the Certificates of such Class and with respect to all Certificates, the percentage obtained by dividing the Outstanding Certificate Principal Balance of such Certificate by the aggregate of the Outstanding Certificate Principal Balances of all Certificates relating to the same Mortgage Pool.
     PERMITTED ACTIVITIES: The primary activities of the Trust created pursuant to this Agreement which shall be: (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents; (ii) issuing certificates and other interests in the assets of the Trust Fund; (iii) receiving collections on the Mortgage Loans and making payments on such certificates and interests in accordance with the terms of this Agreement; and (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.
     PERSON: Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     PLAN: As defined in Section 4.02(d)(i).

     PO PERCENTAGE: With respect to each Discount Mortgage Loan in Mortgage Pool I, a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of 5.00% over the applicable Net Mortgage Rate, and the denominator of which will equal 5.00%.
     POOL I ACCRUAL PERIOD: With respect to any Distribution Date and any Pool I Subordinated Certificates or the Class I-A1 or Class A-R Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs, in each case calculated on the basis of a 360-day year of twelve 30-day months. With respect to any Distribution Date and any Class I-A Certificates (other than the Class I-A1, Class A-P or Class A-R Certificates), the period from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs (or from June 25, 2007 in the case of the first Distribution Date), to but excluding, the 25th day of the month in which such Distribution Date occurs, in each case calculated on the basis of a 360-day year of twelve 30-day months.
     POOL I AVAILABLE DISTRIBUTION AMOUNT: On any Distribution Date, an amount equal to the amount on deposit in the Pool I Collection Account as of the close of business two Business Days immediately preceding the related Distribution Date (but prior to making any deposits into the Pool I Certificate Account on such date) except:
     (a) amounts received on Pool I Mortgage Loans as late payments or other recoveries of principal or interest (including any Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Servicer previously made an unreimbursed Advance of such amounts;
     (b) reimbursement for Nonrecoverable Advances and other amounts permitted to be withdrawn by the Servicer pursuant to Section 5.09 from, or not required to be deposited in, the Pool I Collection Account;
     (c) amounts representing the Servicing Fee with respect to Mortgage Pool I with respect to such Distribution Date;
     (d) amounts representing all or part of a Monthly Payment due on Mortgage Pool I (i) after the related Due Period or (ii) on or prior to the Cut-off Date;
     (e) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and condemnation awards with respect to Pool I Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the last day of the related Due Period for such Pool I Mortgage Loans; and
     (f) all income from Eligible Investments held in the Pool I Collection Account for the account of the Servicer.
     POOL I BANKRUPTCY AMOUNT: As of any date of determination, $150,000.00 minus all Pool I Bankruptcy Losses on the Pool I Mortgage Loans, if any, previously allocated to the Pool I Certificates in accordance with Section 6.04.
     POOL I BANKRUPTCY LOSS: With respect to any Pool I Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

     POOL I CERTIFICATE: Any mortgage pass-through certificate issued pursuant to this Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Pool I Mortgage Loans set forth on the Pool I Mortgage Loan Schedule, authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06 of the Agreement, the Authenticating Agent), including any Class I-A, Class I-M, Class I-B or Class A-R Certificate.
     POOL I CERTIFICATE RATE: The Pool I Certificate Rate with respect to the Class I-A1 and Class A-R Certificates will be 5.00%. In the case of the Class I-A2 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 5.780%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A2 Certificates will equal the greater of (i) 0.46% and (ii) the lesser of (x) LIBOR + 0.460% and (y) 7.000%. In the case of the Class I-A3 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 10.166667%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A3 Certificates will equal the greater of (i) 0.00% and (ii) the lesser of (x) 54.50% and (y) the product of (A) 6.54% minus LIBOR multiplied by (B) a fraction the numerator of which is 6.25 and the denominator of which is 0.75. In the case of the Class I-A4 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 5.693333%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A4 Certificates will equal the greater of (i) 0.00% and (ii) the lesser of (x) 30.52% and (Y) the product of (A) 6.54% minus LIBOR multiplied by (B) the excess of (a) a fraction the numerator of which is 6.50 and the denominator of which is 0.50 over (b) a fraction the numerator of which is 6.25 and the denominator of which is 0.75. In the case of the Class I-A5 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 5.750%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A5 Certificates will equal the greater of (i) 0.430% and (ii) the lesser of (x) LIBOR + 0.430% and (y) 7.000%. In the case of the Class I-A6 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 5.720%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A6 Certificates will equal the greater of (i) 0.400% and (ii) the lesser of (x) LIBOR + 0.400% and (y) 7.000%. In the case of the Class I-A7 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 0.030%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A7 Certificates will equal the greater of (i) 0.00% and (ii) the lesser of (x) 0.030% and (y) 6.600% minus LIBOR. In the case of the Class I-A8 Certificates, the Pool I Certificate Rate with respect to the first Distribution Date will be 0.030%, and as to any Distribution Date thereafter, the Pool I Certificate Rate on the Class I-A8 Certificates will equal the greater of (i) 0.00% and (ii) the lesser of (x) 0.030% and (y) 6.570% minus LIBOR. With respect to any Distribution Date after the first Distribution Date, the Pool I Certificate Rate on each Class of Pool I Subordinated Certificates shall equal the fraction, expressed as a percentage, the numerator of which shall equal the sum of (i) the product of (x) 5.00% and (y) the Subgroup 1 Subordinated Amount, (ii) the product of (x) 6.25% and (y) the Subgroup 2 Subordinated Amount and (iii) the product of (x) 6.50% and (y) the Subgroup 3 Subordinated Amount and the denominator of which shall equal the sum of the Subgroup 1 Subordinated Amount, the Subgroup 2 Subordinated Amount and the Subgroup 3 Subordinated Amount. The Certificate Rate on each Class of Pool I Subordinated Certificates with respect to the first Distribution Date will be 6.223%. For federal income tax purposes, the Certificate Rate on each Class of Pool I Subordinated Certificates can be expressed as a per annum rate equal to the weighted average of the interest rates on the Lower-Tier I REMIC Regular Interests ending with the designation “A” weighted on the basis of their principal amounts immediately prior to such Distribution Date. Interest with respect to each Class of Pool I Certificates (other than the Class A-P Certificates) shall be calculated based on a 360 day year comprised of twelve 30-day months.
     POOL I COLLECTION ACCOUNT: The account created and maintained pursuant to Section 5.08 for the benefit of the holders of the Pool I Certificates.
     POOL I COMPENSATING INTEREST: As defined in Section 6.05(a).

     POOL I COMPENSATING INTEREST SHORTFALL: As defined in Section 6.05(b).
     POOL I EXCESS BANKRUPTCY LOSS: Any Pool I Bankruptcy Loss, or portion thereof, which exceeds the then applicable Pool I Bankruptcy Amount.
     POOL I EXCESS FRAUD LOSS: Any Pool I Fraud Loss, or portion thereof, which exceeds the then applicable Pool I Fraud Loss Amount.
     POOL I EXCESS LOSSES: Pool I Excess Bankruptcy Losses, Pool I Excess Fraud Losses and Pool I Excess Special Hazard Losses, referred to collectively.
     POOL I EXCESS SPECIAL HAZARD LOSS: Any Pool I Special Hazard Loss, or portion thereof, that exceeds the then applicable Pool I Special Hazard Amount.
     POOL I FRAUD LOSS: Any Realized Loss or portion thereof sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Pool I Mortgage Loan, including by reason of the denial of coverage under any related Primary Insurance Policy.
     POOL I FRAUD LOSS AMOUNT: As of any date of determination after the Cut-off Date, an amount (initially, $10,334,319.94) equal to (X) prior to the first anniversary of the Cut-off Date, (a) 3.00% of the aggregate principal balance of all of the Pool I Mortgage Loans as of the Cut-off Date minus (b) the aggregate amounts allocated to the Pool I Certificates with respect to Pool I Fraud Losses up to such date of determination, (Y) prior to the second anniversary of the Cut-off Date, (a) 2.00% of the aggregate principal balance of all of the Pool I Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (b) the aggregate amounts allocated to the Pool I Certificates with respect to Pool I Fraud Losses since the first anniversary of the Cut-off Date up to such date of determination or (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) 1.00% of the aggregate principal balance of all of the Pool I Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Pool I Certificates with respect to Pool I Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Pool I Fraud Loss Amount will be zero.
     POOL I MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to this Agreement and held as a part of the Trust Fund, as identified in the Pool I Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.
     POOL I MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A-1 as it may be amended in accordance with Section 3.03, setting forth the following information as to each Pool I Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan); (iii) an indication of whether the Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan) is owner-occupied; (iv) the property type of the Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan); (v) the original number of months to stated maturity; (vi) the number of months remaining to stated maturity from the Cut-off Date; (vii) the original Loan-to-Value Ratio; (viii) the original principal balance of the Mortgage Loan; (ix) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (x) the Mortgage Rate; and (xi) the amount of the current Monthly Payment.
     POOL I RATE ADJUSTMENT DATE: The second LIBOR Business Day prior to the first day of each Pool I Accrual Period after the initial Pool I Accrual Period.

     POOL I REALIZED LOSS INTEREST SHORTFALL: As defined in Section 6.05(c).
     POOL I SPECIAL HAZARD AMOUNT: Initially, $4,000,000.00. As of the first anniversary of the Cut-off Date, the Pool I Special Hazard Amount shall be reduced, but not increased, to the lesser of (i) the initial Pool I Special Hazard Amount less the sum of all amounts allocated to the Pool I Subordinated Certificates in respect of Pool I Special Hazard Losses during such year or (ii) the Adjustment Amount for such anniversary. As of each subsequent anniversary of the Cut-off Date, the Pool I Special Hazard Amount shall be reduced, but not increased, to the lesser of (i) the Pool I Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Pool I Subordinated Certificates in respect of Pool I Special Hazard Losses during such year and (ii) the Adjustment Amount for such anniversary. The “Adjustment Amount” with respect to each anniversary of the Cut-off Date will be equal to the greatest of: (i) 1.00% multiplied by the aggregate outstanding Principal Balance of the Pool I Mortgage Loans, (ii) the aggregate outstanding principal balance of the Pool I Mortgage Loans secured by Mortgaged Properties located in the California post zip code area in which the highest percentage of the Mortgage Loans are located and (iii) twice the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.
     POOL I SPECIAL HAZARD LOSS: With respect to any Pool I Mortgage Loan, any Realized Loss or portion thereof resulting from direct physical loss or damage to the related Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), which is not insured against under the Standard Hazard Policy required to be maintained hereunder.
     POOL I SUBORDINATED CERTIFICATES: The Class I-M and Class I-B Certificates, referred to collectively.
     POOL I SUBORDINATED OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, the lesser of (a) the aggregate Outstanding Certificate Principal Balance of the Pool I Subordinated Certificates (before giving effect to any distributions of principal on such Distribution Date) and (b)(1) the sum of the amounts with respect to each of Subgroup 1, Subgroup 2 and Subgroup 3: (i) the applicable Pool I Subordinated Percentage of the of the principal portion of all Monthly Payments, whether or not received, which were due during the related Due Period on Mortgage Components in the related Subgroup which were outstanding during such Due Period; (ii) the applicable Pool I Subordinated Prepayment Percentage of all Principal Prepayments made on related Mortgage Components during the related Principal Prepayment Period; (iii) with respect to each Mortgage Component not described in (iv) below, the applicable Pool I Subordinated Percentage of the sum of the principal portion of all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the applicable Mortgagor, to the extent required to be deposited in the Pool I Collection Account pursuant to Section 5.08(iv) and (v), which were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof which, as to any such Mortgage Component, constitutes Late Collections that have been the subject of an Advance on any prior Distribution Date; (iv) with respect to each Mortgage Component of a Pool I Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the Net Liquidation Proceeds with respect to such Mortgage Component of the related Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class I-A Optimal Principal Amount with respect to such Distribution Date; and (v) with respect to each Mortgage Component of a Pool I Mortgage Loan repurchased or purchased during the related Principal Prepayment Period pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the applicable Pool I Subordinated Prepayment Percentage of the principal portion of the Purchase Price (net of amounts with respect to which a distribution of principal has previously been made to the Pool I Subordinated Certificateholders) minus (2) the Class A-P Shortfall Amount with respect to such Distribution Date.
     POOL I SUBORDINATED PERCENTAGE: The Subgroup 1 Subordinated Percentage, the Subgroup 2 Subordinated Percentage and the Subgroup 3 Subordinated Percentage, as the case may be.

     POOL I SUBORDINATED PREPAYMENT PERCENTAGE: The Subgroup 1 Subordinated Prepayment Percentage, the Subgroup 2 Subordinated Prepayment Percentage or the Subgroup 3 Subordinated Prepayment Percentage, as the case may be.
     POOL II ACCRUAL PERIOD: With respect to any Distribution Date and the Lower-Tier II REMIC Interests and any Class of Pool II Certificates and their Corresponding REMIC II Regular Interests, the period from and including the 25th day of the month immediately preceding the related Distribution Date (or in the case of the first Distribution Date, June 29, 2007) to and including the 24th day of the month of such Distribution Date; and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Interest shall accrue on all Classes of Pool II Certificates, their Corresponding REMIC II Regular Interests and on all Lower-Tier II REMIC Interests on the basis of a 360-day year and the actual number of days in each Pool II Accrual Period, and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.
     POOL II AVAILABLE DISTRIBUTION AMOUNT: With respect to any Distribution Date, the total amount of all cash received by the Paying Agent on the Pool II Mortgage Loans or otherwise for deposit into the Pool II Certificate Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the related Servicing Fees) and principal collected on the Pool II Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the Pool II Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Pool II Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicers in respect of Interest Shortfalls with respect to the Pool II Mortgage Loans, (5) the aggregate Purchase Price of all Defective Mortgage Loans in Mortgage Pool II purchased from the Trust Fund during the related Prepayment Period and (6) on the Distribution Date on which Mortgage Pool II is to be terminated pursuant to Article XI hereof, any amounts deposited in the Pool II Collection Account pursuant to Article XI hereof, minus:
     (a) all related charges and other amounts payable or reimbursable to the Servicer, the Paying Agent or the Trustee under this Agreement related to Mortgage Pool II;
     (b) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Servicer related to Mortgage Pool II;
     (c) any related unreimbursed Nonrecoverable Advances due to the Servicer related to Mortgage Pool II; and
     (d) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Principal Prepayment Period related to Mortgage Pool II.
     POOL II CERTIFICATE: Any mortgage pass-through certificate issued pursuant to this Agreement, evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Pool II Mortgage Loans set forth on the Pool II Mortgage Loan Schedule, authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06 of the Agreement, the Authenticating Agent), including any Class II-A, Class II-M, Class II-B or Class CE Certificate.

     POOL II CERTIFICATE RATE: With respect to each Class of LIBOR Certificates and any Distribution Date, the least of (a) LIBOR plus the related Certificate Margin, (b) the Net WAC, and (c) 11.50%.
     POOL II COLLECTION ACCOUNT: The account created and maintained pursuant to Section 5.08A for the benefit of the holders of the Pool II Certificates.
     POOL II COMPENSATING INTEREST: As defined in Section 6.05(a).
     POOL II COMPENSATING INTEREST SHORTFALL: As defined in Section 6.05(b).
     POOL II MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to this Agreement and held as a part of the Trust Fund, as identified in the Pool II Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.
     POOL II MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A-2 as it may be amended in accordance with Section 3.03, setting forth the following information as to each Pool II Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the city, state and zip code of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan); (iii) an indication of whether the Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan) is owner-occupied; (iv) the property type of the Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan); (v) the original number of months to stated maturity; (vi) the number of months remaining to stated maturity from the Cut-off Date; (vii) the original Loan-to-Value Ratio; (viii) the original principal balance of the Mortgage Loan; (ix) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (x) the Mortgage Rate; and (xi) the amount of the current Monthly Payment.
     POOL II RATE ADJUSTMENT DATE: The second LIBOR Business Day prior to the first day of each Pool II Accrual Period after the initial Pool II Accrual Period.
     POOL II REALIZED LOSS INTEREST SHORTFALL: As defined in Section 6.05(c).
     POOL II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess of (x) the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 85.90% and (2) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.
     POOL II SUBORDINATED CERTIFICATES: The Class II-M and Class II-B Certificates, referred to collectively.
     POOLING AND SERVICING AGREEMENT: The Pooling and Servicing Agreement relating to the ChaseFlex Trust Series 2007-3 Multi-Class Mortgage Pass-Through Certificates.
     PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 5.15 hereof.
     PRINCIPAL BALANCE: At the time of any determination, the principal balance of a Mortgage Loan or Mortgage Component remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) (or, in the case of a substitute Mortgage Loan included in the Trust Fund pursuant to Section 3.03, the close of business as of the date of substitution) reduced by all amounts previously distributed to Certificateholders that are allocable to payments of principal on such Mortgage Loan or Mortgage Component (including the principal portion of Advances of the Servicer made pursuant to Section 6.03).
     PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan (other than Late Collections) which is received other than as part of a monthly payment; provided, however, that the term Principal Prepayment does not include Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, condemnation awards or other cash proceeds from a source other than the applicable Mortgagor.
     PRINCIPAL PREPAYMENT PERIOD: With respect to any Distribution Date, the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of such month.
     PRINCIPAL REMITTANCE AMOUNT: With respect to any Distribution Date, the portion of the Pool II Available Distribution Amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool II Mortgage Loan during the related Principal Prepayment Period, (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool II Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the Pool II Mortgage Loans, (iv) the principal portion of the purchase price of each Pool II Mortgage Loan repurchased by the Seller due to a defect in documentation or a material breach of a representation and warranty with respect to such Pool II Mortgage Loan or, in the case of a permitted substitution of a defective Pool II Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Pool II Mortgage Loan with respect to the related Principal Prepayment Period and (v) in connection with any optional purchase of the Pool II Mortgage Loans, the principal portion of the Purchase Price, up to the principal portion of such Purchase Price.
     PTCE: As defined in Section 4.02(d)(i).
     PURCHASE PRICE: With respect to any Mortgage Loan required to be purchased on any date pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01, an amount equal to the sum of (a) 100% of the Principal Balance thereof, (b) unpaid accrued interest at the Mortgage Rate thereon from the Due Date on which interest was last paid by the Mortgagor or advanced by the Servicer to the Due Date next following the date of repurchase, (c) the aggregate of any unreimbursed Advances and any unreimbursed Servicing Advances and (d) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund and/or the Trustee in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.
     QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims-paying ability is rated in the two highest rating categories by

S&P, Moody’s and Fitch with respect to primary mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by A.M. Best Company or its successor in interest with respect to hazard and flood insurance.
     RATE CAP CEILING: With respect to the Yield Maintenance Agreement and the applicable Distribution Date, the rate specified in Exhibit V under the heading “Rate Cap Ceiling” for that Distribution Date.
     RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated one or more Classes of Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to the two highest long-term debt rating categories of a Rating Agency shall mean AA or better in the case of S&P and Fitch and Aa or better in the case of Moody’s.
     REALIZED LOSS: With respect to (i) a Liquidated Mortgage Loan, the amount, if any, by which the unpaid Principal Balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Mortgage Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).
     REALIZED LOSS INTEREST SHORTFALL: The Pool I Realized Loss Interest Shortfall or Pool II Realized Loss Interest Shortfall, as the case may be.
     RECORD DATE: With respect to the II-A, Class II-M, Class II-B and Class I-A Certificates (other than the Class I-A1 and Class A-R Certificates), the close of business on the Business Day immediately preceding the Distribution Date. With respect to the Class I-A1, Class A-R, Class A-P, Class I-M, Class I-B and Class CE Certificates, the close of business of the last Business Day of the month preceding the month of the related Distribution Date.
     REFERENCE BANK RATE: The rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer or its designee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first date of the related Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate of the outstanding principal balance of the Certificates (other than the Class A-R and Class CE Certificates). The Servicer or its designee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Servicer or its designee, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate of the outstanding principal balance of the Certificates (other than the Class A-R and Class CE Certificates). If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Pool I Rate Adjustment Date and Pool II Rate Adjustment Date, 5.320%.

     REFERENCE BANKS: Four major banks in the London interbank market selected by the Counterparty.
     REGULATION AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     RELATED CERTIFICATEHOLDER: With respect to Mortgage Pool I, the Holder of a Pool I Certificate and, with respect to Mortgage Pool II, the Holder of a Pool II Certificate.
     RELATED CERTIFICATES: With respect to each Class of REMIC II Regular Interests, the related Certificates set forth in the table under “Upper-Tier II REMIC” in Section 2.04.
     RELEVANT MORTGAGE LOAN: The meaning specified in Section 5.01.
     RELIEF ACT: The Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended, or any other similar state or local law.
     RELIEF ACT REDUCTIONS: With respect to any Distribution Date and any Mortgage Loan in Mortgage Pool II as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.
     REMIC: A “real estate mortgage investment conduit,” as such term is defined in Section 860D of the Code. References herein to “a REMIC” or “the REMICs” shall mean one or all, as the context requires, of the REMICs created hereunder.
     REMIC II NET WAC: As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Mortgage Pool II as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.
     REMIC PASS-THROUGH RATE: In the case of a Class of the Class II-A, Class II-M and Class II-B Certificates, the Upper-Tier II REMIC Net WAC Cap for the Corresponding REMIC II Regular Interest.
     REMIC POOL: Each of the Lower-Tier I REMIC, the Middle-Tier I-1 REMIC, the Middle-Tier I-2 REMIC, the Upper-Tier I REMIC, the SWAP REMIC, the Lower-Tier II REMIC and the Upper-Tier II REMIC.
     REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations and rulings promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.
     REMIC II REGULAR INTEREST: Each of the interests in the Upper-Tier II REMIC as set forth in Section 2.04 other than the Residual II Interest.

     REMIC REPORTING AGENT: As defined in Section 7.02(b).
     REMIC SWAP RATE: For each Distribution Date (and the related Pool II Accrual Period), a per annum rate equal to the “Fixed Rate” under the Swap Agreement for such Distribution Date, as set forth in the Swap Agreement.
     REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, in connection with a defaulted Mortgage Loan.
     REPURCHASE PROCEEDS: All proceeds of any Mortgage Loan or property acquired in respect thereof repurchased pursuant to Section 2.02, 3.01, 5.01, 5.21 or 11.01.
     RESIDUAL I INTEREST: The interest represented by (i) amounts, if any, remaining in the Pool I Collection Account or Pool I Certificate Account following termination of the Trust Fund after payments to the Class I-A Certificateholders (other than the Class A-R Certificateholders), the Class I-M Certificateholders and the Class I-B Certificateholders and (ii) amounts paid in respect of principal and accrued interest on the Class A-R Certificates, other than, in the case of both (i) and (ii), amounts attributable to the Class LTI-R Interest, the Class MTI1-R Interest or the Class MTI2-R Interest.
     RESIDUAL II INTEREST: The interest represented by (i) amounts, if any, remaining in the Pool II Collection Account or Pool II Certificate Account following termination of the Trust Fund after payments to the Class II-A Certificateholders, the Class II-M Certificateholders, the Class II-B Certificateholders and the Class CE Certificateholders, other than amounts attributable to the Class SW-R Interest or Class LTII-R Interest.
     RESPONSIBLE OFFICER: When used with respect to the Trustee, any senior vice president, any vice president, any assistant vice president, any senior trust officer, any trust officer or any other officer of the Trustee in its Agency & Trust Office customarily performing functions similar to those performed by any of the above designated officers.
     REUTERS PAGE LIBOR01: The display currently so designated on the Reuters Xtra 3000 Service (or such other page as may replace such display on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).
     S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.
     SALE AGREEMENT: The Mortgage Loan Sale Agreement dated as of June 1, 2007 between the Depositor and CHF.
     SARBANES-OXLEY CERTIFICATION: The meaning specified in Section 5.24(f).
     SCHEDULED PRINCIPAL BALANCE: With respect to any Pool I Mortgage Loan as of any Distribution Date, the unpaid principal balance of such Pool I Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the Due Date in the month preceding the month of such Distribution Date, or as the Cut-off Date, with respect to the first (1st) Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Pool I Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     SECTION 302 REQUIREMENTS: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).
     SECURITIES ACT: The Securities Act of 1933, as amended.
     SELLER: CHF.
     SENIOR ENHANCEMENT PERCENTAGE: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Outstanding Certificate Principal Balance of the Class II-M and Class II-B Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the related Due Period.
     SERVICER: Chase or any successor under this Agreement as herein provided.
     SERVICING ADVANCES: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations and which are “unanticipated expenses” (within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) if the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) is acquired in satisfaction of the Mortgage, (iv) taxes and assessments on the Mortgaged Properties subject to the Mortgage Loans and (v) compliance with the obligations under Section 5.21.
     SERVICING CRITERIA: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     SERVICING FEE: The amount of the monthly fee paid for the servicing of the Mortgage Loans, equal to, as of any Distribution Date, with respect to each Mortgage Loan, one-twelfth of the Servicing Fee Rate of the Principal Balance thereof as of the Determination Date in the preceding month, subject to adjustment as provided in Section 6.05. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payments that shall have come due and only at the time such Monthly Payment shall be made. The right to receive the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payments (or the interest portion of any Principal Prepayment in full) collected by the Servicer, or as otherwise provided under Section 5.09 or 5.23.
     SERVICING FEE RATE: 0.2560% per annum.
     SERVICING OFFICER: Any officer of the Servicer or any Sub-Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written certificate listing servicing officers furnished to the Trustee by the Servicer on or prior to the Closing Date, and signed on behalf of the Servicer or any Sub-Servicer by its President, any Vice President or its Treasurer, as such certificate may from time to time be amended.
     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     SIMILAR LAW: The meaning specified in Section 4.02(d).
     SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible original denomination for such Class of Certificates as specified in Section 4.01(d).
     STANDARD HAZARD POLICY: Each standard hazard insurance policy or replacement therefor referred to in Section 5.16.
     STARTUP DAY: The meaning specified in Section 2.04(a).
     STATED PRINCIPAL BALANCE: For any Pool II Mortgage Loan at any Due Date, the unpaid principal balance of such Pool II Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and liquidation proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.
     STEP-DOWN DATE: The earlier to occur of (1) the Distribution Date on which the aggregate Outstanding Certificate Principal Balance of the Class II-A Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in July 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 14.10% (for the purpose of this definition only, the Senior Enhancement Percentage shall be calculated prior to the distribution of the Principal Distribution Amount to the Class II-M and Class II-B Certificates).
     SUBCONTRACTOR: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans as determined by and under the direction or authority of the Servicer or a Sub-Servicer.
     SUBGROUP: Any of Subgroup A-P, Subgroup 1, Subgroup 2 or Subgroup 3, as the case may be.
     SUBGROUP 1: As of the Cut-off Date, consists of (a) the Non-PO Percentage of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate less than 5.00% per annum and (b) the portion of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 6.25% per annum allocated as follows:
     SUBGROUP 1 CERTIFICATES: The Class I-A1 and Class A-R Certificates.
     SUBGROUP 1 SUBORDINATED AMOUNT: For any Distribution Date, the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 1 over the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 1 Certificates (prior to giving effect to distributions to be made on such Distribution Date).
     SUBGROUP 1 SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 1 Percentage.

     SUBGROUP 1 SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 1 Prepayment Percentage.
     SUBGROUP 2: As of the Cut-off Date, consists of (a) the portion of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than 6.25% per annum allocated as follows:
     plus (b) the portion of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.25% per annum and less than 6.50% per annum allocated as follows:
     SUBGROUP 2 SUBORDINATED AMOUNT: For any Distribution Date, the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 2 over the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 2 Sub-Balances (prior to giving effect to distributions to be made on such Distribution Date).
     SUBGROUP 2 SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 2 Percentage.
     SUBGROUP 2 SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 2 Prepayment Percentage.
     SUBGROUP 3: As of the Cut-off Date, consists of (a) the portion of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.25% per annum and less than 6.50% per annum allocated as follows:
     plus (b) 100% of the Principal Balance of each Pool I Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50%.
     SUBGROUP 3 SUBORDINATED AMOUNT: For any Distribution Date, the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 3 over the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 3 Sub-Balances (prior to giving effect to distributions to be made on such Distribution Date).
     SUBGROUP 3 SUBORDINATED PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 3 Percentage.
     SUBGROUP 3 SUBORDINATED PREPAYMENT PERCENTAGE: As of any Distribution Date, the difference between 100% and the Class I-A Subgroup 3 Prepayment Percentage.

     SUBGROUP A-P: For purposes of allocating principal distributions or Realized Losses among the Class I-A Certificates, Subgroup A-P will include the PO Percentage of each Pool I Mortgage Loan.
     SUB-SERVICER: Any Person that services Mortgage Loans on behalf of the Servicer or any Sub-Servicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB. Any Sub-Servicer shall meet the qualifications set forth in Section 5.02.
     SUB-SERVICING AGREEMENT: Any agreement between the Servicer and any Sub-Servicer, relating to servicing or administration of certain Mortgage Loans as provided in Section 5.02, in such form as has been approved by the Servicer and the Depositor.
     SUBSEQUENT RECOVERY: The amount, if any, recovered by the Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
     SUBSTITUTE EXCESS INTEREST: As defined in Section 3.03.
     SUPPLEMENTAL INTEREST TRUST: The separate trust, established pursuant to Section 5.30 of this Agreement.
     SUPPLEMENTAL INTEREST TRUST ACCOUNT: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 5.30 in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated “The Bank of New York Trust Company, N.A., as supplemental interest trust trustee, in trust for registered holders of ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates (Pool II Certificateholders).” Funds in the Supplemental Interest Trust Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.
     SUPPLEMENTAL INTEREST TRUST TRUSTEE: The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Pool II Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor supplemental interest trust trustee as may from time to time be serving as successor supplemental interest trustee hereunder.
     SWAP AGREEMENT: The schedule to the master agreement (attached as Exhibit W hereto), including the confirmation thereto (attached as Exhibit W-1 hereto) and the related credit support annex (attached as Exhibit W-2 hereto), between the Swap Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Pool II Certificateholders or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 5.30 hereof.
     SWAP COUNTERPARTY: JPMorgan Chase Bank N.A., or any successor counterparty who meets the requirements set forth in the Swap Agreement.
     SWAP LIBOR: With respect to any Distribution Date (and the related Pool II Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of (a) the actual number of days in the Pool II Accrual Period for the Lower-Tier II REMIC Interests divided by (b) 30.

     SWAP PAYMENT DATE: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the 2nd Business Day (as defined in the Swap Agreement) immediately preceding each Distribution Date.
     SWAP POSTED COLLATERAL ACCOUNT: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 5.30 in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated “The Bank of New York Trust Company, N.A., as supplemental interest trust trustee, in trust for registered holders of ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates (Pool II).” Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement
     SWAP REMIC: The SWAP REMIC as described in Section 2.04.
     SWAP REMIC INTERESTS: Each of the interests in the SWAP REMIC as set forth in Section 2.04.
     SWAP REMIC REGULAR INTEREST: Each of the SWAP REMIC Interests other than the Class SW-R Interest.
     SWAP TERMINATION PAYMENT: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement pursuant to the Swap Agreement.
     TRIGGER EVENT: A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Pool II Mortgage Loans that are 60 days or more delinquent (including, for this purpose, Mortgage Loans in REO, foreclosure or bankruptcy status) as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the last day of the prior calendar month exceeds 50.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses on the Pool II Mortgage Loans (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Pool II Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
July 2009 – June 2010	0.30%*

July 2010 – June 2011	0.70%*

July 2011 – June 2012	1.25%*

July 2012 – June 2013	1.75%*

July 2013 and thereafter	1.90%

*	The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range shall increase incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

     TRUST: The Trust created pursuant to this Agreement.
     TRUST AGREEMENT: The Trust Agreement dated as of June 1, 2007, entered into by and among the Depositor, the Trustee, the Servicer and the Paying Agent for the issuance of the Exchangeable Certificates and the Exchangeable Initial Certificates.
     TRUST FUND: The corpus of the Trust consisting of (i) the Mortgage Loans, (ii) such assets as shall from time to time be identified as deposited in the Pool I Collection Account, the Pool II Collection Account, the Pool I Certificate Account, the Pool II Certificate Account and the Supplemental Interest Trust, (iii) the Trust’s rights under the Yield Maintenance Agreement and the Swap Agreement, (iv) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, (v) Standard Hazard Policies and any other insurance policies, and the proceeds thereof and (vi) any proceeds of any of the foregoing.
     TRUSTEE: The Bank of New York Trust Company, N.A., a national banking association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor trustee at the time serving as successor trustee hereunder, appointed as herein provided.
     UNCERTIFICATED CLASS CE INTEREST: An uncertificated REMIC II Regular Interest having the characteristics described in Section 2.04.
     UNCERTIFICATED PRINCIPAL BALANCE: With respect to any Lower-Tier I REMIC Regular Interest as of any Distribution Date, the initial principal amount of such regular interest, reduced by (i) all amounts distributed on previous Distribution Dates on such regular interest with respect to principal and (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such regular interest, and increased with respect to Subsequent Recoveries as provided in Section 2.04.
     UNCERTIFICATED REMIC INTERESTS: The rights and entitlements to distributions created under this Pooling and Servicing Agreement with respect to each of (i) the Class I-A6 Certificates, (ii) the Class I-A7 Certificates and (iii) the Class I-A8 Certificates (in each case, computed as if all the Class I-A2 Certificates were exchanged on the Closing Date for, and at all times held as, Class I-A6 Certificates, Class I-A7 Certificates and Class I-A8 Certificates as provided for in this Agreement and the Trust Agreement), which rights are deposited in the trust created pursuant to the Trust Agreement.
     UNDERCOLLATERALIZED SUBGROUP: As defined in Section 6.01(b)(xi)(B).
     UNPAID REALIZED LOSS AMOUNT: For any Class of Class II-A, Class II-M, Class II-B or Class CE Certificates and any Distribution Date, the unpaid portion of the aggregate Allocated Realized Loss Amount allocated to that Class, as reduced by an amount equal to any increase in the related Outstanding Certificate Principal Balance due to (i) the receipt of Subsequent Recoveries or (ii) distributions of proceeds of the Swap Agreement or Yield Maintenance Agreement.
     UPPER-TIER I REMIC: The Upper-Tier I REMIC as described in Section 2.04.
     UPPER-TIER II REMIC: The Upper-Tier II REMIC as described in Section 2.04.
     UPPER-TIER II REMIC NET WAC CAP: For any Distribution Date, the Net Rate.

     UPPER-TIER I REMIC REGULAR INTERESTS: (i) Each of the Classes of Pool I Certificates (other than the Class A-R Certificate, the Exchangeable Initial Certificates and the Exchangeable Certificates) and (ii) the Uncertificated REMIC Interests.
     U.S. PERSON: A “United States Person” as defined in Section 7701(a)(30) of the Code.
     YIELD MAINTENANCE AGREEMENT: The yield maintenance agreement described in Section 5.29 and set forth in Exhibit U.
     YIELD MAINTENANCE AGREEMENT AMOUNT: The amount described in Section 5.29(e).
     YIELD MAINTENANCE AGREEMENT COUNTERPARTY: JPMorgan Chase Bank, N.A., in its capacity as cap counterparty under the Yield Maintenance Agreement, and its successors in interest.
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; TRUST FUND
     Section 2.01 Conveyance of Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Monthly Payments due on the Mortgage Loans on or before the Cut-off Date).
     In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:
          (i) With respect to each Mortgage Loan which is not a Co-op Loan:
               (A) Original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of                     , without recourse” and signed in the name of the last endorsee by an authorized officer.
               (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy of the original that was sent for recording, certified by the Seller.
               (C) The original policy of title insurance, or in the event such original title policy is unavailable a copy of the related policy (provided that use of a copy is acceptable to the related title insurance or escrow company), including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.
               (D) Certified true copy of power of attorney sent for recording.
          (ii) With respect to each Non-MERS Mortgage Loan which is not a Co-op Loan:

               (A) The original Assignment of Mortgage to “The Bank of New York Trust Company, N.A., as trustee (Chase Mortgage Finance Corporation),” which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.
               (B) The original policy of title insurance, or in the event such original title policy is unavailable a copy of the related policy (provided that use of a copy is acceptable to the related title insurance or escrow company), including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.
               (C) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.
               (D) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.
               (E) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located, a copy of any applicable power of attorney.
          (iii) With respect to each Co-op Loan:
               (A) (I) The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of                     , without recourse” and signed in the name of the last endorsee by an authorized officer.

               (B) The original loan security agreement entered into by the Mortgagor with respect to such Co-Op Loan.
               (C) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-Op Loan or if the original of such document has not been returned from the applicable public recording office, a true certified copy of the document sent for recording.
               (D) Form UCC-3 (or copy thereof) by the applicable Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to “The Bank of New York Trust Company, N.A. as trustee” or to blank, together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller, with evidence of recording thereon.
               (E) Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached.
               (F) Original proprietary lease.
               (G) Original assignment of proprietary lease, to the Trustee or to blank, and all intervening assignments thereof.
               (H) Original recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan.
               (I) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (D) above with respect to such Co-op Loan.
               (J) Certified true copy of power of attorney sent for recording.
     If in connection with any Mortgage Loan which is not a Co-op Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage, or assumption, consolidation or modification agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.
     With respect to any Non-MERS Mortgage Loans which are not Co-op Loans, and as to which the related Mortgaged Property is located in Florida, the Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. With respect to any Non-MERS Mortgage Loans which are not Co-op Loans as to which the related Mortgaged Property is located outside of Florida, the Servicer shall not be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. With respect to Co-op Loans as to which the related dwelling unit is located in Florida, the Servicer shall cause to be filed in the appropriate filing office the Form UCC-3 referred to in this Section 2.01 as soon as practicable. With respect to any Co-op Loans as to which the related dwelling unit is located outside Florida, the Servicer shall not be obligated to cause to be filed the Form UCC-3 referred to in this Section 2.01. While each such Assignment of Mortgage or Form UCC-3 is being recorded or filed, as applicable, the Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage or Form UCC-3 is returned unrecorded or unfiled to the Servicer because of any defect therein, the Servicer shall cause such defect to be cured and such document to be recorded or filed in accordance with this paragraph. The Depositor shall deliver or cause to be delivered each such original recorded or filed Assignment of Mortgage and intermediate assignment or Form UCC-3 to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer’s Certificate stating that such document has been delivered to the appropriate public recording or filing office for recording or filing, but has not been returned solely because of a delay caused by such recording or filing office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording or filing thereon to be delivered to the Trustee within 300 days of the Closing Date.
     With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the trustee of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.
     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer or any Sub-Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer’s or such Sub-Servicer’s possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer or such Sub-Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee’s ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans. Each Mortgage File and the mortgage documents relating to the Mortgage Loans contain proprietary business information of the Servicer and its customers. The Trustee and the Depositor agree that they will not use such information for business purposes without the express written consent of the Servicer and that all such information shall be kept strictly confidential.
     It is the intention of this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor’s right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor’s right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.
     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee all of its right, title and interest in that portion of the Trust Fund described in items (ii), (iii), (iv) and (v) of the definition thereof and further assigns to the Trustee for the benefit of the Certificateholders those representations and warranties of the Seller contained in the Sale Agreement and described in Section 3.01 hereof and the benefit of the repurchase obligations of the Seller described in Sections 2.02 and 3.01 hereof and the obligations of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.
     The parties hereto agree and understand that it is not intended that any mortgage loan be included in the Trust that is any of (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High-Cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.
     Section 2.02 Acceptance by Trustee. Except as set forth in the Exception Report delivered contemporaneously herewith (the “Exception Report”), the Trustee acknowledges receipt by the Custodian on the Trustee’s behalf of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that the Custodian holds and will hold on the Trustee’s behalf such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Related Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loans to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date. The Trustee may accept delivery of such Mortgage Files by the Custodian on its behalf. The Custodian will deliver a copy of the Exception Report to the Depositor and the Trustee.
     The Custodian, on the Trustee’s behalf, agrees, for the benefit of Related Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit A-1 or Exhibit A-2 that have been conveyed to it. If the Custodian on the Trustee’s behalf finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Custodian on the Trustee’s behalf shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller, the Trustee and the Depositor. In addition, the Custodian on the Trustee’s behalf shall also notify the Servicer, the Seller, the Trustee and the Depositor, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored, (iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date; provided, however, that if the Depositor cannot deliver the original Mortgage with evidence of recording thereon because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Custodian and the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Depositor shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 3.03, within 60 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Depositor notified the Seller and the Trustee of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of the Related Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan.
     Within 280 days of the Closing Date, the Trustee based solely on information provided to it by the Custodian shall deliver to the Depositor and the Servicer the Trustee’s Certification, substantially in the form of Exhibit G attached hereto, setting forth the status of the Mortgage Files as of such date.
     Section 2.03 Trust Fund; Authentication of Certificates. The Trustee acknowledges and accepts the assignment to it of the Trust Fund created pursuant to this Agreement in trust for the use and benefit of all present and future Related Certificateholders. The Trustee acknowledges the assignment to it for the benefit of the Trust Fund of the Mortgage Loans and has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates and Uncertificated REMIC Interests duly authenticated by the Trustee or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund.
     Section 2.04 REMIC Elections.
          (a) MORTGAGE POOL I — The Depositor hereby instructs and authorizes the Paying Agent to make appropriate elections to treat the portion of the Trust Fund relating to Mortgage Pool I as comprising four REMICs (the Lower-Tier I REMIC, the Middle-Tier I-1 REMIC, the Middle-Tier I-2 REMIC and the Upper-Tier I REMIC). This Agreement shall be construed so as to carry out the intention of the parties that each REMIC created hereunder be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code. The

Lower-Tier I REMIC shall hold as assets all property of the Trust Fund related to Mortgage Pool I other than the Lower-Tier I REMIC Interests, the Middle-Tier I-1 REMIC Interests and the Middle-Tier I-2 REMIC Interests. Each of the Lower-Tier I REMIC Regular Interests is hereby designated a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier I REMIC. The Middle-Tier I-1 REMIC shall hold as assets the several classes of uncertificated Lower-Tier I REMIC Regular Interests. Each of the Middle-Tier I-1 REMIC Regular Interests is hereby designated a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the Middle-Tier I-1 REMIC. The Middle-Tier I-2 REMIC shall hold as assets the several classes of uncertificated Middle-Tier I-1 REMIC Regular Interests. The Upper-Tier I REMIC shall hold as assets the several classes of uncertificated Middle-Tier I-2 REMIC Regular Interests. Each of the Upper-Tier I REMIC Regular Interests is hereby designated as a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the Upper-Tier I REMIC. The Class LTI-R Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier I REMIC. The Class MTI1-R Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Middle-Tier I-1 REMIC. The Class MTI2-R Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Middle-Tier I-2 REMIC. The Residual I Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Upper-Tier I REMIC. The Class A-R Certificate evidences ownership of the Class LTI-R Interest, the Class MTI1-R Interest, the Class MTI2-R Interest and the Residual I Interest. Distributions to the Class A-R Certificates in respect of principal and interest shall be attributable to such Class’ representation of the Residual I Interest. All interests described in this Section 2.04(a) shall be designated as such on the Startup Day.
REMICS RELATED TO MORTGAGE POOL I
Lower-Tier I REMIC
     The following table specifies the class designation, pass-through rate and principal amount for each class of Lower-Tier I REMIC Interest.

Lower-Tier I REMIC
Interest	Initial Principal Amount	Pass-Through Rate	Related Subgroup
LTI-R	(1)	(1)	N/A
LTIA-P	(2)	0.00%	N/A
LTI1-A	(3)	5.00%	Subgroup 1
LTI1-B	(4)	5.00%	Subgroup 1
LTI2-A	(5)	6.25%	Subgroup 2
LTI2-B	(4)	6.25%	Subgroup 2
LTI3-A	(6)	6.50%	Subgroup 3
LTI3-B	(4)	6.50%	Subgroup 3

(1)	The Class LTI-R Interest shall represent the sole class of residual interest in the Lower-Tier I REMIC. The Class LTI-R Interest will not have a principal amount or an interest rate. The Class LTI-R Interest shall be represented by the Class A-R Certificate.

(2)	The initial principal amount of the Class LTIA-P Interest shall equal the Original Certificate Principal Balance of the Class A-P Certificates.

(3)	The initial principal amount of the Class LTI1-A Interest shall equal 1% of the Subgroup 1 Subordinated Amount as of the first Distribution Date.

(4)	The initial principal amount of each Lower-Tier I REMIC Interest ending with the designation “B” shall equal the excess of (i) the aggregate Scheduled Principal Balance of the Mortgage Components in the related Subgroup as of the first Distribution Date over (ii) the initial principal amount of the Lower-Tier I REMIC Interest ending with the designation “A” that is related to the same Subgroup.

(5)	The initial principal amount of the Class LTI2-A Interest shall equal 1% of the Subgroup 2 Subordinated Amount as of the first Distribution Date.

(6)	The initial principal amount of the Class LTI3-A Interest shall equal 1% of the Subgroup 3 Subordinated Amount as of the first Distribution Date.
     Principal shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Class LTIA-P Interest as such amounts are payable or allocable to the Class A-P Certificates.
     After the foregoing allocations and distributions are made to the Class LTIA-P Interest, distributions shall be deemed to be made to the other Lower-Tier I REMIC Regular Interests first, so as to keep the Uncertificated Principal Balance of each Lower-Tier I REMIC Regular Interest ending with the designation “A” equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over (y) the aggregate class principal amounts of the Certificate Subgroup related to such Subgroup (except that if 1% of any such excess is greater than the principal amount of the corresponding Lower-Tier I REMIC Regular Interest ending with the designation “A”, the least amount of principal related to Mortgage Pool I shall be distributed to such Lower-Tier I REMIC Regular Interests such that the Lower-Tier I REMIC Subordinated Balance Ratio is maintained); and second, any remaining principal related to Mortgage Pool I to the Lower-Tier I REMIC Regular Interests ending with the designation “B” in such a manner that the remaining principal balance of each such Lower-Tier I REMIC Regular Interest equals the excess of the aggregate Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over the Uncertificated Principal Balance of the Lower-Tier I REMIC Regular Interest ending with the designation “A” which is related to such Subgroup.
     Realized Losses related to Mortgage Pool I not allocated to the Class LTIA-P Interest shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each Lower-Tier I REMIC Regular Interest ending with the designation “A” equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over (y) the aggregate class principal amounts of the Certificate Subgroup related to such Subgroup (except that if 1% of any such excess is greater than the principal amount of the corresponding Lower-Tier I REMIC Regular Interest ending with the designation “A”, the least amount of Realized Losses related to Mortgage Pool I shall be allocated to such Lower-Tier I REMIC Regular Interests such that the Lower-Tier I REMIC Subordinated Balance Ratio is maintained); and second, the remaining Realized Losses related to Mortgage Pool I shall be allocated to the Lower-Tier I REMIC Regular Interests ending with the designation “B” in such a manner that the remaining principal balance of each such Lower-Tier I REMIC Regular Interest equals the excess of the aggregate Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over the Uncertificated Principal Balance of the Lower-Tier I REMIC Regular Interest ending with the designation “A” which is related to such Subgroup. All computations with respect to the Lower-Tier I REMIC Interests shall be taken out to eight decimal places.
     If on any Distribution Date there is an increase in the principal amount of any Class of Pool I Certificates (other than the Class A-P Certificates) related to Subsequent Recoveries, then, prior to distributions of principal and allocations of losses on such Distribution Date with respect to the Lower-Tier I REMIC, there shall be a corresponding increase in the Uncertificated Principal Balance of the Lower-Tier I REMIC Regular Interests, with such increase allocated among the Lower-Tier I REMIC

Regular Interests first, to each Lower-Tier I REMIC Regular Interest ending with the designation “A”, so that the Uncertificated Principal Balance of each such Lower-Tier I REMIC Regular Interest continues to equal the same percentage of the excess of (x) the Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over (y) the aggregate class principal amounts of the Certificate Subgroup related to such Subgroup and so that the Lower-Tier I REMIC Subordinated Balance Ratio is maintained; and second, any remaining increase allocated to the Lower-Tier I REMIC Regular Interests ending with the designation “B” in such a manner that the principal balance of each such Lower-Tier I REMIC Regular Interest equals the excess of the aggregate Principal Balance of the Mortgage Loans or Mortgage Components in the related Subgroup over the Uncertificated Principal Balance of the Lower-Tier I REMIC Regular Interest ending with the designation “A” which is related to such Subgroup.
Middle-Tier I-1 REMIC
     The following table specifies the class designation, interest rate, initial principal amount and Classes of corresponding certificates for each class of Middle-Tier I-1 REMIC Interest:

Middle-Tier I-1		Pass-Through	Corresponding
REMIC Interest	Initial Balance	Rate	Certificates (or Portions)
MTI1-R	(1)	(1)	N/A
MTI1I-A1	(2)	5.00%	Class I-A1
MTI1I-A2	(2)	(3)	Class I-A2
MTI1I-A3-2	(2)	(4)	Class I-A3 Subgroup 2
			Sub-Balance
MTI1I-A3-3-I-A4	(2)	(5)	Class I-A3 Subgroup 3
			Sub-Balance, Class I-A4
MTI1A-P	(2)	0.00%	Class A-P
MTI1A-R	(2)	5.00%	Class A-R
MTI1I-M	(2)	(6)	Class I-M
MTI1I-B1	(2)	(6)	Class I-B1
MTI1I-B2	(2)	(6)	Class I-B2
MTI1I-B3	(2)	(6)	Class I-B3
MTI1I-B4	(2)	(6)	Class I-B4
MTI1I-B5	(2)	(6)	Class I-B5

(1)	The Class MTI1-R Interest shall represent the sole class of residual interest in the Middle-Tier I-1 REMIC. The Class MTI1-R Interest will not have a principal amount or an interest rate. The Class MTI1-R Interest shall be represented by the Class A-R Certificate.

(2)	The initial principal amount of each of these interests shall be equal to the Original Certificate Principal Balance the Class of corresponding Certificates (disregarding the notional amount of any class of “interest-only” certificates).

(3)	For any Distribution Date, the interest rate for the Class MTI1I-A2 Interest shall be a per annum rate equal to the Pool I Certificate Rate for the Class I-A2 Certificates.

(4)	For any Distribution Date, the interest rate for the Class MTI1I-A3-2 Interest shall be a per annum rate equal to the Pool I Certificate Rate for the Class I-A3 Certificates.

(5)	For any Distribution Date, the interest rate for the Class MTI1I-A3-3-I-A4 Interest shall be a per annum rate equal to the product of (i) the excess, if any, of 6.54% over LIBOR and (ii) 13.

(6)	For any Distribution Date, the interest rate for the Class MTI1I-M Interest, Class MTI1I-B1 Interest, Class MTI1I-B2 Interest, Class MTI1I-B3 Interest, Class MTI1I-B4 Interest and Class MTI1I-B5 Interest shall be a per annum rate equal to the weighted average of the interest rates on the Class LTI11-A Interest, the Class LTI12-A Interest and the Class LTI13-A Interest, weighted on the basis of their principal amounts immediately prior to such Distribution Date.
     Principal and interest shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Middle-Tier I-1 REMIC Regular Interests as such amounts are payable and allocable to the corresponding certificates under this Agreement (computed as if no Exchangeable Certificates existed and by excluding Section 6.01(a)(v) and Section 6.01A(c)(34) hereof).
Middle-Tier I-2 REMIC
     The following table specifies the class designation, interest rate, initial principal amount and Classes of corresponding certificates for each class of Middle-Tier I-2 REMIC Interest:

Middle-Tier I-2		Pass-Through
REMIC Interest	Initial Balance	Rate	Corresponding Certificates
MTI2-R	(1)	(1)	N/A
MTI2I-A1	(2)	5.00%	Class I-A1
MTI2I-A5	(2)	(5)	Class I-A2
MTI2I-A8	(3)	(3	N/A
MTI2I-A3	(2)	(6)	Class I-A3
MTI2I-A4	(4)	(4)	Class I-A4
MTI2A-P	(2)	0.00%	Class A-P
MTI2A-R	(2)	5.00%	Class A-R
MTI2I-M	(2)	(7)	Class I-M
MTI2I-B1	(2)	(7)	Class I-B1
MTI2I-B2	(2)	(7)	Class I-B2
MTI2I-B3	(2)	(7)	Class I-B3
MTI2I-B4	(2)	(7)	Class I-B4
MTI2I-B5	(2)	(7)	Class I-B5

(1)	The Class MTI2-R Interest shall represent the sole class of residual interest in the Middle-Tier I-2 REMIC. The Class MTI2-R Interest will not have a principal amount or an interest rate. The Class MTI2-R Interest shall be represented by the Class A-R Certificate.

(2)	The initial principal amount of each of these interests shall be equal to the Original Certificate Principal Balance the Class of corresponding Certificates (disregarding the notional amount of any class of “interest-only” certificates).

(3)	The Class MTI2I-A8 Interest is an “interest only” interest, has no principal balance, and is not entitled to payments of principal. It shall be entitled to a “specified portion” of the interest accrued on the Class MTI1I-A2 Interest equal to all interest accrued thereon in excess of the interest accrued thereon at a per annum rate equal to LIBOR plus 0.430%.

(4)	The Class MTI2I-A4 Interest is an “interest only” interest, has no principal balance, and is not entitled to payments of principal. For any Distribution Date, it shall be entitled to a “specified portion” of the interest accrued on the Class MTI1I-A3-3-I-A4 Interest equal to all interest accrued thereon in excess of the interest accrued thereon at a per annum rate equal to the product of (i) the excess, if any, of 6.540% over LIBOR and (ii) the sum of (x) 8 and (y) a fraction the numerator of which is 1 and the denominator of which is 3.

(5)	For any Distribution Date, the interest rate for the Class MTI2I-A5 Interest shall be a per annum rate equal to the lesser of (i) LIBOR plus 0.430% and (ii) 7.00%.

(6)	For any Distribution Date, the interest rate for the Class MTI2I-A3 Interest shall be a per annum rate equal to the Pool I Certificate Rate for the Class I-A3 Certificates.

(7)	For any Distribution Date, the interest rate for the Class MTI2I-M Interest, Class MTI2I-B1 Interest, Class MTI2I-B2 Interest, Class MTI2I-B3 Interest, Class MTI2I-B4 Interest and Class MTI2I-B5 Interest shall be a per annum rate equal to the weighted average of the interest rates on the Class LTI11-A Interest, the Class LTI12-A Interest and the Class LTI13-A Interest, weighted on the basis of their principal amounts immediately prior to such Distribution Date.
     Principal and interest shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Middle-Tier I-2 REMIC Regular Interests (other than the Class MTI2I-A5 Interest and the Class MTI2I-A8 Interest) as such amounts are payable and allocable to the corresponding certificates under this Agreement (computed as if no Exchangeable Certificates existed and by excluding Section 6.01(a)(v) and Section 6.01A(c)(34) hereof).
     Principal and interest shall be payable to, and shortfalls, losses, prepayments and increases in principal amount related to Subsequent Recoveries are allocable to, the Class MTI2I-A5 Interest as such amounts would be payable and allocable to the Class I-A5 Certificates under this Agreement (computed as if all the Class I-A2 Certificates were exchanged on the Closing Date for, and at all times held as, Class I-A5 Certificates and Class I-A8 Certificates as provided for in this Agreement and the Trust Agreement).
     Interest shall be payable to, and shortfalls and losses are allocable to, the Class MTI2I-A8 Interest as such amounts would be payable and allocable to the Class I-A8 Certificates under this Agreement (computed as if all the Class I-A2 Certificates were exchanged on the Closing Date for, and at all times held as, Class I-A5 Certificates and Class I-A8 Certificates as provided for in this Agreement and the Trust Agreement).
          (b) MORTGAGE POOL II — The Depositor hereby instructs and authorizes the Paying Agent to make appropriate elections to treat the portion of the Trust Fund related to Mortgage Pool II as including three REMICs (the SWAP REMIC, the Lower-Tier II REMIC and the Upper-Tier II REMIC). This Agreement shall be construed so as to carry out the intention of the parties that each REMIC created hereunder be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code. The portion of the Trust Fund related to Mortgage Pool II, for federal income tax purposes will consist of (i) the REMIC Pools listed in the first sentence of this paragraph, (ii) the grantor trust described in Section 2.04(d) and (iii) the Supplemental Interest Trust, the Swap Agreement and the Yield Maintenance Agreement. The SWAP REMIC shall hold as assets all property of the Trust Fund related to Mortgage Pool II, other than the SWAP REMIC Interests, the Lower-Tier II REMIC Interests and the assets described in clauses (ii) and (iii) above. Each of the SWAP REMIC Regular Interests is hereby designated a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the SWAP REMIC. The Lower-Tier II REMIC shall hold as assets the several classes of uncertificated SWAP REMIC Regular Interests. Each of the Lower-Tier II REMIC Regular Interests is hereby designated a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier II REMIC. The Upper-Tier II REMIC shall hold as assets the several classes of uncertificated Lower-Tier II REMIC Regular Interests. Each of the REMIC II Regular Interests is hereby designated as a “regular interest” (within the meaning of Section 860G(a)(1) of the Code) in the Upper-Tier II REMIC. The Class SW-R Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the SWAP REMIC. The Class LTII-R Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier II REMIC. The Residual II Interest is hereby designated as the sole residual interest (within the meaning of Section 860G(a)(2) of the Code) in the Upper-Tier II REMIC. The Class A-R Certificate evidences ownership of the Class SW-R Interest, the Class LTII-R Interest and the Residual II Interest. All interests described in this Section 2.04(b) shall be designated as such on the Startup Day.
REMICS RELATED TO MORTGAGE POOL II
The SWAP REMIC
     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class	Initial Principal Balance	Interest Rate
SW-Z	$292,415,538.100	(1)
SW-1A	$536,974.370	(2)
SW-1B	$536,974.370	(3)
SW-2A	$594,272.575	(2)
SW-2B	$594,272.575	(3)
SW-3A	$650,511.465	(2)
SW-3B	$650,511.465	(3)
SW-4A	$705,337.990	(2)
SW-4B	$705,337.990	(3)
SW-5A	$758,790.290	(2)
SW-5B	$758,790.290	(3)
SW-6A	$809,894.595	(2)
SW-6B	$809,894.595	(3)
SW-7A	$859,359.350	(2)
SW-7B	$859,359.350	(3)
SW-8A	$907,043.385	(2)
SW-8B	$907,043.385	(3)
SW-9A	$950,632.900	(2)
SW-9B	$950,632.900	(3)
SW-10A	$986,966.480	(2)
SW-10B	$986,966.480	(3)
SW-11A	$1,011,370.440	(2)
SW-11B	$1,011,370.440	(3)
SW-12A	$1,003,083.650	(2)
SW-12B	$1,003,083.650	(3)
SW-13A	$984,387.880	(2)
SW-13B	$984,387.880	(3)
SW-14A	$966,039.250	(2)
SW-14B	$966,039.250	(3)
SW-15A	$948,031.355	(2)
SW-15B	$948,031.355	(3)
SW-16A	$930,357.865	(2)
SW-16B	$930,357.865	(3)
SW-17A	$913,012.590	(2)
SW-17B	$913,012.590	(3)

Class	Initial Principal Balance	Interest Rate
SW-18A	$895,989.455	(2)
SW-18B	$895,989.455	(3)
SW-19A	$879,282.480	(2)
SW-19B	$879,282.480	(3)
SW-20A	$862,885.830	(2)
SW-20B	$862,885.830	(3)
SW-21A	$846,793.740	(2)
SW-21B	$846,793.740	(3)
SW-22A	$831,000.570	(2)
SW-22B	$831,000.570	(3)
SW-23A	$815,500.780	(2)
SW-23B	$815,500.780	(3)
SW-24A	$800,288.940	(2)
SW-24B	$800,288.940	(3)
SW-25A	$785,359.715	(2)
SW-25B	$785,359.715	(3)
SW-26A	$770,707.865	(2)
SW-26B	$770,707.865	(3)
SW-27A	$756,328.250	(2)
SW-27B	$756,328.250	(3)
SW-28A	$742,215.830	(2)
SW-28B	$742,215.830	(3)
SW-29A	$728,365.650	(2)
SW-29B	$728,365.650	(3)
SW-30A	$714,772.855	(2)
SW-30B	$714,772.855	(3)
SW-31A	$701,432.670	(2)
SW-31B	$701,432.670	(3)
SW-32A	$688,340.410	(2)
SW-32B	$688,340.410	(3)
SW-33A	$675,491.490	(2)
SW-33B	$675,491.490	(3)
SW-34A	$662,881.400	(2)
SW-34B	$662,881.400	(3)
SW-35A	$650,505.700	(2)
SW-35B	$650,505.700	(3)
SW-36A	$638,360.065	(2)
SW-36B	$638,360.065	(3)
SW-37A	$626,440.210	(2)
SW-37B	$626,440.210	(3)
SW-38A	$614,741.965	(2)
SW-38B	$614,741.965	(3)
SW-39A	$603,261.220	(2)
SW-39B	$603,261.220	(3)
SW-40A	$584,834.160	(2)
SW-40B	$584,834.160	(3)
SW-41A	$564,669.950	(2)
SW-41B	$564,669.950	(3)
SW-42A	$554,121.655	(2)

Class	Initial Principal Balance	Interest Rate
SW-42B	$554,121.655	(3)
SW-43A	$543,769.530	(2)
SW-43B	$543,769.530	(3)
SW-44A	$533,609.920	(2)
SW-44B	$533,609.920	(3)
SW-45A	$523,639.265	(2)
SW-45B	$523,639.265	(3)
SW-46A	$513,854.070	(2)
SW-46B	$513,854.070	(3)
SW-47A	$504,250.880	(2)
SW-47B	$504,250.880	(3)
SW-48A	$494,826.325	(2)
SW-48B	$494,826.325	(3)
SW-49A	$485,577.105	(2)
SW-49B	$485,577.105	(3)
SW-50A	$476,499.945	(2)
SW-50B	$476,499.945	(3)
SW-51A	$467,591.670	(2)
SW-51B	$467,591.670	(3)
SW-52A	$458,849.145	(2)
SW-52B	$458,849.145	(3)
SW-53A	$450,269.305	(2)
SW-53B	$450,269.305	(3)
SW-54A	$441,849.110	(2)
SW-54B	$441,849.110	(3)
SW-55A	$433,585.615	(2)
SW-55B	$433,585.615	(3)
SW-56A	$425,475.915	(2)
SW-56B	$425,475.915	(3)
SW-57A	$417,517.145	(2)
SW-57B	$417,517.145	(3)
SW-58A	$409,706.520	(2)
SW-58B	$409,706.520	(3)
SW-59A	$402,041.280	(2)
SW-59B	$402,041.280	(3)
SW-60A	$394,518.730	(2)
SW-60B	$394,518.730	(3)
SW-61A	$387,136.225	(2)
SW-61B	$387,136.225	(3)
SW-62A	$379,891.170	(2)
SW-62B	$379,891.170	(3)
SW-63A	$372,781.010	(2)
SW-63B	$372,781.010	(3)
SW-64A	$365,803.235	(2)
SW-64B	$365,803.235	(3)
SW-65A	$358,955.405	(2)
SW-65B	$358,955.405	(3)
SW-66A	$352,235.095	(2)
SW-66B	$352,235.095	(3)

Class	Initial Principal Balance	Interest Rate
SW-67A	$345,639.945	(2)
SW-67B	$345,639.945	(3)
SW-68A	$339,167.630	(2)
SW-68B	$339,167.630	(3)
SW-69A	$332,815.870	(2)
SW-69B	$332,815.870	(3)
SW-70A	$326,582.425	(2)
SW-70B	$326,582.425	(3)
SW-71A	$320,465.105	(2)
SW-71B	$320,465.105	(3)
SW-72A	$314,461.755	(2)
SW-72B	$314,461.755	(3)
SW-73A	$308,570.250	(2)
SW-73B	$308,570.250	(3)
SW-74A	$302,788.520	(2)
SW-74B	$302,788.520	(3)
SW-75A	$297,114.525	(2)
SW-75B	$297,114.525	(3)
SW-76A	$291,546.275	(2)
SW-76B	$291,546.275	(3)
SW-77A	$286,081.785	(2)
SW-77B	$286,081.785	(3)
SW-78A	$280,719.155	(2)
SW-78B	$280,719.155	(3)
SW-79A	$275,456.465	(2)
SW-79B	$275,456.465	(3)
SW-80A	$270,291.890	(2)
SW-80B	$270,291.890	(3)
SW-81A	$265,223.580	(2)
SW-81B	$265,223.580	(3)
SW-82A	$260,249.770	(2)
SW-82B	$260,249.770	(3)
SW-83A	$255,368.685	(2)
SW-83B	$255,368.685	(3)
SW-84A	$13,237,233.470	(2)
SW-84B	$13,237,233.470	(3)
SW-R	(4)	(4)

(1)	The interest rate on the Class SW-Z Interest shall be a per annum rate equal to the REMIC II Net WAC.

(2)	For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation “A” shall be a per annum rate equal to 2 times the REMIC II Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3)	For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest ending with the designation “B” shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the REMIC II Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4)	The Class SW-R Interest shall have no principal amount and shall bear no interest. The Class SW-R Interest is the sole class of residual interest of the SWAP REMIC and is represented by the Class A-R Certificate.

     All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans received by the SWAP REMIC with respect to the Mortgage Loans in Mortgage Pool II shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class A-R Certificates on account of the Class SW-R Interest. On each Distribution Date, the aggregate Interest Remittance Amount (net of expenses (other than any Net Swap Payment or Swap Termination Payment paid to the Swap Counterparty)) shall be distributed with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the aggregate Principal Remittance Amount shall be distributed first to the Class SW-Z Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses shall be allocated among the SWAP REMIC Regular Interests in the same manner that principal distributions are allocated. Subsequent Recoveries and loss reimbursements related to Mortgage Pool II shall be allocated among the SWAP REMIC Regular Interests in the reverse fashion from the manner in which losses are allocated.
Lower-Tier II REMIC
     The Lower-Tier II REMIC shall issue the Lower-Tier II REMIC Interests as designated below. The following table specifies the class designation, pass-through rate, initial principal amount and Corresponding Certificates (as applicable) for each class of Lower-Tier II REMIC Interest.

Lower-Tier II REMIC			Corresponding
Interest	Initial Principal Amount	Pass-Through Rate	Certificates
LTII-A1	(1)	(3)	II-A1
LTII-A2	(1)	(3)	II-A2
LTII-M1	(1)	(3)	II-M1
LTII-M2	(1)	(3)	II-M2
LTII-M3	(1)	(3)	II-M3
LTII-M4	(1)	(3)	II-M4
LTII-M5	(1)	(3)	II-M5
LTII-M6	(1)	(3)	II-M6
LTII-B1	(1)	(3)	II-B1
LTII-B2	(1)	(3)	II-B2
LTII-X	(2)	(3)	N/A
LTII-IO	(4)	(4)	N/A
LTII-R	(5)	(5)	N/A

(1)	The initial principal amount of each of these Lower-Tier II REMIC Interests is equal to 50% of the initial principal amount of the Corresponding Certificates.

(2)	The initial principal amount of the Class LTII-X Interest is equal to the excess of the (i) the aggregate Principal Balance of the Mortgage Loans in Mortgage Pool II as of the Cut-off Date over (ii) the aggregate initial principal balance of the Lower-Tier II REMIC Marker Classes.

(3)	For each Distribution Date, the interest rate for each of the Lower-Tier II REMIC Regular Interests (other than the Class LTII-IO Interest) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the

Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LTII-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation “A” as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(4)	The Class LTII-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LTII-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Date	SWAP REMIC Regular Interest
1	Class SW-1A
1-2	Class SW-2A
1-3	Class SW-3A
1-4	Class SW-4A
1-5	Class SW-5A
1-6	Class SW-6A
1-7	Class SW-7A
1-8	Class SW-8A
1-9	Class SW-9A
1-10	Class SW-10A
1-11	Class SW-11A
1-12	Class SW-12A
1-13	Class SW-13A
1-14	Class SW-14A
1-15	Class SW-15A
1-16	Class SW-16A
1-17	Class SW-17A
1-18	Class SW-18A
1-19	Class SW-19A
1-20	Class SW-20A
1-21	Class SW-21A
1-22	Class SW-22A
1-23	Class SW-23A
1-24	Class SW-24A
1-25	Class SW-25A
1-26	Class SW-26A
1-27	Class SW-27A
1-28	Class SW-28A
1-29	Class SW-29A
1-30	Class SW-30A
1-31	Class SW-31A
1-32	Class SW-32A
1-33	Class SW-33A
1-34	Class SW-34A
1-35	Class SW-35A
1-36	Class SW-36A
1-37	Class SW-37A
1-38	Class SW-38A
1-39	Class SW-39A
1-40	Class SW-40A
1-41	Class SW-41A
1-42	Class SW-42A
1-43	Class SW-43A
1-44	Class SW-44A

Distribution Date	SWAP REMIC Regular Interest
1-45	Class SW-45A
1-46	Class SW-46A
1-47	Class SW-47A
1-48	Class SW-48A
1-49	Class SW-49A
1-50	Class SW-50A
1-51	Class SW-51A
1-52	Class SW-52A
1-53	Class SW-53A
1-54	Class SW-54A
1-55	Class SW-55A
1-56	Class SW-56A
1-57	Class SW-57A
1-58	Class SW-58A
1-59	Class SW-59A
1-60	Class SW-60A
1-61	Class SW-61A
1-62	Class SW-62A
1-63	Class SW-63A
1-64	Class SW-64A
1-65	Class SW-65A
1-66	Class SW-66A
1-67	Class SW-67A
1-68	Class SW-68A
1-69	Class SW-69A
1-70	Class SW-70A
1-71	Class SW-71A
1-72	Class SW-72A
1-73	Class SW-73A
1-74	Class SW-74A
1-75	Class SW-75A
1-76	Class SW-76A
1-77	Class SW-77A
1-78	Class SW-78A
1-79	Class SW-79A
1-80	Class SW-80A
1-81	Class SW-81A
1-82	Class SW-82A
1-83	Class SW-83A
1-84	Class SW-84A

(5)	The Class LTII-R Interest has no principal amount and bears no interest. The Class LTII-R Interest is the sole class of residual interest of the Lower-Tier II REMIC and is represented by the Class A-R Certificate.
     All payments received by the Lower-Tier II REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower-Tier II REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTII-R Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the principal amounts of the Lower-Tier II REMIC Marker Classes (with such amount allocated among the Lower-Tier II REMIC Marker Classes so that each Lower-Tier II REMIC Marker Class will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that results in a reduction in the principal balance of its Corresponding Certificates) and will be accrued and added to the principal balance of the Class LTII-X Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans in Mortgage Pool II shall be allocated 50% to the Class LTII-X Interest and 50% to the Lower-Tier II REMIC Marker Classes (with principal payments allocated to each of the Lower-Tier II REMIC Marker Classes in an amount equal to 50% of the principal amounts distributed to the Corresponding Certificates in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralized Amount shall be treated as payable entirely to the Class LTII-X Interest. Realized Losses related to Mortgage Pool II that are allocated to the Certificates shall be applied to the Lower-Tier II REMIC Marker Classes and the Class LTII-X Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the Lower-Tier II REMIC Marker Classes is equal to 50% of the principal balance of the Corresponding Certificates and (ii) the principal balance of the Class LTII-X Interest is equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans in Mortgage Pool II and (y) 50% of the Overcollateralized Amount. Each Lower-Tier II REMIC Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Corresponding Certificates in respect of unreimbursed amounts of Realized Losses. The Class LTII-X Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses related to Mortgage Pool II.
     If on any Distribution Date the Outstanding Certificate Principal Balance of any Class of Certificates is increased due to Subsequent Recoveries related to Mortgage Pool II pursuant to the definition of “Outstanding Certificate Principal Balance”, then there shall be an equivalent increase in the principal amounts of the Lower-Tier II REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower-Tier II REMIC Regular Interests on such Distribution Date) among the Lower-Tier II REMIC Regular Interests so that (i) each of the Lower-Tier II Marker Classes has a principal balance equal to 50% of the principal balance of the Corresponding Certificates, (ii) the Class LTII-X Interest has a principal balance equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans in Mortgage Pool II and (y) 50% of the Overcollateralized Amount.
Upper-Tier II REMIC
     The assets of the Upper-Tier II REMIC shall be the Lower-Tier II REMIC Regular Interests. The REMIC II Regular Interests shall be designated as the regular interests in the Upper-Tier II REMIC and the Residual II Interest shall be designated as the sole class of residual interest in the Upper-Tier II REMIC.
     The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper-Tier II REMIC.

			Class of Related
Class	Initial Principal Balance	Rate	Certificates
UTII-A1	(1)	(2)	II-A1
UTII-A2	(1)	(2)	II-A2
UTII-M1	(1)	(2)	II-M1
UTII-M2	(1)	(2)	II-M2
UTII-M3	(1)	(2)	II-M3
UTII-M4	(1)	(2)	II-M4
UTII-M5	(1)	(2)	II-M5
UTII-M6	(1)	(2)	II-M6
UTII-B1	(1)	(2)	II-B1

			Class of Related
Class	Initial Principal Balance	Rate	Certificates
UTII-B2	(1)	(2)	II-B2
Uncertificated Class CE Interest	(3)	(3)	N/A
UTII-IO	(4)	(4)	N/A
Residual II Interest	(5)	(5)	N/A

(1)	The initial principal balance of each of these REMIC II Regular Interests shall equal the initial principal balance of its Class of Related Certificates.

(2)	The interest rates on each of these REMIC II Regular Interests shall be an annual rate equal to the Pool II Certificate Rate for the Class of Related Certificates, provided that in lieu of the applicable Net WAC set forth in the definition of Pool II Certificate Rate, the applicable Upper-Tier II REMIC Net WAC Cap shall be used.

(3)	The Uncertificated Class CE Interest shall have an initial principal balance equal to the initial Overcollateralized Amount. The Uncertificated Class CE Interest shall accrue interest on a notional balance set forth in the definition of Class CE Interest Distribution Amount at a rate equal to the Class CE Distributable Interest Rate. The Uncertificated Class CE Interest shall be represented by the Class CE Certificates.

(4)	The Class UTII-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LTII-IO Interest. The Class UTII-IO Interest shall be represented by the Class CE Certificates.

(5)	The Residual II Interest has no principal amount and bears no interest. The Residual II Interest is the sole class of residual interest of the Upper-Tier II REMIC and is represented by the Class A-R Certificate.
     The beneficial ownership of the Class SW-R Interest, the Class LTII-R Interest and the Residual II Interest shall be represented by the Class A-R Certificate.
          (c) (i) It is intended that the rights of each Class of the Class II-A, Class II-M and Class II-B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of each Class of the Class II-A, Class II-M and Class II-B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper-Tier II REMIC held by the Holders of the Class II-A, Class II-M and Class II-B Certificates. For information reporting requirements, the rights of the Class II-A, Class II-M and Class II-B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero value or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class II-A, Class II-M and Class II-B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Swap Agreement or Yield Maintenance Agreement, will be treated as distributed by the Upper-Tier II REMIC to the Class CE Certificates pro rata in payment of the amounts specified in Section 6.01A(c)(33) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.
               (ii) It is intended that the beneficial owners of the Certificates (other than the Pool I Certificates, Class A-R and Class CE Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class CE Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Pool I Certificates, Class A-R and Class CE Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class Payment Shortfall”). A Class Payment Shortfall shall be allocated to each Class of Pool II Certificates (other than the Class CE Certificates) to the extent that interest accrued on such Class for the related Accrual Period at the Pool II Certificate Rate for a Class,

computed by substituting “Upper-Tier II REMIC Net WAC Cap” for the Net WAC set forth in the definition thereof, exceeds the amount of interest accrued on such Pool II Certificate at the Pool II Certificate Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of such Pool II Certificates with an outstanding principal balance to the extent of such balance.
          (d) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class CE Interest, the uncertificated Class UTII-IO Interest, the rights to receive payments deemed made by the Class II-A, Class II-M and Class II-B Certificates in respect of notional principal contracts described in Section 2.04(c)(ii), the Supplemental Interest Trust, the Swap Agreement, the Yield Maintenance Agreements and the obligation of the Holders of the Class CE Certificates to pay amounts in respect of Excess Interest to the Holders of the Class II-A, Class II-M and Class II-B Certificates shall be treated as a “grantor trust” under the Code, for the benefit of the Holders of the Class CE Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the Holders of the Class CE Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the Holders of the Class II-A, Class II-M, Class II-B and Class CE Certificates as may be applicable under the Code.
     The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class CE Certificates first, out of funds deemed received in respect of the Class UTII-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class CE Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.04(c)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class CE Interest, such amounts will be treated as distributed by the Upper-Tier II REMIC to the Class CE Certificates pro rata in payment of the amounts specified in Section 6.01A(c)(33) and then paid to the Swap Counterparty pursuant to the Swap Agreement.
     The Supplemental Interest Trust shall be an “outside reserve fund” for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class CE Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.
          (e) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” of each “regular interest” in each REMIC created hereunder is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.
          (f) The “tax matters person” with respect to each REMIC created hereunder for purposes of the REMIC Provisions shall be the beneficial owner of the Class A-R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other Holder of a Class A-R Certificate, by its acceptance thereof, irrevocably appoints the Servicer as its agent and attorney-in-fact to act as “tax matters person” with respect to each REMIC created hereunder for purposes of the REMIC provisions.
          (g) It is intended that each REMIC created hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify each REMIC created hereunder as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust Fund, each REMIC created hereunder and the Holder of the Class A-R Certificate and that in such capacity it shall:
               (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) for each REMIC created hereunder and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;
               (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto (and the Servicer shall act as the representative of the Trust Fund for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times in the manner required by the Code;
               (iii) make or cause to be made an election, on behalf of each REMIC created hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with this Section 2.04 on the federal tax return of each REMIC hereunder for its first taxable year (and, if necessary, under applicable state law);
               (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount;
               (v) provide information necessary for the computation of tax imposed on the transfer of the Class A-R Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);
               (vi) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and
               (vii) maintain such records relating to each REMIC created hereunder as may be required by the Code and as may be necessary to prepare the foregoing returns, schedules, statements or information.
          (h) Pursuant to Section 6.02(b), the Servicer, with the consent of the Trustee, hereby appoints the Global Corporate Trust MBS Group of The Bank of New York Trust Company, N.A. to perform the duties enumerated in (g) above.

     Section 2.05 Permitted Activities of Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.
     Section 2.06 Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a “qualifying special purpose entity” as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.05 of this Agreement shall be limited in accordance with paragraph 35 thereof.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AND
THE SERVICER; REPURCHASE OF MORTGAGE LOANS
     Section 3.01 Representations and Warranties of the Depositor with respect to the Mortgage Loans.
     The Depositor hereby represents and warrants to the Trustee for the benefit of the Related Certificateholders that on or before the Closing Date it has entered into the Sale Agreement with the Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in the Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Related Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Related Certificateholders, pursuant to Section 2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.
          (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;
          (b) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. With respect to a Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related security agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over the Trustee’s security interest in such cooperative shares;
          (c) All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; to the best of the Seller’s knowledge, there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage (or, with respect to a Co-op Loan, the related Mortgagor), directly or indirectly, for the payment of any amount required by the Mortgage Loan; there has been no more than one delinquency in excess of 30 days during the preceding twelve-month period;
          (d) To the best of the Seller’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;
          (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments. No Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;
          (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;
          (g) With respect to a Mortgage Loan which is not a Co-op Loan, all buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgaged Property is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;
          (h) Any and all requirements of any federal, state or local laws and all applicable predatory and abusive lending laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;
          (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;
          (j) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including, all buildings on the Mortgaged Property. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Depositor has the full right to sell and assign the same to the Trustee for the benefit of the Certificateholders;
          (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and the Depositor has taken all action necessary to transfer such rights of enforceability to the Trustee for the benefit of the Certificateholders. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and property executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;
          (l) The Seller is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Trust for the benefit of the Certificateholders, the Seller will retain the Mortgage File or any part thereof with respect thereto not delivered to the Trust for the benefit of the Certificateholders or its designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Trust for the benefit of the Certificateholders, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Trustee for the benefit of the Certificateholders free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Trustee for the benefit of the Certificateholders will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;
          (m) With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j) (1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such lender’s title insurance policy insures ingress and egress by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;
          (n) There is no default, breach, violation or event of acceleration existent, under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;
          (o) There are no mechanics’, or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgage Property, in the case of a Co-op Loan) which are or may be liens prior to or equal to the lien of the related Mortgage;
          (p) With respect to a Mortgage Loan which is not a Co-op Loan, all improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances; the Mortgaged Property is lawfully occupied under applicable law;
          (q) The Mortgage Loan complies in all material respects with all the terms, conditions and requirements of the Seller’s underwriting standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to FNMA or FHLMC. Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;
          (r) The Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. To the best of the Seller’s knowledge, at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan);
          (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (l) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

          (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;
          (u) The Mortgage File contains an appraisal or a recertification document (in the case of a Mortgage Loan originated under the Seller’s Streamlined Refinance Program) of the related Mortgaged Property (or the related residential dwelling unit in the underlying Mortgaged Property, in the case of a Co-op Loan), signed prior to the final approval of the mortgage loan application by an appraiser approved by the Seller who had no interest, direct or indirect, in the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form acceptable to FNMA or FHLMC;
          (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;
          (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security interest of any applicable agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;
          (x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;
          (y) The Mortgage Loan does not contain “graduated payment” features;
          (z) The Mortgagor is not in bankruptcy and, to the best of the Seller’s knowledge, the Mortgagor is not insolvent;
          (aa) The Mortgage Loans are fixed rate mortgage loans. Each Mortgage Loan has an original term to maturity of not more than thirty (30) years with interest payable in arrears on the first day of each month. No Mortgage Loan contains terms or provisions which would result in negative amortization;
          (bb) Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee for each Mortgage Loan, have been, on or before the Closing Date, delivered to the Trustee on behalf of the Certificateholders or its designee, or its assignee;
          (cc) All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;
          (dd) [Reserved];
          (ee) In the event that at origination the Mortgage Loan has a Loan-to-Value Ratio greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value of the Mortgaged Property, with respect to a refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), with respect to a purchase money Mortgage Loan, is and will be insured as to payment defaults by a Primary Insurance Policy issued by a Qualified Insurer, except where the primary mortgage insurance was (i) impermissible at origination at applicable law, in which case such Mortgage Loan was originated in accordance with applicable law, (ii) cancelled at the request of the Mortgagor pursuant to the cancellation requirements of FNMA, FHLMC, state law or, as applicable the Home Owner and Equity Protection Act of 1994, as amended, or (iii) automatically terminated in accordance with the termination requirements of FNMA, FHLMC, state law or, as applicable the Home Owner and Equity Protection Act of 1994, as amended. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;
          (ff) The Assignment of Mortgage is in recordable form and is acceptable for recording (or, in the case of a Co-op Loan, is in a form acceptable for filing) under the laws of the jurisdiction in which the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is located;
          (gg) As to Mortgage Loans that are not secured by an interest in a leasehold estate, the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or a dwelling unit in a residential cooperative housing corporation or an individual unit in an attached planned unit development or a detached planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a mobile home thereon. As of the date of origination, no portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), was used for commercial purposes, and since the date of origination, to the best of the Seller’s knowledge, no portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), is used for commercial purposes;
          (hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), as of the date of origination of the related Mortgage Loan, such condominium or planned unit development project met the Seller’s eligibility requirements, as set forth in the Seller’s underwriting guidelines as of such date; in the case of each Co-op Loan, the related residential cooperative housing corporation complied in all material respects with the Seller’s requirements as set forth in the Seller’s underwriting guidelines as of such date;
          (ii) To the best of the Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), in which compliance with any environmental law, rule or regulation is an issue;

               (jj) As of the Cut-off Date, the Seller has not granted any interest rate relief to the Mortgagor under the Relief Act;
               (kk) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), or facilitating the trade-in or exchange of a Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan);
               (ll) No action has been taken or failed to be taken by Depositor, on or prior to the Closing Date, which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Depositor, or for any other reason under such coverage;
               (mm) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;
               (nn) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;
               (oo) As of the Closing Date, the Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations §1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);
               (pp) With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a Person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);
               (qq) As of the Closing Date, the Mortgage Loan is not the subject of pending or final foreclosure proceedings and the Seller would not, based on the delinquency status of the Mortgage Loan, institute foreclosure proceedings with respect to the Mortgage Loan prior to the next scheduled payment for the Mortgage Loan;
               (rr) As of the Closing Date, the Mortgage Loan does not provide for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a “variable rate” (within the meaning of Treasury Regulation Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;
               (ss) No Mortgage Loan is a “covered loan” within the meaning of the Georgia Fair Lending Act of 2002, as amended;
               (tt) None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost” loan or similarly classified using different terminology under any federal, state or local law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees such as predatory lending laws; None of the Mortgage Loans are “high cost” loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any Mortgage Loan a “High Cost Loan” or “Covered Loan,” as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary which is now version 5.6 revised, appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act of 2002, as amended; and
               (uu) As to each Mortgage Loan that is secured by an interest in a leasehold estate, (i) the use of a leasehold estate for residential properties is an accepted practice in the area where the related Mortgaged Property is located, (ii) residential property consisting of leasehold estates is marketable in the area where the related Mortgaged Property is located, (iii) the related lease has been recorded in the applicable land records, (iv) the lease is valid and in good standing and is not subject to any prior lien by which the lease could be terminated or subject to any charge or penalty, and (v) the remaining term of the lease does not terminate less than five years after the maturity date of such Mortgage Loan.
     Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of a Mortgage Loan or the interest of the Certificateholders (or which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties and to the Seller, which notice shall specify the date of discovery. Pursuant to the Sale Agreement, the Seller shall within 90 days from the earlier of (i) the date of receipt of notice of such breach or (ii) the date the Seller otherwise discovers such breach, cure such breach, substitute a Mortgage Loan pursuant to the provisions of Section 3.03 or, if the breach relates to a particular Mortgage Loan, purchase such Mortgage Loan from the Trustee at the Purchase Price. The Purchase Price for the purchased Mortgage Loan shall be paid to the Servicer and shall be deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment as may be provided to it by the Servicer, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholder.
     Section 3.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to, and covenants with, the Trustee for the benefit of the Certificateholders that as of the Closing Date:
               (a) The Servicer is a limited liability company duly chartered and validly existing in good standing under the laws of the State of Delaware, and the Servicer is duly qualified or registered as a foreign corporation in good standing in each jurisdiction in which the ownership or lease or its properties or the conduct of its business requires such qualification;
               (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer’s certificate of formation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (c) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;
               (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder; and
               (e) No litigation is pending or, to the best of the Servicer’s knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement. It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive the issuance and delivery of the Certificates and shall be continuing as long as any Certificate shall be outstanding or this Agreement has been terminated.
     Section 3.03 Option to Substitute. If the Seller is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 3.01, the Seller may, at its option, within two years from the Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan shall (a) have a Principal Balance at the time of substitution not in excess of the Principal Balance of the removed Mortgage Loan (the amount of any difference, plus one month’s interest thereon at the Mortgage Rate borne by the removed Mortgage Loan, being paid by the Seller and deemed to be a Principal Prepayment to be deposited by the Servicer in the Collection Account), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the removed Mortgage Loan (provided, however, that if the Mortgage Rate on the substitute Mortgage Loan exceeds the Mortgage Rate on the removed Mortgage Loan, the amount of that excess interest (the “Substitute Excess Interest”) shall be payable to the Class A-R Certificate), (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (d) be, in the reasonable determination of the Servicer, of the same type, quality and character (including location of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan)) as the removed Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio at origination no greater than that of the removed Mortgage Loan and (f) be, in the reasonable determination of the Seller, in material compliance with the representations and warranties contained in the Sale Agreement and described in Section 3.01, as of the date of substitution.
     The Seller shall amend the Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor and shall send a copy of such amended Mortgage Loan Schedule to the Servicer and the Trustee. The Sale Agreement provides that upon such amendment the Seller shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 3.01 as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 3.01. Upon such amendment, the Custodian on behalf of the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 3.03 (other than the two-year period specified in the first sentence of this Section), such time shall be measured from the date of the applicable substitution. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund, and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller, and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Trust Fund.
ARTICLE IV
THE CERTIFICATES
     Section 4.01 The Certificates.
               (a) The Class A, Class M, Class B and Class CE Certificates shall be substantially in the forms thereof included within Exhibits C, D, E, E-1 and F and shall, on original issue, be executed by the Depositor and authenticated by the Trustee (or, if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent) upon receipt by the Trustee of the documents specified in Section 2.01, delivered to or upon the order of the Depositor.
               (b) The Depository and the Trustee have entered into a Depository Agreement dated as of June 28, 2007 (the “Depository Agreement”). Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred as provided in Section 4.02 except to a successor to the Depository; (ii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Paying Agent and the Trustee shall deal with the Depository, Depository Participants and Indirect Participants as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of such Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Paying Agent and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to Indirect Participants and persons shown on the books of such Indirect Participants as direct or indirect Certificate Owners. The Depository Agreement provides that the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates.
     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.
               (c) If (i)(A) the Depository advises the Depositor, the Paying Agent or the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee, the Paying Agent or the Depositor are unable after exercise of their reasonable best efforts to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of the Book-Entry Certificates by the Depository for registration and receipt by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, of an adequate supply of certificates from the Depositor, the Trustee or if the Paying Agent is appointed under Section 4.05, the Paying Agent shall issue the Definitive Certificates based on information received from the Depository. Neither the Depositor, the Servicer, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
               (d) The Certificates (other than the Class A-R Certificate and the Class CE Certificate) shall be issuable in the minimum original dollar denominations (and integral multiples of $1.00 in excess of such amount) and aggregate original dollar denominations per Class (or in the case of the Class I-A4 Certificates, in the minimum denominations based upon the Class I-A4 Notional Amount) as set forth in the following table (except that, if necessary, in order to aggregate the Original Certificate Principal Balance of a Class, one Certificate of such Class will be issued in a different denomination). A single Class A-R Certificate and a single Class CE Certificate will be issued in definitive form.
               (e) The Uncertificated REMIC Interests shall be issued in uncertificated form and transferred to the Trustee to be held in trust pursuant to the terms of the Trust Agreement. The Bank of New York Trust Company, N.A., as Trustee and Paying Agent, is hereby directed and authorized to enter into the Trust Agreement. In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Paying Agent shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Paying Agent, respectively.

		Aggregate Original Certificate
	Minimum	Principal Balance of all
	Original	Certificates of the	CUSIP
Class	Denomination	Indicated Class	Number
Class I-A1	$100,000.00	$26,331,690	16165AAA2
Class I-A2 (4)	$100,000.00	$272,386,826	16165AAB0
Class I-A3	$100,000.00	$28,850,825	16165AAC8
Class I-A4	$100,000.00	$(1)	16165AAX2
Class I-A5	$100,000.00	(4)	16165AAY0
Class I-A6	$100,000.00	(5)	16165AAZ7
Class I-A7	$100,000.00	(5)	16165ABA1
Class I-A8	$100,000.00	(5)	16165ABB9
Class A-P(2)	$688.00	$688	16165ABC7
Class I-M	$100,000.00	$7,930,600	16165AAG9
Class I-B1	$100,000.00	$3,103,300	16165AAH7
Class I-B2	$100,000.00	$2,241,300	16165AAJ3
Class I-B3	$100,000.00	$1,551,600	16165AAT1
Class I-B4	$100,000.00	$1,379,300	16165AAU8
Class I-B5	$100,000.00	$1,034,434	16165AAV6
Class II-A1	$100,000.00	$347,373,000	16165AAD6
Class II-A2	$100,000.00	$38,597,000	16165AAE4
Class II-M1	$100,000.00	$8,097,000	16165AAK0
Class II-M2	$100,000.00	$3,737,000	16165AAL8
Class II-M3	$100,000.00	$2,492,000	16165AAM6

		Aggregate Original Certificate
	Minimum	Principal Balance of all
	Original	Certificates of the	CUSIP
Class	Denomination	Indicated Class	Number
Class II-M4	$100,000.00	$2,283,000	16165AAN4
Class II-M5	$100,000.00	$1,454,000	16165AAP9
Class II-M6	$100,000.00	$1,868,000	16165AAQ7
Class A-R(3)	$100.00	$100.00	16165AAF1
Class II-B1	$100,000.00	$1,454,000	16165AAR5
Class II-B2	$100,000.00	$2,076,000	16165AAS3
Class CE	N/A	(6)	16165AAW4

(1)	The Class I-A4 Certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amounts. The initial notional amount of the Class I-A4 Certificates will be approximately $6,849,276.

(2)	The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest.

(3)	The Class A-R Certificate represents the residual interest in each of the REMIC Pools.

(4)	Each of these Classes of Certificates is an Exchangeable Initial Certificate which will not be issued under this Agreement and instead will be issued pursuant to the Trust Agreement.

(5)	Each of these Classes of Certificates is an Exchangeable Certificate which will not be issued under this Agreement and instead will be issued pursuant to the Trust Agreement. The Original Certificate Principal Balance or notional amount of each such Class of Certificates will be zero.

(6)	The Class CE Certificates will have an aggregate original notional amount equal to the original Mortgage Pool II Principal Balance.
     The Certificates shall be signed by manual or facsimile signature on behalf of the Depositor by an officer of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were at the time of signature officers of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be an officer prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a manual authentication by an officer of the Trustee (or if an Authenticating Agent has been appointed pursuant to Section 4.06, the Authenticating Agent) and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.
     Section 4.02 Registration of Transfer and Exchange of Certificates.
               (a) The Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall cause to be kept a certificate register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.
               (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or if a Paying Agent has been appointed hereunder pursuant to Section 4.05, the Paying Agent maintained for such purpose, the Depositor shall execute and the Trustee or if an Authenticating Agent is appointed under Section 4.06, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication by the Authenticating Agent.
               (c) No transfer of a Class I-B3, Class I-B4, Class I-B5 or Class CE Certificate shall be made unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act. If such a transfer is to be made in reliance upon an exemption from said Act, (i) the Depositor may require (except with respect to the initial transfer of a Class I-B3, Class I-B4, Class I-B5 or Class CE Certificate from J.P. Morgan Securities Inc. and except if the transferee executes a certificate substantially in the form of Exhibit H hereto) a written opinion of independent counsel acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Servicer, and (ii) the Depositor shall require the transferee to execute a certification substantially in the form of Exhibit H or Exhibit I.
               (d) (i) No transfer of an ERISA Restricted Certificate or a Class A-R Certificate shall be made unless the prospective transferee provides the Depositor and the Trustee with (I) a representation as set forth in Exhibit K for Class A-R Certificates or in Exhibit M for ERISA Restricted Certificates to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, or (II) solely in the case of an ERISA Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation as set forth in Exhibit M that such transferee is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an “insurance company general account,” as defined in Section V(E) of Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of a Definitive Certificate, an Opinion of Counsel reasonably satisfactory to the Depositor and the Trustee to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee.
                    (ii) No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class A-R Certificate shall be registered unless the transferee provides the Depositor and the Trustee with a representation as set forth in Exhibit M that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
                    (iii) Except in the case of a Definitive Certificate, the representations set forth in paragraphs (i) and (ii) of this Subsection 4.02(d), other than subparagraph (i)(II)(B), shall be deemed to have been made to the Depositor and the Trustee by the transferee’s acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificates). Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate or a Class A-R Certificate to or on behalf of a Plan without the delivery to the Depositor of a representation or an Opinion of Counsel reasonably satisfactory to the Depositor and the Trustee as described above shall be void and of no effect. None of the Depositor, the Servicer or the Trustee shall be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 4.02(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered in accordance with the foregoing requirements. The Depositor, Servicer, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 4.02(d) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.
               (e) At the option of a Certificateholder, a Certificate may be exchanged for another Certificate or Certificates of authorized denominations of a like Class, upon surrender of the Certificate to be exchanged at any office or agency of the Trustee, or if a Paying Agent has been appointed under Section 4.05, the Paying Agent, maintained for such purpose. Whenever the Certificate is so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver, the Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Authenticating Agent duly executed by, the Holder thereof or his attorney duly authorized in writing.
               (f) No service charge shall be made to the Holder for any transfer or exchange of a Certificate, but the Servicer may require payment by the Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such Certificate.
               (g) All Certificates surrendered for transfer or exchange shall be destroyed by the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent, in accordance with the Trustee’s or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent’s, standard procedures.
               (h) [Reserved].
               (i) A Disqualified Organization is prohibited from acquiring beneficial ownership of a Class A-R Certificate. Notwithstanding anything to the contrary contained herein, (i) unless and until the Servicer and the Trustee shall have received an Opinion of Counsel, satisfactory to it in form and substance, to the effect that the absence of the conditions contained in this Section 4.02(i) would not result in the imposition of federal tax upon any REMIC created hereunder or cause any REMIC created hereunder to fail to qualify as a REMIC, no transfer, sale or other disposition of the Class A-R Certificate (including for purposes of this section any beneficial interest therein) may be made without the express written consent of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, which consent is to be granted by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee only upon compliance with the requirements of this Section and (ii) no transfer, sale or other disposition of the Class A-R Certificate (or any beneficial interest therein) may be made to a Person who is not a U.S. Person unless such Person furnishes the transferor, the Certificate Registrar and the Trustee, with a duly completed and effective Form W-8ECI (or any successor thereto) or an Opinion of Counsel to the effect that such transfer is in accordance with the requirements of the Code and that the transfer will not be disregarded for federal income tax purposes. As a condition to granting its consent to a transfer of a Class A-R Certificate, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, shall require the proposed transferee of such Certificate (including, in the case of the initial issuance of the Class A-R Certificate, the initial Holder thereof) to execute a letter and affidavit substantially in the form attached hereto as Exhibit K and shall require the proposed transferor (other than in the case of the transfer to the initial Holder) of such Certificate to execute a letter substantially in the form attached hereto as Exhibit K-1. In the absence of a contrary instruction from the transferor of such Certificate, declaration (11) in the affidavit in Exhibit K may be left blank. If the transferor requests by written notice to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, prior to the date of the proposed transfer that one of the two other forms of declaration (11) of such affidavit be used, then the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, shall require that such form of declaration (11) be included in such affidavit.
     As a condition to the granting of the consent referred to in this Section 4.02(i), prior to the transfer, sale, pledge, hypothecation or other disposition of the Class A-R Certificate or any interest therein, the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall require that (1) the proposed transferee deliver to the Trustee or Certificate Registrar, as applicable, its taxpayer identification number and state, under penalties of perjury that such number is the social security or employer identification number, as the case may be, of the transferee or provide an affidavit under penalties of perjury stating that as of the date of such transfer such transferee is not and has no intention of becoming a Disqualified Organization; (2) the proposed transferee deliver to the Trustee or Certificate Registrar, as applicable, an affidavit stating (i) that such transferee is not acquiring such Class A-R Certificate as an agent, broker, nominee, or middleman for a Disqualified Organization, (ii) if the Class A-R Certificate is a “non-economic residual interest” within the meaning of Treas. Reg. §1.860E-1(c)(2), (X) that no purpose of the acquisition of the Class A-R Certificate is to avoid or impede the assessment or collection of tax, (Y) that such transferee has historically paid its debts as they came due and will continue to pay its debts as they come due, and (Z) that such transferee represents that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest, and (iii) unless the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee consents to the transfer of the Class A-R Certificate to a Person who is not a U.S. Person and who has furnished either a duly completed and effective Form W-8ECI (or any successor thereto) or an Opinion of Counsel to the effect that the transfer will not be disregarded for federal income tax purposes, that it is a U.S. Person; (3) if so requested by the transferor in written notice provided to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee, prior to the date of the proposed transfer, the proposed transferee deliver to the Trustee or Certificate Registrar, as applicable, an affidavit that includes a declaration made in the form of declaration (11) in the affidavit set forth in Exhibit K requested by the transferor; and (4) the transferor deliver to the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee a written certification that as of the date of such transfer it has no knowledge and no reason to know that the affirmations described in clauses (1), (2) and (3) were false. The Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee shall not grant the consent referred to in this Section 4.02(i) if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any purported transfer, sale or other disposition of the Class A-R Certificate to a Disqualified Organization or in violation of the provisions of this Section 4.02(i), such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Class A-R Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class A-R Certificate. If any purported transfer shall be in violation of the provisions of this Section 4.02(i) then the prior Holder of the Class A-R Certificate shall, upon discovery that the transfer of such Class A-R Certificate was not in fact permitted by this Section 4.02(i), be restored to all rights and obligations as a Holder thereof retroactive to the date of the purported transfer of such Class A-R Certificate. The Trustee, the Servicer and the Certificate Registrar shall be under no liability to any Person for any registration or transfer of a Class A-R Certificate that is not permitted by this Section 4.02(i) or for making payments due on such Class A-R Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the transfer was not registered under the written certification of the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee as described in this Section 4.02(i). The prior Holder shall be entitled to recover from any purported Holder of a Class A-R Certificate that was in fact not a permitted purported transferee under this Section 4.02(i) at the time it became a purported Holder all payments made to such purported Holder on such Class A-R Certificate; provided that the Servicer shall not be responsible for such recovery. Each Class A-R Certificateholder, by the acceptance of the Class A-R Certificate, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(i) and to any amendment to this Agreement deemed necessary by counsel of the Trustee or the Servicer to ensure that the Class A-R Certificate is not transferred to a Disqualified Organization and that any transfer of such Class A-R Certificate will not cause the imposition of a tax upon any REMIC created hereunder or cause any REMIC created hereunder to fail to qualify as a REMIC. The restrictions on transfer of the Class A-R Certificate will cease to apply and be void upon receipt by the Certificate Registrar or, if no Certificate Registrar is appointed, the Trustee of an Opinion of Counsel to the effect that such restrictions on transfer are no longer necessary to avoid the risk of material federal taxation to any REMIC created hereunder or prevent any REMIC created hereunder from qualifying as a REMIC.
               (j) The Servicer shall make available upon written request to each Holder and each proposed transferee of any Class I-B3, Class I-B4 or Class I-B5 Certificate such information as may be required to permit the proposed transfer to be effected pursuant to Rule 144A under the Securities Act.
     Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, or the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, that such Certificate has been acquired by a bona fide purchaser, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Class. Upon the issuance of any new Certificate under this Section, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, may require of the Certificateholder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate of any Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time, and such mutilated, destroyed, lost or stolen Certificate shall be of no force or effect under this Agreement, to the extent permitted by law.
     Section 4.04 Persons Deemed Owners. Prior to due presentation of a Certificate of any Class for registration of transfer, the Depositor, the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered on the Record Date as the owner of such Certificate and the Percentage Interest in the distributions to which the Certificateholders of such Class are entitled on the relevant date as the Holder of such Certificate and the Percentage Interest represented by such Certificate for the purpose of receiving remittances pursuant to Section 6.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee shall be affected by notice to the contrary.
     Section 4.05 Appointment of Paying Agent and Certificate Registrar; Certificate Accounts. The Trustee shall appoint a Paying Agent and a Certificate Registrar (the “Certificate Registrar”)

hereunder, provided such Paying Agent and such Certificate Registrar shall not be the Depositor, the Seller, or an Affiliate of the Depositor or the Seller. No later than two Business Days prior to each Distribution Date, the Servicer shall deposit or cause to be deposited with the Paying Agent from funds on deposit in the Pool I Collection Account a sum up to the Pool I Available Distribution Amount, such sum to be held in trust for the benefit of Pool I Certificateholders in a segregated account (the “Pool I Certificate Account”) which shall be an Eligible Account in the name of “The Bank of New York Trust Company, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, ChaseFlex Trust Series 2007-3 – Pool I Certificate Account”. Similarly, no later than two Business Days prior to each Distribution Date, the Servicer shall deposit or cause to be deposited with the Paying Agent from funds on deposit in the Pool II Collection Account a sum up to the Pool II Available Distribution Amount, such sum to be held in trust for the benefit of Pool II Certificateholders in a segregated account (the “Pool II Certificate Account,” and together with the Pool I Certificate Account, the “Certificate Accounts”) which shall be an Eligible Account in the name of “The Bank of New York Trust Company, N.A., as Trustee, in trust for and for the benefit of the Certificateholders of Multi-Class Mortgage Pass-Through Certificates, ChaseFlex Trust Series 2007-3 – Pool II Certificate Account”. The Paying Agent shall establish such Certificate Accounts with a commercial bank, a savings bank or a savings and loan association. The Paying Agent may invest moneys in the Certificate Accounts in Eligible Investments, which shall mature not later than a date sufficient to make payment on the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Paying Agent as additional compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments (to the extent not offset by income from other such investments) shall be deposited in the applicable Certificate Account by the Paying Agent out of its own funds immediately as realized. The Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. So long as the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Trustee designates The Bank of New York Trust Company, N.A. as the initial Paying Agent and initial Certificate Registrar. Only the Trustee may remove the Paying Agent and Certificate Registrar and may do so at will, provided that the Trustee gives 20 days’ prior written notice of such removal to the Paying Agent and Certificate Registrar and the Rating Agencies.
     The Paying Agent will hold all sums held by it for the payment to Related Certificateholders in trust for the benefit of the Related Certificateholders entitled thereto until such sums shall be paid to such Related Certificateholders.
     Section 4.06 Authenticating Agents.
               (a) The Trustee may appoint one or more Authenticating Agents (each, an “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. So long as the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints the Paying Agent as the initial Authenticating Agent.

               (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
               (c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 4.06, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 4.06. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Each of the Authenticating Agent, Certificate Registrar and Paying Agent shall be afforded the same rights, protections and indemnities as the Trustee as set forth under Article VIII hereunder.
ARTICLE V
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
     Section 5.01 Servicer to Service Mortgage Loans. The Servicer shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 5.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration, all in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer shall, pursuant to a power of attorney granted hereby by the Trustee for such purposes, when the Servicer or the Sub-Servicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Related Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; provided, however, that subject to the provisions of this paragraph, the Servicer may allow a modification with respect to a Mortgage Loan if the Servicer would take such action in the ordinary course of its business if it were the owner of the Mortgage Loan. The Servicer will indemnify the Trustee for any misuse of such power of attorney provided hereunder. The Servicer may agree to a modification of any Mortgage Loan (the “Relevant Mortgage Loan”) upon the request of the related Mortgagor, provided that (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate of newly-originated mortgage loans having similar terms and (ii) the Servicer purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Servicer. To confirm such transfer and assignment, the Servicer, as servicer hereunder, as soon as practicable shall execute an instrument of assignment of the Modified Mortgage Loan without recourse in customary form to the Servicer in its individual capacity. The Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Collection Account pursuant to Section 5.08. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary more fully to vest in the Servicer any Modified Mortgage Loan previously transferred and assigned pursuant thereto. Notwithstanding anything herein to the contrary, the Servicer shall not make or permit any modification of a Mortgage Loan that would cause any REMIC Pool to fail to qualify as a REMIC for federal income tax purposes or that would result in the imposition of any material tax under Section 860F(a) or Section 860G(d) of the Code.
     Notwithstanding anything to the contrary contained in this Agreement, the Servicer may also agree to any modification, waiver or amendment that would affect or impair the payments on, or the security for, a mortgage loan that is in default or with respect to which default is reasonably foreseeable, if, in its reasonable judgment, such modification, waiver or amendment is in the best interest of certificateholders.
     The Servicer shall furnish to the Trustee for execution and redelivery to the Servicer or, at the request of the Servicer, a Sub-Servicer, such documents necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the Trustee shall not be responsible for the Servicer’s application thereof. The Servicer agrees to remain eligible as either a FNMA or FHLMC seller/servicer, or both, for so long as it is Servicer.
     All Servicing Advances made by the Servicer in effecting the timely payment of taxes, insurance and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Related Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such Servicing Advances shall be recoverable by the Servicer to the extent permitted by Sections 5.09 and 5.23.
     Section 5.02 Sub-Servicing Agreements Between Servicer and Sub-Servicers; Enforcement of Sub-Servicer’s Obligations.
               (a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of all or part of the Mortgage Loans. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans serviced by it include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer. Each Sub-Servicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Sub-Servicer have agreed. The Servicer hereby agrees to notify the Trustee in writing promptly upon the appointment of any Sub-Servicer. For purposes of this Agreement, the receipt by the Sub-Servicer of any amount with respect to a Mortgage Loan (other than amounts representing servicing compensation or reimbursement for an advance) shall be treated as the receipt by the Servicer of such amount. The Sub-Servicer shall deposit all such funds in an Eligible Account.
               (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Related Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements as appropriate, and the pursuit of other remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

               (c) The Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Sub-Servicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits the Servicer to comply with Section 5.25 of this Agreement.
     Section 5.03 Successor Sub-Servicers. The Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement.
     Section 5.04 Liability of the Servicer. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and liable to the Trustee and Related Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.
     Section 5.05 No Contractual Relationship Between Sub-Servicer and Trustee or Certificateholders. Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer.
     Section 5.06 Termination of Sub-Servicing Agreement. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), the Servicer shall thereupon terminate each Sub-Servicing Agreement that may have been entered into, and the Trustee, its designee or the successor servicer and the Trustee shall not be deemed to have assumed any of the Servicer’s interest therein or to have replaced the Servicer as a party to any such Sub-Servicing Agreement.
     Section 5.07 Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable; provided, however, that the Servicer may elect, to the extent consistent with Accepted Servicing Practices, to waive any late payment charge and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans held in its own portfolio. Any such arrangements shall not diminish or otherwise affect the Servicer’s obligation to make Advances pursuant to Section 6.03.
     Section 5.08 Establishment of Collection Account; Deposit in Collection Account. With respect to the Pool I Mortgage Loans, the Servicer shall segregate and hold all funds collected and received pursuant to a Pool I Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more collection accounts for the benefit of the Pool I Certificateholders (collectively, the “Pool I Collection Account”) which are Eligible Accounts, in the form of a trust account, in the name of “The Bank of New York Trust Company, N.A., as Trustee, in trust for and for the benefit of the Pool I Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Chase Home Finance LLC as subservicer for JPMorgan Chase Bank, N.A. as Servicer, ChaseFlex Trust

Series 2007-3 – Pool I Collection Account.” Similarly, with respect to the Pool II Mortgage Loans, the Servicer shall segregate and hold all funds collected and received pursuant to a Pool II Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more collection accounts for the benefit of the Pool II Certificateholders (collectively, the “Pool II Collection Account,” and together with the Pool I Collection Account, the “Collection Accounts”) which are Eligible Accounts, in the form of a trust account, in the name of “The Bank of New York Trust Company, N.A., as Trustee, in trust for and for the benefit of the Pool II Certificateholders of Multi-Class Mortgage Pass-Through Certificates, Chase Home Finance LLC as subservicer for JPMorgan Chase Bank, N.A. as Servicer, ChaseFlex Trust Series 2007-3 – Pool II Collection Account.” Such Collection Accounts shall be established with a commercial bank, a savings bank or a savings and loan association. The Servicer may invest, or cause the institution maintaining the Collection Accounts to invest, moneys in the Collection Accounts in Eligible Investments, which shall mature not later than two Business Days preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment shall be for the benefit of the Servicer as additional compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments (to the extent not offset by income from other such investments) shall be deposited in the applicable Collection Account by the Servicer out of its own funds immediately as realized; provided, however, that if the Trustee becomes the Servicer, the Trustee shall not be required to deposit the amount of any loss incurred prior to it becoming the Servicer.
     The Servicer shall deposit or cause to be deposited in the applicable Collection Account on a daily basis (and not later than the second Business Day following receipt), and retain therein:
                    (i) All payments which were received after the Cut-off Date on account of principal of the Mortgage Loans (other than the principal portion of Monthly Payments due on or before the Cut-off Date), and all Principal Prepayments collected on or after the Cut-off Date;
                    (ii) All payments which were received after the Cut-off Date on account of interest on the Mortgage Loans (net of the Servicing Fee)(other than the interest portion of Monthly Payments due on or before the Cut-off Date);
                    (iii) Any Subsequent Recovery or Net Liquidation Proceeds;
                    (iv) All Insurance Proceeds received by the Servicer under any title, hazard or other insurance policy, including amounts required to be deposited pursuant to Sections 5.16 and 5.20, other than proceeds to be held in the Escrow Account or applied to the restoration or repair of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or otherwise applied or held as required by applicable law;
                    (v) All awards or settlements in respect of condemnation proceedings affecting any Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;
                    (vi) All Repurchase Proceeds;
                    (vii) All Advances made by the Servicer pursuant to Section 6.03;
                    (viii) All amounts representing revenues under the insurance provided pursuant to Section 5.19 to the extent of any losses borne by any Certificateholder;

                    (ix) All revenues from any Mortgaged Property (or underlying Mortgaged Property in the case of a Co-op Loan) acquired by the Servicer by foreclosure or deed in lieu of foreclosure net of any Servicing Advances with respect to such Mortgaged Property (or underlying Mortgaged Property in the case of a Co-op Loan); and
                    (x) Any other amounts required to be deposited therein pursuant to this Agreement.
     The Servicer shall maintain accounting records on a Mortgage Loan by Mortgage Loan basis with respect to each Collection Account. The Servicer shall give notice to the Trustee, any Paying Agent, the Depositor and each Rating Agency of any change in the location of any of the Collection Accounts, prior to the use thereof. Notwithstanding anything to the contrary herein, no Monthly Payment or any portion thereof shall be permitted to remain in any of the Collection Accounts for more than 12 months. Any Monthly Payment or any portion thereof that has remained in a Collection Account for 12 months shall be deemed a Principal Prepayment and distributed to the applicable Certificateholders pursuant to the provisions of this Agreement on the Distribution Date immediately following the end of such 12 month period.
     Section 5.09 Permitted Withdrawals from the Collection Accounts. The Servicer may, from time to time, withdraw funds from the Collection Accounts for the following purposes:
               (a) to reimburse itself for Advances made pursuant to Section 6.03 (including amounts to reimburse the related Sub-Servicer for advances made pursuant to the applicable Sub-Servicing Agreement), the Servicer’s and the related Sub-Servicer’s right to receive reimbursement pursuant to this subclause (i) being limited to amounts received on particular Mortgage Loans which represent Late Collections (net of the Servicing Fees) with respect to those particular Mortgage Loans;
               (b) to pay itself the Servicing Fee;
               (c) to reimburse itself for unreimbursed Servicing Advances, or to pay the related Sub-Servicer any unreimbursed Servicing Advances, the Servicer’s right to receive reimbursement or make payments to the Sub-Servicer pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and condemnation awards;
               (d) to reimburse itself (or the related Sub-Servicer) or the Depositor for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 5.01 or 5.16;
               (e) to reimburse itself (or the related Sub-Servicer) for any Nonrecoverable Advances;
               (f) to pay to itself (or the related Sub-Servicer) income earned on the investment of funds deposited in the Collection Accounts;
               (g) to make deposits into the applicable Certificate Accounts in the amounts and in the manner provided for herein;
               (h) to make payments to itself or others pursuant to any provision of this Agreement, and to clear and terminate the Collection Accounts upon the termination of this Agreement; and
               (i) to withdraw amounts deposited in error.

     Section 5.10 Establishment of Escrow Account; Deposits in Escrow Account. With respect to those Mortgage Loans on which the Servicer or any Sub-Servicer collects Escrow Payments, if any, the Servicer shall, and shall cause any Sub-Servicer to, segregate and hold all funds collected and received pursuant to each such Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of trust accounts. Such Escrow Accounts shall be established with a commercial bank, a mutual savings bank or a savings and loan association the deposits of which are insured by the FDIC in a manner which shall provide maximum available insurance thereunder, and which may be drawn on by the Servicer. The Servicer shall, if requested by the Trustee, give notice to the Trustee of the location of any Escrow Account. Nothing in this paragraph shall be deemed to require the Servicer to collect Escrow Payments in the absence of a provision in the related Mortgage requiring such collection.
     The Servicer shall deposit, or cause to be deposited, in any Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of any Mortgage Loans serviced by the Servicer, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan). The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as are set forth in Section 5.11. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the related Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account is non-interest-bearing or that interest paid thereon is insufficient for such purposes.
     Section 5.11 Permitted Withdrawals from Escrow Account. Withdrawals from any Escrow Account or Accounts may be made by a Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, Standard Hazard Policy premiums, or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer, with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or under applicable law, (iv) for application to restoration or repair of the property subject to the related Mortgage, (v) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vi) to clear and terminate the Escrow Account on the termination of this Agreement or (vii) to withdraw amounts deposited in error.
     Section 5.12 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain, or cause to be maintained, accurate records reflecting any delinquencies or nonpayments with regard to taxes, assessments and Standard Hazard Policy premiums. The Servicer assumes full responsibility for ensuring the payment of all such bills and shall effect payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.
     Section 5.13 Transfer of Accounts. The Servicer may transfer the Collection Account or Escrow Account to an Eligible Account maintained with a different depository institution from time to time and shall notify the Trustee and the Paying Agent of any such transfer.
     Section 5.14 [Reserved].

     Section 5.15 Maintenance of the Primary Insurance Policies. The Servicer shall not take, or permit any related Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer or Sub-Servicer, would have been covered thereunder. Except as otherwise required by applicable law, to the extent coverage is available and until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80%, the Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy in an amount equal to the amount by which the unpaid principal balance of the related Mortgage Loan exceeds 75% of the value (as described in the definition of Loan-to-Value Ratio) of the related Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan). The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy or consent to any related Sub-Servicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is rated at least as high as the original insurer or is acceptable to each Rating Agency as confirmed in writing by each such Rating Agency, unless otherwise required by law.
     Section 5.16 Maintenance of Standard Hazard Policies.
               (a) The Servicer shall cause to be maintained for each Mortgage Loan (other than a Co-op Loan) a Standard Hazard Policy with extended coverage as is prudent in the area where the Mortgaged Property is located in an amount which is equal to the greater of (i) the lesser of (A) 100% of the maximum insurable value of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan, or (ii) such amount required to prevent the Mortgagor or mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified at the time of origination in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding Principal Balance of the Mortgage Loan, (ii) the full insurable value or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is not less than the lesser of (i) the outstanding Principal Balance of the Mortgage Loan or (ii) the maximum insurable value of the improvements which are a part of such property, liability insurance, and, to the extent available, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited, subject to applicable law, in the Collection Account. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such Standard Hazard Policies and other policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer or its designee. Any such Standard Hazard Policies or other policies may be in the form of blanket policies; provided, however, that in the event of any claim arising in connection with a hazard loss the Servicer shall be obligated, in the case of blanket insurance policies, to deposit in the Collection Account any amount not payable under such blanket policy because of a deductible clause in such policy and not otherwise payable under an individual policy. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable insurers in the discretion of the Servicer.
               (b) Any cost incurred by the Servicer in maintaining any of the foregoing insurance shall not, for the purpose of calculating monthly distributions to Related Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs (other than the costs of maintaining a blanket hazard insurance policy not attributable to a specific Mortgaged Property) shall be recoverable by the Servicer from the Mortgagor or out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds or to the extent permitted by Section 5.09.
     Section 5.17 [Reserved].
     Section 5.18 [Reserved].
     Section 5.19 Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained at a level acceptable to FNMA. No provision of this Section 5.19 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Promptly upon receipt of any notice from the surety or the insurer that such fidelity bond or insurance policy has been terminated or modified in a materially adverse manner, the Servicer shall notify the Trustee and each Rating Agency of any such termination or modification.
     Section 5.20 Collections under Insurance Policies; Enforcement of Due-On-Sale Clauses; Assumption Agreements.
               (a) In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee and the Related Certificateholders, claims to the insurer under any Standard Hazard Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any insurance policies. Pursuant to Section 5.08, the Servicer shall deposit Insurance Proceeds in the Collection Account.
               (b) When any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) is conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it.
     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.
               (c) Subject to the Servicer’s duty to enforce any due-on-sale clause to the effect set forth in Section 5.20(b), in any case in which a Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage, the Servicer shall so notify the Trustee by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption, modification agreement or substitution agreement, the interest rate of the related Mortgage Note shall not be changed, the principal amount of the Mortgage Note shall not be increased or decreased and the maturity of the Mortgage Note shall not be extended, nor shall it be shortened by more than one year. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Mortgage Loan shall be retained by the Servicer as additional servicing compensation.
     Section 5.21 Income and Realization from Defaulted Mortgage Loans. The Servicer, on behalf of the Trustee, shall foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties (or stock allocated to a dwelling unit, in the case of a Co-op Loan) securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.07, shall manage, conserve, protect and operate such Mortgaged Properties (or stock allocated to a dwelling unit, in the case of a Co-op Loan) for the purposes of their prompt disposition and sale, and shall dispose of such Mortgaged Properties (or stock allocated to a dwelling unit, in the case of a Co-op Loan) on such terms and conditions as it deems in the best interests of the Related Certificateholders. The Servicer shall sell such property prior to the close of the third calendar year beginning after the year in which such foreclosure or conversion occurs or such longer period as would not prevent such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) from constituting “foreclosure property” within the meaning of Section 860G(a)(8) of the Code. The Servicer will ensure that no Mortgaged Property shall be held, rented or otherwise used in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC Pool to the imposition of any federal income taxes on the income earned on such Mortgaged Property, including any taxes imposed by reason of Section 860F or 860G(c) of the Code. In connection with such activities, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities, including its management of foreclosed properties for a temporary period as contemplated herein. The foregoing is subject to the provisions of Section 5.28 of this Agreement and to the proviso that the Servicer shall not be required to expend its own funds in connection with any management, foreclosure or towards the restoration of any property unless it shall determine that such management, restoration or foreclosure will increase any Subsequent Recoveries or Liquidation Proceeds of the Mortgage Loan to Related Certificateholders after reimbursement to itself for such expenses (respecting which it shall have priority for purposes of withdrawals from the Pool I Collection Account or the Pool II Collection Account, as applicable, pursuant to Section 5.09). The Servicer shall be permitted to earn income with respect to any Mortgaged Properties (or stock allocated to a dwelling unit, in the case of a Co-op Loan), provided such income does not constitute “net income from foreclosure property” within the meaning of Section 860G(c) of the Code. The income earned from the management of such Mortgaged Properties (or stock allocated to a dwelling unit, in the case of a Co-op Loan), net of reimbursement to the Servicer for expenses (including any taxes) incurred in connection with such management, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing and principal amortizing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received is in excess of the amount attributable to amortizing principal and accrued interest at the Net Mortgage Rate on the related Mortgage Loan, such excess shall be deposited in the Collection Account.
     The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Resources Conservation and Recovery Act of 1976, as amended, or other federal, state or local environmental legislation, on a Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) in determining whether to foreclose upon or otherwise comparably convert the ownership of such property. To the extent that the Servicer has actual knowledge of any such substance or waste, it shall consult with the Trustee regarding the appropriate course of action. The Servicer shall not institute foreclosure actions with respect to a property containing substance or waste as described above if it reasonably believes that such action would not be consistent with its servicing standards, and in no event shall the Servicer manage, operate or take any other action with respect thereto which the Servicer in good faith believes will result in “clean-up” or other liability under applicable law. The net income from the rental or sale of an REO Property shall be deposited in the Collection Account within two (2) Business Days after receipt thereof by the Servicer.
     The Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of the Class of Class B Certificates then outstanding having the highest numerical class designation or a holder of a class of securities representing interests in such Class B Certificate and/or other subordinate mortgage pass-through certificates, such agreement to be (i) substantially in the form of Exhibit J hereto or (ii) subject to each Rating Agency’s acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.
     Section 5.22 Trustee to Cooperate; Release of Mortgage Files.
               (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Servicer of a notification that payment in full will be made in a manner customary for such purposes, the Servicer shall immediately notify the Custodian with a copy to the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.08 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, within five Business Days the Custodian on behalf of the Trustee shall release the related Mortgage File to the Servicer and the Trustee will execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such other instruments releasing the lien of the Mortgage as have been provided by the Servicer to the Trustee, together with the Mortgage Note with written evidence of cancellation thereon, and the Trustee shall have no further responsibility with respect to said Mortgage File. Upon any such payment in full, or the receipt of such notification, the Servicer is authorized to procure from the Trustee under the deed of trust which secured the Mortgage Note, if any, a deed of full reconveyance covering the property encumbered by such deed of trust, which assignment of deed of trust, except as otherwise provided by any applicable law, shall be recorded by the Servicer in the appropriate land records in the jurisdiction in which the assignment of deed of trust is recorded, or, as the case may be, to procure from the Trustee an instrument of satisfaction or, if the Mortgagor so requests, an assignment without recourse, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person or Persons entitled thereto. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or to the Trustee.
               (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the insurance policies required by this Agreement. With such certificate, the Servicer shall require that the Custodian on behalf of the Trustee release the Mortgage File, and, within five Business Days, the Custodian shall deliver the Mortgage File or any document therein to the Servicer. The Servicer shall cause each Mortgage File so released to be returned to the Custodian on behalf of the Trustee when the need therefor by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or (ii) the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) either judicially or non-judicially, and the Servicer has delivered to the Custodian on behalf of the Trustee a certificate of a Servicing Officer in the form of Exhibit L hereto certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery.
               (c) Upon written request of the Servicer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents prepared by and delivered by the Servicer to the Trustee necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under the insurance policies required under this Agreement or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. The Trustee may rely on such certificate without further inquiry.
               (d) The Servicer may provide an electronic transmission for release of documents under this Section 5.22 in a form agreed to in advance of initial transmission by both the Servicer and the Custodian, which form shall contain information readable without intervention by Custodian’s data processing operations computer hardware and software staff, and arranged in a record layout to be specified by Custodian (a “Paperless Release Request”). The Servicer agrees to maintain and control access to electronic signature information and assumes liability for any unauthorized use thereof, except for any unauthorized use thereof by the Custodian and, provided that, the Servicer shall have no liability arising from the form of transmission if the Servicer complies with the Custodian’s standards set forth in the next paragraph of this Section 5.22(d). The Servicer also agrees to maintain accurate records of electronic transactions related to the custodial files. The Servicer hereby authorizes the Custodian to automatically append the electronic signature of an authorized representative to the applicable request for release of documents and agrees and acknowledges that by appending such authorized representative’s electronic signature, the Custodian shall be entitled to rely thereon. For purposes of this Agreement the term “electronic signature” means an electronic identifier intended by the person using it to have the same force and effect as the use of a manual signature.
     The Servicer agrees in advance to comply with all Custodian data encryption, security and record layout standards in connection with any Paperless Release Request as may be amended from time to time upon notice from Custodian to the Servicer. The Custodian reserves the right to restrict or suspend the Servicer’s access to the Custodian’s computer systems for maintenance or repairs or for any other reason in the Custodian’s sole discretion, provided however that the Custodian shall promptly provide the Servicer with notice of such restriction or suspension. Notwithstanding the foregoing, the Servicer is authorized to transmit and the Custodian is authorized to accept signed facsimile copies of the requests for document release described in this Section 5.22.
     Section 5.23 Servicing and Other Compensation. The Servicer, as compensation for its activities hereunder, shall be entitled to receive, on or prior to each Distribution Date, the amounts provided for as the Servicing Fee and as reimbursement for Nonrecoverable Advances, Servicing Advances and reimbursement for Advances, all as specified by Section 5.09. The amount of compensation or reimbursement provided for shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.
     Additional servicing compensation in the form of assumption fees, prepayment fees and late payment charges shall be retained by the Servicer, to the extent permitted by applicable law. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees, expenses and indemnities of the Trustee and any Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 5.09 and 5.21.
     Section 5.24 1934 Act Reports.
               (a) As set forth on Schedule X hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8-K (a “reportable event”) (i) the Depositor, the Seller, the Trustee and the Paying Agent shall notify the Servicer of any item reportable on a Form 8-K of which each such party has knowledge (unless such item is specific to the Servicer, in which case the Servicer will be deemed to have notice) and (ii) shall deliver to the Servicer at least two Business Days prior to the filing deadline for such Form 8-K, all information, data, and exhibits (unless such information, data, and exhibits are specific to the Servicer) required to be provided or filed with such Form 8-K. After preparing the Form 8-K on behalf of the Depositor, the Servicer shall execute and promptly file such Form 8-K.
               (b) For so long as the Trust is subject to the Exchange Act, within 15 days after each Distribution Date, the Servicer shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto and (2) any other information known to the Servicer or provided to the Servicer to be included at its discretion in Form 10-D (“Additional Form 10-D Disclosure”) as set forth in the next paragraph.
               (c) For so long as the Trust is subject to the Exchange Act, as set forth in Schedule Y hereto, within 5 calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Servicer, to the extent it deems necessary, shall incorporate such Additional Form 10-D Disclosure into the Form 10-D and shall file such Form 10-D by the 8th calendar day after the Distribution Date.
               (d) For so long as the Trust is subject to the Exchange Act, prior to the 90th calendar day after the end of the fiscal year for the trust, the Servicer shall, on behalf of the Trust and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Trust Fund. Such Form 10-K shall include the following items: (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 5.25 of the Agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Paying Agent, each Servicer, Subservicer and Subcontractor (unless the Servicer has determined that such compliance statement is not required by Regulation AB), as described in Section 5.25 of the Agreement, and (B) if any reporting Servicer’s report on assessment of compliance with servicing criteria described in Section 5.25 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 5.25 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Paying Agent, the Servicer and each Subservicer, as described in Section 5.26 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 5.26 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit S, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph.
               (e) As set forth in Schedule Z hereto, no later than March 12 of each year that the Trust is subject to the Exchange Act reporting requirements (other than the calendar year during which the Closing Date occurs), (i) the parties identified on Schedule Z shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Servicer, to the extent it deems necessary, shall incorporate such Additional Form 10-K Disclosure into the Form 10-K and shall file such Form 10-K by the 85th calendar day after the end of the fiscal year for the Trust.
               (f) Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) which shall be in the form attached hereto as Exhibit S. The Depositor will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended, by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act. In connection therewith, the Paying Agent shall sign a certification (in the form attached hereto as Exhibit O) for the benefit of the Servicer and its officers, directors and affiliates regarding certain aspects of the Form 10-K Certification.
               (g) Following the first date legally permissible under applicable regulations and interpretations of the Commission, the Servicer shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.

               (h) The Servicer shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all form 8-Ks and 10-Ds required hereunder. The Depositor shall execute each form 10-K.
               (i) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 5.24, to be conducted differently than as described, the Depositor, the Servicer, the Paying Agent and the Trustee shall comply with reasonable requests made by CHF, the Servicer or the Depositor to amend the provisions of this Section 5.24 in order to comply with such amended reporting requirements and to deliver additional or different information as CHF or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense or is reimbursed by the requesting party and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made without the consent of the Certificateholders, and may result in a change in the reports filed by the Servicer on behalf of the Trust under the Exchange Act.
               (j) The Depositor, the Servicer, the Trustee and the Paying Agent agree to use their good faith efforts to cooperate in complying with the requirements of this Sections 5.24.
     Section 5.25 Annual Statement as to Compliance. Not later than (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 5.24 on behalf of the Trust, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Depositor, an Officers’ Certificate in the form attached hereto as Exhibit T stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB in the sole determination of the Servicer, the Servicer shall request from such Subservicer, the Officer’s Certificate set forth in this Section 5.25 as and when required with respect to such Subservicer.
     Section 5.26 Assessment of Compliance and Independent Public Accountants’ Attestation; Financial Statements.
               (a) Not later than (i) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 5.24 on behalf of the Trust, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee and the Depositor an officer’s assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the “Assessment of Compliance”), which addresses the items set forth in Exhibit R hereto.
               (b) Not later than (i) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 5.24 on behalf of the Trust, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent and the Depositor that attests to and reports on the assessment of compliance provided by such Servicer pursuant to Section 5.26(a) (the “Accountant’s Attestation”). Such Accountant’s Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.
               (c) The Servicer shall request that any Subservicer and each Subcontractor (to the extent determined by the Servicer to be required under Regulation AB) not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, provide an Assessment of Compliance, which addresses the items set forth in Exhibit R hereto. The Servicer shall request that any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Trust’s annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day) provide an Assessment of Compliance, which addresses the items set forth in Exhibit R hereto.
               (d) Not later than March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall request that each Subservicer and each Subcontractor (to the extent determined by the Servicer to be required by Regulation AB) provide an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 5.26(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Trust’s annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall request that each Subservicer provide an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 5.26(c) above.
               (e) Not later than, with respect to any calendar year during which the Trust’s annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, March 15 (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Paying Agent shall deliver to the Depositor and the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to the Paying Agent during the preceding calendar year, which addresses the items set forth in Exhibit R hereto.
               (f) Not later than, with respect to any calendar year during which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, March 15 (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Paying Agent shall deliver to the Depositor and the Servicer an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 5.26(e) above.
               (g) Not later than, with respect to any calendar year during which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall request that each custodian, including the Custodian, deliver to the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year, which addresses the items set forth in Exhibit R hereto; provided, however, that where the Custodian and the Servicer are both Chase, the provisions of this Section 5.26(g) may be satisfied by the delivery of a single report containing the Assessment of Compliance of Chase.
               (h) Not later than March 12 (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Trust’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall request that each Custodian deliver to the Servicer an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 5.26(g) above; provided, however, that where the Custodian and the Servicer are both Chase, the provisions of this Section 5.26(h) may be satisfied by the delivery of a single report containing the Accountant’s Attestation of Chase.
               (i) Each of the parties hereto acknowledges and agrees that the purpose of this Section 5.26 is to facilitate compliance by the Seller, the Servicer and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with reasonable requests made by the Seller, the Servicer or the Depositor for delivery of additional or different information as CHF or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense or is reimbursed by the requesting party and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made without the consent of the Certificateholders, and may result in a change in the reports filed by the Servicer on behalf of the Trust under the Exchange Act.
     Section 5.27 Access to Certain Documentation; Rights of the Depositor in Respect of the Servicer. The Servicer shall provide access to the Trustee and Related Certificateholders which are savings and loan associations, banks or insurance companies or examiners of any federal or state banking or insurance regulatory authority to the documentation regarding the related Mortgage Loans if so required by applicable regulations of any regulatory authority, such access to be afforded subject to reimbursement for expenses without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement. The Depositor shall not assume any responsibility or liability for any action or failure to take action by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.
     Section 5.28 REMIC-Related Covenants. For as long as the Trust Fund shall exist, the Servicer, the Paying Agent and the Trustee shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC. In particular:
               (a) The Servicer shall not create, or permit the creation of, any “interests” in any REMIC created hereunder within the meaning of Section 860G(a) of the Code other than the “regular interests” in each such REMIC designated as such in Section 2.04 and the “residual interest” in each such REMIC designated as such in Section 2.04;
               (b) As of all times as may be required by the Code, the Servicer will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code. The Paying Agent will maintain records that are sufficient to indicate the compliance of each REMIC created hereunder with applicable requirements of the Code (and applicable Proposed, Temporary or final Treasury Regulations) relating to the assets held by such REMIC. Further, the Servicer shall not permit and the Trustee shall not accept the transfer or substitution of any Mortgage Loan other than pursuant to Section 3.03, 5.01 or 5.21 of this Agreement, and the Servicer shall, in any case, not permit substitution unless the Servicer and the Trustee have received an Opinion of Counsel, which will not be an expense of any REMIC created hereunder, that such transfer or substitution would not adversely affect the REMIC status of any REMIC created hereunder or would not otherwise be prohibited by this Agreement;
               (c) The Servicer shall ensure that no REMIC created hereunder receives a fee or other compensation for services and that no REMIC created hereunder receives any income from assets other than “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code or “permitted investments” within the meaning of Section 860G(a)(5) of the Code, and shall take whatever action it deems necessary to avoid any material tax imposed by the Code on any REMIC created hereunder;
               (d) None of the Depositor, the Servicer, the Paying Agent or the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans or of any Eligible Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel, which will not be an expense of any REMIC created hereunder or the Trustee, to the effect that such sale (i) is pursuant to a “qualified liquidation” as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a “prohibited transaction” within the meaning of Section 860F(a)(2) of the Code that results in the realization of a material amount of gain or loss for federal income tax purposes;
               (e) The Trustee shall not accept any contribution to any REMIC created hereunder after the Startup Day without an Opinion of Counsel (which shall not be an expense of the Trustee) that such contribution is included within the exceptions provided in Section 860G(d)(2) of the Code and, therefore, will not be subject to the tax imposed by Section 860G(d)(1) of the Code; and
               (f) Notwithstanding anything to the contrary in this Agreement, the Servicer and the Trustee, at the direction of the Servicer, shall take any other action or refuse to take any action otherwise required (including adjusting the Purchase Price for any Mortgage Loan) where the Servicer deems such action or inaction reasonably necessary to ensure the REMIC status of each REMIC created hereunder under the Code and applicable regulations or to avoid the imposition of any material tax liability on any REMIC created hereunder that will affect amounts distributable to the Certificateholders.
               (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any REMIC created hereunder, such tax shall be treated in the same manner as a Realized Loss and shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 5.28 (g). The Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall withdraw from the Collection Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by (but such authorization shall not prevent the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying

Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any “prohibited transaction” under Code Section 860F(a), the amount of any taxable contribution to any REMIC created hereunder after the Startup Day that is subject to tax under Code Section 860G(d), and 35% of any estimated “net income from foreclosure property” under Section 860G(c) and use such income or amount, to the extent necessary, to pay such tax. To the extent that any such tax is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee or a Paying Agent has been appointed under Section 4.05, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holder of the Class A-R Certificate and shall distribute such retained amounts to the Holders of the other Classes of Certificates, to the extent they remain outstanding, until they are fully reimbursed for any amount of such taxes previously charged to the then Holder of the Class A-R Certificate. Neither the Trustee nor the Servicer shall be responsible for any taxes imposed on any REMIC created hereunder except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement. The Trustee shall not be liable hereunder for any taxes imposed on any REMIC hereunder as the result of any direction taken hereunder from the Servicer or any action of the Servicer or Paying Agent hereunder.
     Section 5.29 Yield Maintenance Agreement.
               (a) [Reserved.]
               (b) The Depositor hereby directs the Supplemental Interest Trust Trustee to execute and deliver on behalf of the Supplemental Interest Trust the Yield Maintenance Agreement and authorizes the Supplemental Interest Trust Trustee to perform its obligations thereunder on behalf of the Supplemental Interest Trust in accordance with the terms of the Yield Maintenance Agreement. On or before the Closing Date, the Supplemental Interest Trust Trustee shall enter into the Yield Maintenance Agreement on behalf of the Supplemental Interest Trust, with the Yield Maintenance Agreement Counterparty. The Yield Maintenance Agreement shall be held in the Supplemental Interest Trust and be part of the Trust Fund but not part of any REMIC. The Supplemental Interest Trust Trustee shall deposit all amounts received from the Yield Maintenance Agreement Counterparty into the Supplemental Interest Trust Account and distribute such amounts in accordance with Section 5.30 below.
               (c) [Reserved.]
               (d) The Seller, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute, deliver and perform its obligations under the Yield Maintenance Agreement and shall do so solely in its capacity as Supplemental Interest Trust Trustee of the Supplemental Interest Trust and not in its individual capacity. The Supplemental Interest Trust Trustee is hereby directed to represent and warrant to the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreement that the beneficial owner for United States federal income tax purposes of payments made under the Yield Maintenance Agreement is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the “Regulations”)) for United States federal income tax purposes. Every provision of this Agreement relating to the conduct of affecting the liability of or affording protection to the Paying Agent shall apply to the Supplemental Interest Trust Trustee’s execution of the Yield Maintenance Agreement and the performance of its duties and satisfaction of its obligations thereunder.
               (e) [Reserved.]

     Section 5.30 The Swap Agreement; Supplemental Interest Trust.
               (a) On the Closing Date, the Depositor shall establish the Supplemental Interest Trust, pursuant to the provisions of the Agreement and the laws of the State of New York, which shall be maintained pursuant to the Agreement, as a separate trust, to be known, for convenience, as “ChaseFlex 2007-3 Supplemental Interest Trust.” The corpus of the Supplemental Interest Trust shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, which shall hold the Yield Maintenance Agreement, the Swap Agreement and the Supplemental Interest Trust Account. Funds deposited within the Supplemental Interest Trust shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Paying Agent shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.
     On the Closing Date, the Supplemental Interest Trust Trustee shall establish an account (the “Supplemental Interest Trust Account”), which shall be an Eligible Account within the Supplemental Interest Trust. Any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty and any payments received from the Yield Maintenance Agreement Counterparty pursuant to Section 5.29 above will be deposited into the Supplemental Interest Trust Account. Certain distributions to the Certificateholders and any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of the Supplemental Interest Trust Account. The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Trustee hereunder.
     The Supplemental Interest Trust Trustee shall use reasonable efforts to enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.
     For each Distribution Date, through and including the Distribution Date in June 2014, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust Trustee shall, based on the “significance estimate” (as defined in Regulation AB and which shall be provided to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the “significance percentage” (as defined in Regulation AB) of the Swap Agreement and the Yield Maintenance Agreement. If on any such Distribution Date, the Significance Percentage relating to either of the Swap Agreement or the Yield Maintenance Agreement is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Supplemental Interest Trust Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty or the Yield Maintenance Agreement Counterparty, as applicable, pursuant to the terms of the Swap Agreement or Yield Maintenance Agreement, as applicable. If, on any succeeding Distribution Date through and including the Distribution Date in June 2014, the “significance percentage” relating to the Swap Agreement or the Yield Maintenance Agreement is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days of such Distribution Date, deliver to the Paying Agent the financial information provided to it by the Swap Counterparty or Yield Maintenance Agreement Counterparty, as applicable, in Edgar-compatible format for inclusion in the Form 10-D relating to such Distribution Date.
     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee from the Swap Counterparty shall be deposited in the Supplemental Interest Trust and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.
     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 5.30 of this Agreement. Any such subtrust shall not be an asset of any REMIC.
     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into the Supplemental Interest Trust Account. Neither the Supplemental Interest Trust nor the Supplemental Interest Trust Account will be an asset of any REMIC. After giving effect to any distributions pursuant to Section 6.01A(c), funds on deposit in the Supplemental Interest Trust Account shall be distributed in the following order of priority by the Supplemental Interest Trust Trustee:
                    (i) To cover any Net Swap Payments and any Swap Termination Payments (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty, not previously paid with Interest Remittance Amounts;
                    (ii) To the Class II-A Certificates, the related Basis Risk Shortfall Carryover Amount for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class pursuant to this clause (ii);
                    (iii) Sequentially, to the Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-B1 and Class II-B2 Certificates, in that order, any remaining Basis Risk Shortfall Carryover Amounts;
                    (iv) Up to a total amount necessary to restore the applicable Overcollateralization Target Amount, first, to the Class II-A Certificates, in accordance with the priority described under Section 6.01A(b) and, second, to the Class II-M and Class II-B Certificates, sequentially, in accordance with the priority described under Section 6.01A(b) in an amount necessary to restore the applicable Overcollateralization Target Amount;
                    (v) to the Class II-A Certificates, pro rata based on amounts due, in an amount equal to the unpaid Interest Shortfall allocable to each such Class;

                    (vi) to the Class II-A Certificates, pro rata based on amounts due, in an amount equal to the Unpaid Realized Loss Amount allocable to each such Class;
                    (vii) to the Class II-M1 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (viii) to the Class II-M1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (ix) to the Class II-M2 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (x) to the Class II-M2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xi) to the Class II-M3 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xii) to the Class II-M3 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xiii) to the Class II-M4 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xiv) to the Class II-M4 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xv) to the Class II-M5 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xvi) to the Class II-M5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xvii) to the Class II-M6 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xviii) to the Class II-M6 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xix) to the Class II-B1 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xx) to the Class II-B1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;
                    (xxi) to the Class II-B2 Certificates, in an amount equal to the unpaid Interest Shortfall allocable to such Class;
                    (xxii) to the Class II-B2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such Class;

                    (xxiii) to the holders of the Class II-A Certificates, pro rata, in an amount equal to each such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxiv) to the Class II-M1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxv) to the Class II-M2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxvi) to the Class II-M3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxvii) to the Class II-M4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxviii) to the Class II-M5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxix) to the Class II-M6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxx) to the Class II-B1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;
                    (xxxi) to the Class II-B2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any; and
                    (xxxii) to the Class CE Certificates any remaining amounts.
     Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (iv), (vi), (viii), (x), (xii), (xiv), (xvi), (xviii), (xx) and (xxii) above will not exceed the cumulative amount of all Realized Losses incurred related to Mortgage Pool II.
     Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 5.30(a).
     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Supplemental Interest Trust Trustee has actual knowledge or written notice of any such failure, breach or termination).
     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

ARTICLE VI
PAYMENTS TO THE CERTIFICATEHOLDERS
     Section 6.01 Distributions to the Pool I Certificateholders
               (a) On each Distribution Date, the Paying Agent shall apply an amount equal to the Pool I Available Distribution Amount in the following order of priority:
                    (i) to the Class I-A Certificateholders (other than the Class A-P Certificates), all distributable amounts up to the sum of (A) the Aggregate Class I-A Accrual Amount and (B) the Aggregate Class I-A Interest Shortfall;
                    (ii) the balance, if any, of the Pool I Available Distribution Amount shall be distributed (A) solely from amounts received with respect to Subgroup 1 (in accordance with the maximum amounts distributable in accordance with this clause (A)) to the Class I-A Subgroup 1 Certificateholders in the amounts distributable pursuant to (b)(ii)(A) below, up to the Class I-A Subgroup 1 Optimal Principal Amount, (B) solely from amounts received with respect to Subgroup 2 (in accordance with the maximum amounts distributable in accordance with this clause (B)) to the Class I-A Subgroup 2 Certificateholders in the amounts distributable pursuant to (b)(ii)(B) below, up to the Class I-A Subgroup 2 Optimal Principal Amount, (C) solely from amounts received with respect to Subgroup 3 (in accordance with the maximum amounts distributable in accordance with this clause (C)) to the Class I-A Subgroup 3 Certificateholders in the amounts distributable pursuant to (b)(ii)(C) below, up to the Class I-A Subgroup 3 Optimal Principal Amount, and (D) solely from amounts received with respect to Subgroup A-P pro rata (in accordance with the maximum amounts distributable in accordance with this clause (D)) to the Class A-P Certificateholders in the amounts distributable pursuant to (b)(ii)(D) below, up to the Class A-P Amount;
                    (iii) subject to subsection (b) below, to the Class I-M Certificateholders, the balance, if any, of the Pool I Available Distribution Amount after making the distributions provided for in paragraphs (i) and (ii) above, in accordance with, and up to the amount calculated pursuant to, Section 6.01(c) below;
                    (iv) subject to subsection (b) below, to the Class I-B Certificateholders, the balance, if any, of the Pool I Available Distribution Amount after making the distributions provided for in paragraphs (i) through (iii) above, in accordance with, and up to the amounts calculated pursuant to, Section 6.01(d) below; and
                    (v) to the Class A-R Certificateholders the balance, if any, of the Pool I Available Distribution Amount remaining after the distributions provided for in paragraphs (i) through (iv) above.
               (b) Amounts payable to the Class I-A Certificateholders on any Distribution Date shall be distributed as follows:
                    (i) to the extent the amount available for distribution pursuant to paragraph (a)(i) above is sufficient, pro rata, based upon entitlement under this clause (i):
                              (A) to the Class I-A1 Certificateholders, (1) the Class I-A1 Accrual Amount plus (2) the Class I-A1 Shortfall from the preceding Distribution Date;

                              (B) to the Class I-A2 Certificateholders, (1) the Class I-A2 Accrual Amount plus (2) the Class I-A2 Shortfall from the preceding Distribution Date;
                              (C) to the Class I-A3 Certificateholders, (1) the Class I-A3 Accrual Amount plus (2) the Class I-A3 Shortfall from the preceding Distribution Date;
                              (D) to the Class I-A4 Certificateholders, (1) the Class I-A4 Accrual Amount plus (2) the Class I-A4 Shortfall from the preceding Distribution Date;
                              (E) to the Class I-A5 Certificateholders, (1) the Class I-A5 Accrual Amount plus (2) the Class I-A5 Shortfall from the preceding Distribution Date;
                              (F) to the Class I-A6 Certificateholders, (1) the Class I-A6 Accrual Amount plus (2) the Class I-A6 Shortfall from the preceding Distribution Date;
                              (G) to the Class I-A7 Certificateholders, (1) the Class I-A7 Accrual Amount plus (2) the Class I-A7 Shortfall from the preceding Distribution Date;
                              (H) to the Class I-A8 Certificateholders, (1) the Class I-A8 Accrual Amount plus (2) the Class I-A8 Shortfall from the preceding Distribution Date; and
                              (I) to the Class A-R Certificateholders, (1) the Class A-R Accrual Amount plus (2) the Class A-R Shortfall from the preceding Distribution Date.
                    (ii) concurrently, (A) to the Class I-A Subgroup 1 Certificateholders, solely from the portion of the Pool I Available Distribution Amount related to amounts received with respect to Subgroup 1 up to the Class I-A Subgroup 1 Optimal Principal Amount, allocated among the Class I-A Subgroup 1 Certificates in accordance with the Class I-A Subgroup 1 Principal Payment Rules, (B) to the Class I-A Subgroup 2 Certificateholders, solely from the portion of the Pool I Available Distribution Amount related to amounts received with respect to Subgroup 2 up to the Class I-A Subgroup 2 Optimal Principal Amount, allocated among the Class I-A Subgroup 2 Sub-Balances in accordance with the Class I-A Subgroup 2 Principal Payment Rules, (C) to the Class I-A Subgroup 3 Certificateholders, solely from the portion of the Pool I Available Distribution Amount related to amounts received with respect to Subgroup 3 up to the Class I-A Subgroup 3 Optimal Principal Amount, allocated among the Class I-A Subgroup 3 Sub-Balances in accordance with the Class I-A Subgroup 3 Principal Payment Rules and (D) to the Class A-P Certificateholders, the portion of the Pool I Available Distribution Amount related to amounts received with respect to Subgroup A-P;
                    (iii) to the extent that the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 1 remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full to the Class I-A Subgroup 1 Certificateholders amounts described in (b)(ii)(A) above (such shortfall, the “Class I-A Subgroup 1 Deficiency Amount”) and the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 2 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 2 Certificateholders the amounts described in (b)(ii)(B) above, or the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 3 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 3 Certificateholders the amounts described in (b)(ii)(C) above, any such excess shall be distributed in reduction of the Class I-A Subgroup 1 Deficiency Amount;

                    (iv) to the extent that the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 2 remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full to the Class I-A Subgroup 2 Certificateholders amounts described in (b)(ii)(B) above (such shortfall, the “Class I-A Subgroup 2 Deficiency Amount”) and the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 1 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 1 Certificateholders the amounts described in (b)(ii)(A) above, or the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 3 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 3 Certificateholders the amounts described in (b)(ii)(C) above, any such excess shall be distributed in reduction of the Class I-A Subgroup 2 Deficiency Amount;
                    (v) to the extent that the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 3 remaining after giving effect to the distributions in (b)(i) above is insufficient to distribute in full to the Class I-A Subgroup 3 Certificateholders amounts described in (b)(ii)(C) above (such shortfall, the “Class I-A Subgroup 3 Deficiency Amount”) and the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 1 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 1 Certificateholders the amounts described in (b)(ii)(A) above, or the portion of the Pool I Available Distribution Amount related to amounts available from Subgroup 2 remaining after giving effect to the distributions in (b)(i) above exceeds the amount required to distribute in full to the Class I-A Subgroup 2 Certificateholders the amounts described in (b)(ii)(B) above, any such excess shall be distributed in reduction of the Class I-A Subgroup 3 Deficiency Amount;
                    (vi) [intentionally omitted];
                    (vii) [intentionally omitted];
                    (viii) to the Class A-P Certificates the Class A-P Shortfall Amount; provided, however, that any amount distributed pursuant to this Section 6.01(b)(viii) shall not cause a further reduction in the Outstanding Certificate Principal Balance of the Class A-P Certificates;
                    (ix) If the Pool I Available Distribution Amount is insufficient to make the distributions set forth in (b)(i) above, the Paying Agent shall distribute the Pool I Available Distribution Amount to the Class I-A Certificateholders pro rata in accordance with the amounts otherwise distributable to them pursuant to (b)(i)(A)-(I) above;
                    (x) If amounts available pursuant to paragraphs (iii) through (v) to reduce the Class I-A Subgroup 1 Deficiency Amount, Class I-A Subgroup 2 Deficiency Amount or Class I-A Subgroup 3 Deficiency Amount to zero are insufficient for such purpose, such available amounts will be applied to reduce such deficiencies pro rata based upon the amount of each such Class I-A Subgroup Deficiency Amount. If such available amounts exceed the amount required to reduce each Class I-A Subgroup Deficiency Amount to zero, amounts paid to reduce any such Class I-A Subgroup Deficiency Amount shall be applied from each Subgroup pro rata based up on the applicable amount of excess available pursuant to paragraphs (iii) through (v); and
                    (xi) In addition to the foregoing distributions, the Class I-A Subgroup 1 Certificates, Class I-A Subgroup 2 Sub-Balances and Class I-A Subgroup 3 Sub-Balances will receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date under the circumstances specified in (A) and (B) below:

                              (A) On any Distribution Date on or after the date on which the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 1 Certificates, the Outstanding Certificate Principal Balance of the Class I-A Subgroup 2 Sub-Balances or the Outstanding Certificate Principal Balance of the Class I-A Subgroup 3 Sub-Balances has been reduced to zero, all principal (in excess of that needed to reduce the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 1 Certificates, the Outstanding Certificate Principal Balance of the Class I-A Subgroup 2 Sub-Balances or the Outstanding Certificate Principal Balance of the Class I-A Subgroup 3 Sub-Balances to zero, as applicable) on the Mortgage Components in the Subgroup relating to such Class I-A Certificates or Certificate Sub-Balances that are no longer outstanding will be distributed as principal to the remaining Class I-A Certificates or Certificate Sub-Balances, pro rata, based upon the Outstanding Certificate Principal Balance of the Class I-A Certificates or Certificate Sub-Balances, as applicable, in accordance with Section 6.01(b)(ii)(A), 6.01(b)(ii)(B) or 6.01(b)(ii)(C), as applicable, in reduction of the Outstanding Certificate Principal Balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinated Percentage, or (b) the average outstanding Principal Balance of the Mortgage Components in any Subgroup delinquent 60 days or more over the prior six months, as a percentage of the corresponding Subgroup 1 Subordinated Amount, Subgroup 2 Subordinated Amount or Subgroup 3 Subordinated Amount, is greater than or equal to 50%. For purposes of the foregoing, the “Aggregate Subordinated Percentage” for any Distribution Date is equal to the aggregate Outstanding Certificate Principal Balance of the Pool I Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Pool I Mortgage Loans immediately prior to such Distribution Date.
                              (B) If on any Distribution Date on which the aggregate Outstanding Certificate Principal Balance of the Class I-A Subgroup 1 Certificates, Class I-A Subgroup 2 Sub-Balances or Class I-A Subgroup 3 Sub-Balances would be greater than the related outstanding principal balance of the Mortgage Components in the related Subgroup as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans or Mortgage Component that have not been passed through to Certificateholders) (the “Undercollateralized Subgroup”), after giving effect to distributions to be made on such Distribution Date, the portion of the Pool I Available Distribution Amount in respect of principal on the Mortgage Components in the other Subgroup or Subgroups (each, an “Overcollateralized Subgroup”) otherwise allocable to the Pool I Subordinated Certificates will be distributed to the Classes of Class I-A Certificates or Certificate Sub-Balances relating to the Undercollateralized Subgroup (in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Certificates or Certificate Sub-Balances included in the Undercollateralized Subgroup is equal to the outstanding principal balance of the Mortgage Components in the related Subgroup as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders). Moreover, the Pool I Available Distribution Amount with respect to any Overcollateralized Subgroup will be further reduced (after distributions of interest to the Class I-A Certificates included in the Overcollateralized Subgroup) in an amount equal to one month’s interest on the amount by which the Undercollateralized Subgroup is undercollateralized at 5.00% per annum (if Subgroup 1 is an Undercollateralized Subgroup), 6.25% per annum (if Subgroup 2 is an Undercollateralized Subgroup) and 6.50% per annum (if Subgroup 3 is an Undercollateralized Subgroup), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Pool I Available Distribution Amount with respect to any Overcollateralized Subgroup on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Subgroup and (ii) interest thereon at the weighted average Certificate Rate on the related Certificate Subgroup. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date. If two or more Subgroups are Undercollateralized Subgroups then amounts will be distributed to the Undercollateralized Subgroups pro rata based upon the amounts of under-collateralization with respect to each Undercollateralized Subgroup. If two or more Subgroups are Overcollateralized Subgroups then any amounts distributed to the Undercollateralized Subgroups will be allocated from each Overcollateralized Subgroup pro rata based upon amounts available with respect to each Overcollateralized Subgroup.
               (c) Amounts payable on any Distribution Date to the Class I-M Certificateholders shall be distributed up to an amount equal to (A) the Class I-M Accrual Amount plus (B) the Class I-M Shortfall from the preceding Distribution Date plus (C) the portion of the Pool I Subordinated Optimal Principal Amount allocable (pursuant to Section 6.01(e)) to the Class I-M Certificates plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class I-M Certificates.
               (d) Amounts payable on any Distribution Date to the Class B Certificateholders pursuant to Section 6.01(a)(iv) shall be distributed in the following priority:
                         (1) first, to the Class I-B1 Certificateholders, up to an amount equal to (A) the Class I-B1 Accrual Amount plus (B) the Class I-B1 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B1 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class I-B1 Certificates plus (E) any portion of the Pool I Subordinated Optimal Principal Amount allocated to the Class I-M Certificates in excess of the Outstanding Certificate Principal Balance of such Class;
                         (2) second, to the Class I-B2 Certificateholders, up to an amount equal to (A) the Class I-B2 Accrual Amount plus (B) the Class I-B2 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B2 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class I-B2 Certificates plus (E) any portion of the Pool I Subordinated Optimal Principal Amount allocated to the Class I-B1 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;
                         (3) third, to the Class I-B3 Certificateholders, up to an amount equal to (A) the Class I-B3 Accrual Amount plus (B) the Class I-B3 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B3 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class I-B3 Certificates plus (E) any portion of the Pool I Subordinated Optimal Principal Amount allocated to the Class I-B2 Certificates in excess of the Outstanding Certificate Principal Balance of such Class;
                         (4) fourth, to the Class I-B4 Certificateholders, up to an amount equal to (A) the Class I-B4 Accrual Amount plus (B) the Class I-B4 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B4 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated Principal Amounts with respect to the Class I-B4 Certificates plus (E) any portion of the Pool I Subordinated Optimal Principal Amount allocated to the Class I-B3 Certificates in excess of the Outstanding Certificate Principal Balance of such Class; and
                         (5) fifth, to the Class I-B5 Certificateholders, up to an amount equal to (A) the Class I-B5 Accrual Amount plus (B) the Class I-B5 Shortfall from the preceding Distribution Date plus (C) the pro rata portion, if any, of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B5 Certificates in accordance with Section 6.01(e) plus (D) any Carry-over Subordinated

Principal Amounts with respect to the Class I-B5 Certificates plus (E) any portion of the Pool I Subordinated Optimal Principal Amount allocated to the Class I-B4 Certificates in excess of the Outstanding Certificate Principal Balance of such Class.
               (e) On each Distribution Date, the Pool I Subordinated Optimal Principal Amount shall be allocated among the Classes of Pool I Subordinated Certificates entitled, pursuant to the next succeeding sentence, to an allocation of principal on such Distribution Date, pro rata based upon the Outstanding Certificate Principal Balances of all such Classes so entitled. With respect to the Pool I Subordinated Certificates, on each Distribution Date, principal shall be distributable to (1) any Class of Pool I Subordinated Certificates which has current Credit Support (before giving effect to any distribution of principal and any Realized Losses allocable on such Distribution Date) greater than or equal to the Original Credit Support for such Class; (2) the Class having the lowest numerical class designation of any outstanding Class of Pool I Subordinated Certificates which does not meet the criteria in (1) above; and (3) the Class I-B5 Certificates if all other outstanding Classes of Pool I Subordinated Certificates meet the criteria in (1) above or if no other Class of Pool I Subordinated Certificates is outstanding; provided, however, that no Class of Pool I Subordinated Certificates shall receive any distributions of principal if any Class of Pool I Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (1) above. For purposes of this paragraph, the Class I-M Certificates shall be deemed to have a lower numerical class designation than each Class of Class I-B Certificates.
     Based upon the information received from the Servicer, as provided in Section 6.02, the Paying Agent shall make all calculations necessary to make the distributions described in this Section 6.01. All distributions made to Certificateholders of any Class on each Distribution Date will be made to the Certificateholders of the respective Class of record on the next preceding Record Date, except that the final distribution with respect to each Class shall be made as provided in the forms of Certificates. All distributions made to Certificateholders shall be based on the Percentage Interest of the Class represented by their respective Certificates, and shall be made either by transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, in writing at least 10 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made and such Holder’s Certificates of such Class in the aggregate evidence an original denomination of not less than $5,000,000 or such Holder holds a 100% Percentage Interest of such Class or, if not, by check mailed to the address of the Person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of the Pool I Certificates will be made only upon presentation and surrender of the Pool I Certificates at the office specified in the final Distribution Notice. If on any Determination Date, the Servicer determines that there are no Pool I Mortgage Loans outstanding and no other funds or assets in the portion of the Trust Fund related to Mortgage Pool I other than the funds in the Pool I Certificate Account, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall promptly send the final distribution notice to each Certificateholder specifying the manner in which the final distribution will be made.
     Section 6.01A Distributions to the Pool II Certificateholders.
               (a) On each Distribution Date, the Paying Agent shall make the following disbursements and transfers in the following order of priority in each case, to the extent of the Interest Remittance Amount remaining for such Distribution Date:
                    (i) for deposit into the Supplemental Interest Trust Account, to cover any Net Swap Payments and any Swap Termination Payments (other than any Defaulted Swap Termination Payment) owed by the Supplemental Interest Trust to the Swap Counterparty;

                    (ii) to each Class of Class II-A Certificates, the related Interest Distribution Amount, on a pro rata basis based on the entitlement of such Class pursuant to this clause (ii);
                    (iii) to each Class of Class II-A Certificates, the related unpaid Interest Shortfall, if any, for each such Class for such Distribution Date on a pro rata basis based on the entitlement of such Class pursuant to this clause (iii);
                    (iv) to the Class II-M1 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (v) to the Class II-M2 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (vi) to the Class II-M3 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (vii) to the Class II-M4 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (viii) to the Class II-M5 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (ix) to the Class II-M6 Certificates, the related Interest Distribution Amount for such Class of Certificates;
                    (x) to the Class II-B1 Certificates, the related Interest Distribution Amount for such Class of Certificates; and
                    (xi) to the Class II-B2 Certificates, the related Interest Distribution Amount for such Class of Certificates.
     Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (xi) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.
               (b) On each Distribution Date, the Paying Agent shall make the following disbursements and transfers in the following order of priority in each case, to the extent of the Principal Distribution Amount:
                    (i) On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Paying Agent will withdraw from the Pool II Certificate Account that portion of the Pool II Available Distribution Amount equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:
(1) For deposit into the Supplemental Interest Trust Account, to cover any Net Swap Payments and any Swap Termination Payments (other than any Defaulted Swap Termination Payment) owed by the Supplemental Interest Trust to the Swap Counterparty, in each case, to the extent not paid pursuant to Section 6.01A(a)(i);

(2) To the Class II-A Certificates, pro rata based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero;
(3) to the Class II-M1 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(4) to the Class II-M2 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(5) to the Class II-M3 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(6) to the Class II-M4 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(7) to the Class II-M5 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(8) to the Class II-M6 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(9) to the Class II-B1 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero; and
(10) to the Class II-B2 Certificates, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.
                         (ii) On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the Paying Agent will withdraw from the Pool II Certificate Account that portion of the Pool II Available Distribution Amount equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below:
(1) For deposit into the Supplemental Interest Trust Account, to cover any Net Swap Payments and any Swap Termination Payments (other than any Defaulted Swap Termination Payment) owed by the Supplemental Interest Trust to the Swap Counterparty , in each case, to the extent not paid pursuant to Section 6.01A(a)(i);
(2) To the Class II-A Certificates, the Pool II Senior Principal Distribution Amount for such Distribution Date, pro rata based upon their Outstanding Certificate Principal Balances, until the Outstanding Certificate Principal Balance of each such Class has been reduced to zero;
(3) to the Class II-M1 Certificates, the Class II-M1 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(4) to the Class II-M2 Certificates, the Class II-M2 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(5) to the Class II-M3 Certificates, the Class II-M3 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(6) to the Class II-M4 Certificates, the Class II-M4 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;

(7) to the Class II-M5 Certificates, the Class II-M5 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(8) to the Class II-M6 Certificates, the Class II-M6 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero;
(9) to the Class II-B1 Certificates, the Class II-B1 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero; and
(10) to the Class II-B2 Certificates, the Class II-B2 Principal Distribution Amount for such Distribution Date, until the Outstanding Certificate Principal Balance of such Class has been reduced to zero.
     Any Principal Distribution Amount remaining undistributed after giving effect to clauses (i) (1)-(10) and (ii) (1)-(10) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.
               (c) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:
(1) to the Class or Classes of Pool II Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such Holders under clause (b) above as part of the Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Outstanding Certificate Principal Balance of such Pool II Certificates until the aggregate Outstanding Certificate Principal Balance of such Classes of Pool II Certificates is reduced to zero;
(2) to the Class II-A Certificates, pro rata based on amounts due, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to each such Certificates;
(3) to the Class II-A Certificates, pro rata based on amounts due, in an amount equal to the Unpaid Realized Loss Amount allocable to each such Class;
(4) to the Class II-M1 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(5) to the Class II-M1 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(6) to the Class II-M2 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(7) to the Class II-M2 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(8) to the Class II-M3 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(9) to the Class II-M3 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(10) to the Class II-M4 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;

(11) to the Class II-M4 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(12) to the Class II-M5 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(13) to the Class II-M5 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(14) to the Class II-M6 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(15) to the Class II-M6 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(16) to the Class II-B1 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(17) to the Class II-B1 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(18) to the Class II-B2 Certificates, any unpaid Interest Shortfall allocable to such Class of Certificates;
(19) to the Class II-B2 Certificates, any Unpaid Realized Loss Amount allocable to such Class of Certificates;
(20) concurrently, to each Class of Class II-A Certificates, pro rata, in an amount equal to each such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to each such Certificates, if any;
(21) to the Class II-M1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(22) to the Class II-M2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(23) to the Class II-M3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(24) to the Class II-M4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(25) to the Class II-M5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(26) to the Class II-M6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(27) to the Class II-B1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(28) to the Class II-B2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Interest Shortfalls allocated to such Certificates;
(29) to the Class II-A Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates for such Distribution Date pro rata based upon the outstanding Basis Risk Shortfall Carryover Amounts for each such Class (after giving effect to any amounts paid from amounts on deposit in the Supplemental Interest Trust Account for such Distribution Date pursuant to Section 5.30);

(30) to the Class II-M and Class II-B Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates for such Distribution date (after giving effect to any amounts paid from amounts on deposit in the Supplemental Interest Trust Account for such Distribution Date pursuant to Section 5.30), in the order of priority described in Section 6.01A(b);
(31) to the Paying Agent, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications related to Mortgage Pool II owing thereto permitted pursuant to this Agreement;
(32) to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Swap Termination Payment (including any Defaulted Swap Termination Payments) payable to the Swap Counterparty;
(33) to the Class CE Certificates in the following order of priority, (A) the Class CE Interest Distribution Amount, (B) any unpaid Class CE Interest Shortfall, (C) as principal on the Class CE Certificate until the Outstanding Certificate Principal Balance of the Class CE Certificates has been reduced to zero and (D) any Unpaid Realized Loss Amount allocable to the Class CE Certificates; and
(34) to the Class A-R Certificates, any remaining amounts.
               (d) Amounts distributed to the Class A-R Certificates pursuant to Section 6.01A(c)(34) on any Distribution Date shall be allocated among the related REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.
               (e) [Reserved.]
     Section 6.02 Statements to the Certificateholders.
               (a) Not later than the earlier of (i) three Business Days after the Determination Date and (ii) the second Business Day prior to each Distribution Date, the Servicer shall send to the Paying Agent and the Trustee (in such format as may be mutually agreed) the relevant information for purposes of this Section 6.02. Not later than each Distribution Date, the Paying Agent shall make available on its website located at https://sfr.bankofny.com or upon request shall send to any Certificateholder, the Depositor, the Trustee, the Servicer, any co-trustee, and each Rating Agency a statement setting forth the following information, after giving effect to the distributions to be made by the Paying Agent pursuant to Section 6.01 and 6.01A on or as of such Distribution Date:
                    (i) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to principal;
                    (ii) with respect to each Class of Certificates the amount of such distribution to Holders of such Class allocable to interest;
                    (iii) for each Mortgage Pool, the aggregate amount of any Principal Prepayments, Repurchase Proceeds or other unscheduled recoveries included in the distributions to Certificateholders (in the case of the Pool I Certificates, in the aggregate and by Subgroup);
                    (iv) for each Mortgage Pool, the aggregate amount of any Advances by the Servicer pursuant to Section 6.03 (in the case of the Pool I Certificates, in the aggregate and by Subgroup);

                    (v) the number of Outstanding Mortgage Loans in each of Mortgage Pool I and Mortgage Pool II, the Mortgage Pool I Principal Balance and the Mortgage Pool II Principal Balance, each as of the close of business as of the end of the related Principal Prepayment Period;
                    (vi) the related amount of the Servicing Fees (as adjusted pursuant to Section 6.05) retained or withdrawn from the Collection Account by the Servicer;
                    (vii) for each Mortgage Pool, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (calculated using the Mortgage Bankers Association (MBA) method) (1) one Monthly Payment, (2) two Monthly Payments and (3) three or more Monthly Payments, (B) in foreclosure and (C) in bankruptcy, in each case, as of the end of the close of business on the first day of the calendar month of such Distribution Date;
                    (viii) for each Mortgage Pool, the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;
                    (ix) for each Mortgage Pool, the aggregate amount of all Advances recovered during the related Due Period;
                    (x) with respect to the following Distribution Date and (a) Mortgage Pool I, the Class I-A Percentage, the Class I-M Percentage, the Class I-B Percentage, the Class I-A Principal Balance, the Class I-M Principal Balance, the Class I-B Principal Balance, the Class I-A Prepayment Percentage, the Class I-A Subgroup 1 Percentage, the Class I-A Subgroup 2 Percentage, the Class I-A Subgroup 3 Percentage, the Class I-A Subgroup 1 Principal Balance, the Class I-A Subgroup 2 Principal Balance, the Class I-A Subgroup 3 Principal Balance and the level of Credit Support, if any, with respect to each Class of Pool I Subordinated Certificates or (b) Mortgage Pool II, the Outstanding Certificate Principal Balance of each Class of Pool II Certificates;
                    (xi) for each Mortgage Pool, the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;
                    (xii) the allocation to each Class of Certificates of any Realized Losses during the related Due Period;
                    (xiii) the Outstanding Certificate Principal Balance of each Class of Certificates immediately prior to and after giving effect to the distributions to each Class on such Distribution Date;
                    (xiv) with respect to each Class of Certificates, any amounts of Net Interest Shortfalls (with respect to Pool II Certificates only), Compensating Interest Shortfalls and reductions relating to the Relief Act on such Distribution Date;
                    (xv) for each Mortgage Pool, the number of Mortgage Loans with respect to which a reduction in the Mortgage Rate has occurred pursuant to the Relief Act, as well as the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions; both in the aggregate and for each Class of Certificates;
                    (xvi) for each Mortgage Pool, updated pool composition information such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

                    (xvii) for each Mortgage Pool, if applicable, any material changes to methodology regarding calculations of delinquencies and charge-offs;
                    (xviii) for each Mortgage Pool, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;
                    (xix) for each Mortgage Pool, material breaches of pool asset representations or warranties or transaction covenants;
                    (xx) for each Mortgage Pool, information on ratio, coverage or other test used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;
                    (xxi) excess interest payments for each Class of Pool II Certificates;
                    (xxii) whether a Trigger Event has occurred and is in effect;
                    (xxiii) as of each Distribution Date, the amount, if any, paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount thereof to be paid to each Class of Certificates or the Swap Counterparty, as applicable;
                    (xxiv) as of each Distribution Date, the Overcollateralized Amount and the Overcollateralization Target Amount;
                    (xxv) as of each Distribution Date, the amount on deposit in the Supplemental Interest Trust Account;
                    (xxvi) as of each Distribution Date, the amount, if any, received by the Supplemental Interest Trust pursuant to the Yield Maintenance Agreement and the amount thereof to be paid to each class of Certificates;
                    (xxvii) for each Mortgage Pool, if applicable, information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; and
                    (xxviii) for each Mortgage Pool, if applicable, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
     The Paying Agent’s responsibility for sending the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer which shall be provided as required in this Section 6.02(a).
     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access during business hours to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for the Servicer’s actual expenses incurred in providing such reports and access.
               (b) The Servicer shall cause to be prepared, and the Servicer or the Trustee, as required by applicable law, shall file, any and all tax returns, information statements or other filings required to be delivered to Certificateholders and any governmental taxing authority pursuant to any applicable law with respect to the Trust Fund and the transactions contemplated hereby (the Servicer or the Trustee may, at its option but with the consent of the other, which consent shall not be unreasonably withheld, appoint an organization which regularly engages in the preparation and filing of such documents on a continuous basis for profit and which represents itself to be expert in such matters) and the Servicer shall maintain a record of the information necessary for the application of Section 860E(e) of the Code and shall make such information available as required by Section 860D(a)(6) of the Code; provided, however, that the Servicer shall notify the Trustee of the Trustee’s obligation to make any such filings and that any fees of the organization appointed as provided above shall be paid by the Servicer; and provided further that if an organization is employed, as described above, to prepare and file any such filings, neither the Trustee nor the Servicer shall be liable for any errors by such organization.
     Section 6.03 Advances by the Servicer. If, on any Determination Date, the Servicer determines that any Monthly Payments due on the immediately preceding Due Date have not been received, the Servicer shall, unless it determines in its sole discretion that such amounts will not be recoverable from Late Collections, Liquidation Proceeds or otherwise, make an Advance on or before two Business Days prior to the related Distribution Date in an amount equal to the amount of such delinquent Monthly Payments, after adjustment of any delinquent interest payment for the Servicing Fee. For purposes of this Section 6.03, the delinquent Monthly Payments referred to in the preceding sentence shall be deemed to include an amount equal to the Monthly Payments that would have been due on Mortgage Loans which have been foreclosed or otherwise terminated and in connection with which the Servicer acquired and continues to own the Mortgaged Properties on behalf of the Related Certificateholders. If the Servicer makes an Advance, it shall on or prior to two Business Days prior to such Distribution Date either (i) deposit in the Collection Account an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 6.03, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used pursuant to clause (ii) or (iii) above shall be replaced by the Servicer from its own funds by deposit into the Collection Account on or before any subsequent Distribution Date to the extent that funds in the Collection Account on such Distribution Date shall be less than the amount of payments required to be made to Related Certificateholders on such Distribution Date. Any such Advance shall be included with the distribution to the Certificateholders on the related Distribution Date. If the Servicer determines not to make a Nonrecoverable Advance, it shall on the related Determination Date furnish to the Trustee, any co-trustee, the Paying Agent and each Rating Agency notice of such determination. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances and Nonrecoverable Advances as provided in Section 5.09.
     Section 6.04 Allocation of Realized Losses with Respect to the Pool I Certificates.
               (a) Prior to each Determination Date, the Servicer shall determine (i) the total amount of Realized Losses relating to the Pool I Mortgage Loans, if any, incurred during the related Principal Prepayment Period; (ii) whether and to what extent such Realized Losses constitute Pool I Excess Losses; and (iii) the respective portions of such Realized Losses allocable to interest and to principal.

               (b) The principal portion of any Realized Losses on Subgroup 1, Subgroup 2 or Subgroup 3, other than Pool I Excess Losses, shall be allocated as follows: first, to the Class I-B5 Certificates until the Outstanding Certificate Principal Balance of the Class I-B5 Certificates has been reduced to zero; second, to the Class I-B4 Certificates until the Outstanding Certificate Principal Balance of the Class I-B4 Certificates has been reduced to zero; third, to Class I-B3 Certificates until the Outstanding Certificate Principal Balance of the Class I-B3 Certificates has been reduced to zero; fourth, to the Class I-B2 Certificates until the Outstanding Certificate Principal Balance of the Class I-B2 Certificates has been reduced to zero; fifth, to the Class I-B1 Certificates until the Outstanding Certificate Principal Balance of the Class I-B1 Certificates has been reduced to zero; sixth, to the Class I-M Certificates until the Outstanding Certificate Principal Balance of the Class I-M Certificates has been reduced to zero; and seventh, to the Class I-A Certificates or Certificate Sub-Balances (other than the Class A-P Certificates), allocated first to the Class I-A Certificates or Certificate Sub-Balances in the related Certificate Subgroup until the aggregate Outstanding Certificate Principal Balance of such related Class I-A Certificates or Certificate Sub-Balances has been reduced to zero and second to the other Class I-A Certificates or Certificate Sub-Balances (other than the Class A-P Certificates), pro rata based upon their respective Outstanding Certificate Principal Balances of such other Class I-A Certificates or Certificate Sub-Balances until the aggregate Outstanding Principal Balance of such Class I-A Certificates or Certificate Sub-Balances have been reduced to zero; provided, however, that Realized Losses and Pool I Excess Losses on the Mortgage Components in Subgroup A-P shall be allocated to the Class A-P Certificates. The principal portion of any Pool I Excess Losses with respect to each Mortgage Component (other than with respect to Pool I Excess Losses on Mortgage Components in Subgroup A-P) shall be allocated without priority among (i) all Classes of Pool I Subordinated Certificates and (ii) (a) the Classes of Class I-A Subgroup 1 Certificates (if the Pool I Excess Loss occurred with respect to a Mortgage Component in Subgroup 1), (b) the Class I-A Subgroup 2 Sub-Balances (if the Pool I Excess Loss occurred with respect to a Mortgage Component in Subgroup 2) or (c) the Class I-A Subgroup 3 Sub-Balances (if the Pool I Excess Loss occurred with respect to a Mortgage Component in Subgroup 3) pro rata based upon their respective Outstanding Certificate Principal Balances. For purposes of the foregoing sentence, each Class of Pool I Subordinated Certificates will be deemed to have an Outstanding Certificate Principal Balance (and to accrue interest thereon) equal to the actual Outstanding Certificate Principal Balance thereof times a fraction, the numerator of which is the Subgroup 1 Subordinated Amount (for a loss on Subgroup 1), the Subgroup 2 Subordinated Amount (for a loss on Subgroup 2) or the Subgroup 3 Subordinated Amount (for a loss on Subgroup 3) and the denominator of which is the aggregate of the Subgroup 1 Subordinated Amount, the Subgroup 2 Subordinated Amount and the Subgroup 3 Subordinated Amount.
               (c) As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Pool I Certificates or Certificate Sub-Balances means an allocation on a pro rata basis, among the various Classes or Certificate Sub-Balances so specified, to each such Class of Pool I Certificates or Certificate Sub-Balances on the basis of their Outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Pool I Certificates hereunder will be allocated among the Pool I Certificates of such Class in proportion to the Percentage Interests evidenced thereby.
     In the event that a recovery is made with respect to any Realized Loss related to Mortgage Pool II, the amount of such recovery shall be treated as a Principal Prepayment and deposited into the Pool I Collection Account and distributed on the applicable Distribution Date.
     Section 6.04A Allocation of Realized Losses with Respect to the Pool II Certificates.

               (a) Prior to each Determination Date, the Servicer shall determine (i) the total amount of Realized Losses relating to the Pool II Mortgage Loans, if any, incurred during the related Principal Prepayment Period.
               (b) Realized Losses relating to the Pool II Mortgage Loans shall be allocated by the Paying Agent to the Classes of Pool II Certificates as follows:
               first, to the Class CE Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               second, to the Class II-B2 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               third, to the Class II-B1 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               fourth, to the Class II-M6 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               fifth, to the Class II-M5 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               sixth, to the Class II-M4 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               seventh, to the Class II-M3 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               eighth, to the Class II-M2 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero;
               ninth, to the Class II-M1 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero; and
               tenth, to the Class II-A2 Certificates, until the Outstanding Certificate Principal Balance of such Class is reduced to zero.
               (c) In the event that a Subsequent Recovery is made with respect to any Realized Loss related to Mortgage Pool II, the amount of such Subsequent Recovery shall be treated as a Principal Prepayment and deposited in the Pool II Collection Account and distributed on the applicable Distribution Date. All Realized Losses and all other losses allocated to a Class of Pool II Certificates hereunder will be allocated among the Pool II Certificates of such Class in proportion to the Percentage Interests evidenced thereby.
     Section 6.05 Compensating Interest; Allocation of Certain Interest Shortfalls.
               (a) Upon a Principal Prepayment of a Pool I Mortgage Loan, the Servicer shall deposit into the Pool I Collection Account from its own funds, as a reduction of its servicing compensation hereunder, an amount, if any, by which the amount of the interest that would otherwise accrue with respect to such Pool I Mortgage Loan from the date of prepayment to the Due Date in the related Due Period at the Net Mortgage Rate exceeds the amount of the interest (adjusted to the Net

Mortgage Rate) collected from the Mortgagor with respect to such period (such amount, “Pool I Compensating Interest”); provided, however, that with respect to any Distribution Date, the Servicer’s obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.125% and (ii) the aggregate Scheduled Principal Balance of the Pool I Mortgage Loans with respect to such Distribution Date.
                    Upon a Principal Prepayment of a Pool II Mortgage Loan, the Servicer shall deposit into the Pool II Collection Account from its own funds, as a reduction of its servicing compensation hereunder, an amount, if any, by which the amount of the interest that would otherwise accrue with respect to such Pool II Mortgage Loan from the date of prepayment to the Due Date in the related Due Period at the Net Mortgage Rate exceeds the amount of the interest (adjusted to the Net Mortgage Rate) collected from the Mortgagor with respect to such period (such amount, “Pool II Compensating Interest”); provided, however, that with respect to any Distribution Date, the Servicer’s obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.125% and (ii) the aggregate Stated Principal Balance of the Pool II Mortgage Loans with respect to the Due Date in the month immediately preceding the month of such Distribution Date.
               (b) On any Distribution Date with respect to Mortgage Pool I, the excess, if any, of (X) Pool I Compensating Interest with respect to such Distribution Date over (Y) the amount deposited in the Pool I Collection Account pursuant to (a) above for such Distribution Date shall equal the “Pool I Compensating Interest Shortfall” with respect to such Distribution Date. On any Distribution Date, the Pool I Compensating Interest Shortfall shall be allocated pro rata among the outstanding Classes of Class I-A (excluding the Class A-P Certificates), Class I-M and Class I-B Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Pool I Compensating Interest Shortfall.
                    On any Distribution Date with respect to Mortgage Pool II, the excess, if any, of (X) Pool II Compensating Interest with respect to such Distribution Date over (Y) the amount deposited in the Pool II Collection Account pursuant to (a) above for such Distribution Date shall equal the “Pool II Compensating Interest Shortfall” with respect to such Distribution Date. On any Distribution Date, the Pool II Compensating Interest Shortfall shall be allocated pro rata among the outstanding Classes of Class II-A, Class II-M and Class II-B Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Pool II Compensating Interest Shortfall.
               (c) On any Distribution Date with respect to Mortgage Pool I, the interest portion of any Realized Losses (“Pool I Realized Loss Interest Shortfall”) (other than the interest portion of Pool I Excess Losses) shall be allocated to the Class of Pool I Subordinated Certificates then outstanding having the highest numerical Class designation (for this purpose, the Class I-M Certificates shall be deemed to have a lower numerical Class designation than each Class of Class I-B Certificates) or, if no Class of Pool I Subordinated Certificates is then outstanding, to the Class I-A Certificates pro rata among the outstanding Classes of Class I-A Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Pool I Realized Loss Interest Shortfall. On any Distribution Date, the interest portion of any Pool I Excess Losses shall be allocated pro rata among the outstanding Classes of Pool I Certificates based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Pool I Excess Losses allocable to interest.
                    On any Distribution Date with respect to Mortgage Pool II, the interest portion of any Realized Losses (“Pool II Realized Loss Interest Shortfall”) shall be allocated to the Class of Pool II Subordinated Certificates then outstanding having the highest numerical Class designation (for this purpose, the Class II-M Certificates shall be deemed to have a lower numerical Class designation than each Class of Class II-B Certificates) or, if no Class of Pool II Subordinated Certificates is then outstanding, to the Class II-A Certificates pro rata among the outstanding Classes of Class II-A Certificates based on the amount of interest to which each such Class would otherwise be paid on such Distribution Date had there been no such Pool II Realized Loss Interest Shortfall.
          (d) Any interest shortfall resulting from the Relief Act with respect to the Pool I Mortgage Loans shall be allocated pro rata among the outstanding Classes of Pool I Certificates based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date. Any interest shortfall resulting from the Relief Act with respect to the Pool II Mortgage Loans shall be allocated pro rata among the outstanding Classes of Pool II Certificates based upon the amount of interest to which each such Class would otherwise be paid on such Distribution Date.
     Section 6.06 Subordination with Respect to the Pool I Certificates. The rights of the Class I-B Certificateholders to receive distributions in respect of the Class I-B Certificates on any Distribution Date shall be subordinated to the rights of the Class I-A and Class I-M Certificateholders to receive distributions in respect of the Class I-A and Class I-M Certificates. The rights of the Class I-M Certificateholders to receive distributions in respect of the Class I-M Certificates on any Distribution Date shall be subordinated to the rights of the Class I-A Certificateholders to receive distributions in respect of the Class I-A Certificates, respectively. The rights of the Class I-B1 Certificateholders to receive distributions in respect of the Class I-B1 Certificates on any Distribution Date shall be subordinate to the rights of the Class I-A and Class I-M Certificateholders to receive distributions in respect of such Class I-A and Class I-M Certificates. Each Class of Class I-B Certificates (other than the Class I-B1 Certificates) is subordinated to the Class I-A Certificates, the Class I-M Certificates and each Class of Class I-B Certificates having a lower numerical class designation than such Class of Class I-B Certificates. The rights of the Servicer, as servicer, to receive funds from the Pool I Collection Account, pursuant to Section 5.09, on account of the Servicing Fee (except as provided in Section 6.05) in respect of each Pool I Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise, shall not be subordinated to the rights of the Class I-A, Class I-M or Class I-B Certificateholders. Amounts held by the Servicer or the Paying Agent for future distribution to the Class I-M or Class I-B Certificateholders, including, without limitation, in the Pool I Collection Account, shall not be distributed in respect of the Class I-M or Class I-B Certificates except in accordance with the terms of this Agreement. The Class I-B Certificateholders are deemed to have granted a security interest in such amounts to the Class I-A and Class I-M Certificateholders to secure the rights of the Class I-A and Class I-M Certificateholders to receive distributions in priority over the Class I-B Certificateholders. The Class I-M Certificateholders are deemed to have granted a security interest in such amounts to the Class I-A Certificateholders to secure the rights of the Class I-A Certificateholders to receive distributions in priority over the Class I-A Certificateholders.
     Section 6.06A Subordination with Respect to the Pool II Certificates. The rights of any Holder of the Class CE Certificates to receive distributions in respect of the Class CE Certificates on any Distribution Date shall be subordinated to the rights of the Class II-A, Class II-M and Class II-B Certificateholders to receive distributions in respect of the Class II-A, Class II-M and Class II-B Certificates, respectively. The rights of the Class II-B Certificateholders to receive distributions in respect of the Class II-B Certificates on any Distribution Date shall be subordinated to the rights of the Class II-A and Class II-M Certificateholders to receive distributions in respect of the Class II-A and Class II-M Certificates. The rights of the Class II-M Certificateholders to receive distributions in respect of the Class II-M Certificates on any Distribution Date shall be subordinated to the rights of the Class II-A Certificateholders to receive distributions in respect of the Class II-A Certificates. The rights of the Class II-B1 Certificateholders to receive distributions in respect of the Class II-B1 Certificates on any Distribution Date shall be subordinate to the rights of the Class II-A and Class II-M Certificateholders to

receive distributions in respect of such Class II-A and Class II-M Certificates. Each Class of Class II-B Certificates (other than the Class II-B1 Certificates) is subordinated to the Class II-A Certificates, the Class II-M Certificates and each Class of Class II-B Certificates having a lower numerical Class designation than such Class of Class II-B Certificates. The rights of the Class II-M1 Certificateholders to receive distributions in respect of the Class II-M1 Certificates on any Distribution Date shall be subordinate to the rights of the Class II-A Certificateholders to receive distributions in respect of such Class II-A Certificates. Each Class of Class II-M Certificates (other than the Class II-M1 Certificates) is subordinated to the Class II-A Certificates and each Class of Class II-M Certificates having a lower numerical Class designation than such Class of Class II-M Certificates. The rights of the Servicer, as servicer, to receive funds from the Pool II Collection Account, pursuant to Section 5.09, on account of the Servicing Fee (except as provided in Section 6.05) in respect of each Pool II Mortgage Loan, assumption fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses or otherwise, shall not be subordinated to the rights of the Class II-A, Class II-M or Class II-B Certificateholders. Amounts held by the Servicer or the Paying Agent for future distribution to the Class II-M or Class II-B Certificateholders, including, without limitation, in the Pool II Collection Account, shall not be distributed in respect of the Class II-M or Class II-B Certificates except in accordance with the terms of this Agreement. The Class II-B Certificateholders are deemed to have granted a security interest in such amounts to the Class II-A and Class II-M Certificateholders to secure the rights of the Class II-A and Class II-M Certificateholders to receive distributions in priority over the Class II-B Certificateholders. The Class II-M Certificateholders are deemed to have granted a security interest in such amounts to the Class II-A Certificateholders to secure the rights of the Class II-A Certificateholders to receive distributions in priority over the Class II-A Certificateholders.
     Section 6.07 Determination of LIBOR. The meaning of LIBOR applicable to the calculation of the Certificate Rates on the Certificates for any related Accrual Period (other than the initial Accrual Period) will be determined by the Servicer or its designee on each Pool I Rate Adjustment Date and Pool II Rate Adjustment Date as follows:
     For any Accrual Period other than the first Accrual Period, “LIBOR” means, with respect to a Distribution Date, the rate determined by the Swap Counterparty to be (i) the per annum rate for deposits in U.S. dollars for a period of one month which appears on the Reuters Page LIBOR01 as of 11:00 a.m., London time, on the day that is two London Business Days prior to the first day of the Accrual Period relating to such Distribution Date (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Reuters Page LIBOR01, LIBOR shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by the Swap Counterparty from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two London Business Days prior to the first day of the Accrual Period relating to such Distribution Date; or (iii) if fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by the Swap Counterparty are quoting in the New York interbank market on the first day of the Accrual Period relating to such Distribution Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian banks.
     The establishment of LIBOR on any Pool I Rate Adjustment Date or Pool II Rate Adjustment Date and the Servicer’s subsequent calculation of the Certificate Rates applicable to the Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

ARTICLE VII
REPORTS TO BE PREPARED BY THE SERVICER
     Section 7.01 Servicer Shall Provide Information as Reasonably Required. The Servicer shall furnish to the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate in respect to the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent, or otherwise in respect to the purposes of this Agreement, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent may reasonably require.
     Section 7.02 Federal Information Returns and Reports to Certificateholders.
          (a) For federal income tax purposes, the taxable year of each REMIC Pool shall be a calendar year and the Servicer shall maintain or cause the maintenance of the books of each REMIC Pool on the accrual method of accounting.
          (b) The Servicer or anyone acting on its behalf pursuant to Section 2.04(h) shall prepare and file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust Fund, each REMIC Pool and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Certificateholder at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. Without limitation on any other requirement of this Section 7.02, the Servicer shall make available the information necessary for the application of Section 860E(e) of the Code within 60 days of such request. With respect to the Class A-R Certificate, the Servicer shall provide such information or cause such information to be provided to (i) the Internal Revenue Service, (ii) the transferor of a Class A-R Certificate to a Disqualified Organization and (iii) a Pass-Thru Entity that holds a Class A-R Certificate with one or more record holders that are Disqualified Organizations. The Servicer also shall provide or cause to be provided promptly the above described computation and information relating to the tax on transfers to Disqualified Organizations or holdings by Pass-Thru Entities within sixty (60) days after becoming aware of the transfer to a Disqualified Organization or Pass-Thru Entity with one or more Disqualified Organization owners, as the case may be. In addition, except as may be provided in Treasury Regulations, any Person holding an interest in a Pass-Thru Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Thru Entity. In connection with the foregoing, the Servicer shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in any REMIC created hereunder (the “REMIC Reporting Agent”) as required by IRS Form 8811. The Trustee hereby designates the Servicer to serve as the REMIC Reporting Agent. The Servicer shall indicate the elections to treat each of the REMIC Pools as a REMIC (which elections shall apply to the taxable period ending December 31, 2007 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax and information returns filed pursuant to this Section 7.02 and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Servicer. The Servicer is hereby designated as the agent of the Holder of the Class A-R Certificate who shall be the “tax matters person” (within the meaning of Treas. Reg. §1.860F-4(d)) for each REMIC Pool. Any Holder of a Class A-R Certificate will by acceptance thereof so appoint the Servicer as agent and attorney-in-fact for the purpose of acting as tax matters person. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Servicer from acting as tax matters person

(as an agent or otherwise), the Trustee or the Servicer, as the case may be, shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class A-R Certificate to sign such returns or act as tax matters person. Each Holder of a Class A-R Certificate shall be bound by this Section 7.02 by virtue of its acceptance of a Class A-R Certificate.
ARTICLE VIII
THE DEPOSITOR AND THE SERVICER
     Section 8.01 Indemnification; Third Party Claims. The Servicer agrees to indemnify the Depositor and the Trustee and hold the Depositor and the Trustee, their officers, directors, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor or the Trustee, or their officers, directors, employees or agents may sustain in any way related to failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided that no such indemnification shall be required with respect to acts of a prior Servicer. The Servicer shall immediately notify the Depositor and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Depositor or the Trustee, their officers, directors, employees or agents in respect of such claim. This right to indemnification shall survive the termination of this Agreement.
     Section 8.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Servicer will not sell all or substantially all of its assets without the prior written consent of the Depositor and the Trustee which shall not be unreasonably withheld or delayed.
     Any Person into which the Depositor or the Servicer may be merged or consolidated, or to whom the Depositor or the Servicer has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the requirements of Section 8.05 with respect to the qualifications of a successor to the Servicer.
     Notwithstanding anything else in this Section 8.02 and Section 8.04 to the contrary, the Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is approved in advance in writing by the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; provided further that each Rating Agency’s rating of any of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. In the case of any such assignment and delegation, the Servicer shall be released from its obligations as Servicer under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.
     Section 8.03 Limitation on Liability of the Depositor, the Servicer, the Trustee and Others. Neither the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Depositor, the Servicer, the Trustee, and any director, officer, employee or agent of the Depositor, the Servicer or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Depositor, the Servicer nor the Trustee shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may cause it to incur any expenses or liability; provided, however, that the Depositor, the Servicer or the Trustee may in its discretion (and, in the case of the Depositor or the Servicer, with the consent of the Trustee, which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Collection Account and the Depositor, the Servicer or the Trustee shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 5.09; provided that no such right of reimbursement shall exist with respect to the Servicer when such claim relates to the failure of the Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or to a breach of a representation or warranty made by the Servicer hereunder.
     Section 8.04 Depositor and Servicer Not to Resign. Except as described in Section 8.02, neither the Depositor nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Depositor, the Servicer and all of the Certificateholders unless the determination is made that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Depositor or the Servicer. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an opinion of independent counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. Upon any such assignment or resignation, the Depositor or the Servicer, as appropriate, shall send notice to all Certificateholders of the effect of such assignment or resignation upon the then current rating of the Class of Certificates by each Rating Agency whose rating on such Class is then in effect. No such resignation shall become effective until a successor shall have assumed the Depositor’s or the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 8.05. Any purported assignment or resignation which does not comply with the requirements of this Section shall be of no effect.
     Section 8.05 Successor to the Servicer. In connection with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Section 8.04 or 9.01, the Trustee shall succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations as Servicer (but not in any other capacity) under this Agreement (except that the Trustee shall not be obligated to make Advances if prohibited by applicable law nor to effectuate repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 and except that the Trustee makes no representations and warranties pursuant to Sections 3.01 and 3.02). Prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement, the Trustee may appoint a successor having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, except as aforesaid, if the Trustee receives a letter from each Rating Agency that such appointment would not result in a reduction or withdrawal of the current rating of any Class of Certificates that is rated by a Rating Agency. Any co-trustee appointed pursuant to Section 10.10 for purposes of this Section 8.05 shall have an obligation to make Advances pursuant to Section 6.03 during such time as the Trustee is the Servicer, which obligation shall be joint and several with that of the Trustee as Servicer. If the Trustee has become the successor to the Servicer in accordance with this Section or Section 9.03, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $15,000,000 and which is a FNMA or FHLMC approved seller/servicer in good standing as the successor to the Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Servicer hereunder. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree or such court shall determine; provided, however, that no such compensation shall be in excess of that permitted under this Agreement without the consent of all of the Certificateholders. If the Trustee is acting as Servicer, the Trustee shall be entitled to all compensation of the Servicer hereunder, and all such compensation due to the Trustee as Servicer shall be in addition to all compensation it is entitled to as Trustee under this Agreement. If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 8.02, 8.04 or 9.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor or the Trust Fund. The resignation or removal of the Servicer pursuant to Section 8.02, 8.04 or 9.01 shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Servicer of liability for breach of the representations and warranties made pursuant to Section 3.02.
     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.02, 8.04, 9.01 or 11.01 shall not affect any claims that the Trustee may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.
     The Servicer shall timely deliver to the successor the funds that were, or were required to be, in the Collection Account and the Escrow Account, if any, and all Mortgage Files and related documents, statements and recordkeeping held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.
     Upon a successor’s acceptance of appointment as such, the Servicer shall notify, in writing, the Trustee, the Certificateholders and each Rating Agency of such appointment.
     Section 8.06 Maintenance of Ratings. The Servicer shall cooperate with the Depositor and take any action that may be reasonably necessary to maintain the current rating or ratings on the Certificates.

ARTICLE IX
DEFAULT
     Section 9.01 Events of Default. If one or more of the following Events of Default shall occur and be continuing, that is to say:
          (a) any failure by the Servicer to remit any payment required to be made or distributed under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Paying Agent or the Depositor or to the Servicer, the Trustee, the Paying Agent and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or
          (b) a breach by the Servicer in a material respect of any representation or warranty set forth in Section 3.02, or failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such breach or failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer, the Trustee and the Depositor by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or
          (c) the Servicer shall notify the Trustee and any Paying Agent appointed pursuant to Section 4.05 in writing that it is unable to make an Advance required to be made in accordance with Section 6.03; or;
          (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or
          (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or
          (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
     then, and in each and every such case, so long as an Event of Default shall not have been remedied, upon receiving notice or knowledge of such event, the Trustee shall notify the Certificateholders and each Rating Agency of such Event of Default. The Trustee may, upon receipt of such notice or knowledge, and at the written direction of the Holders of Certificates evidencing Percentage Interests aggregating more than 50% (with respect to a particular Mortgage Pool), shall, by notice in writing to the Servicer, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.05. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Trustee and any co-trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited or should have been credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Holders of Certificates unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur. The Paying Agent shall provide information regarding the Certificateholders available to the Paying Agent in order to allow the Trustee to comply with the provisions above.
     Section 9.02 Waiver of Defaults. The Trustee may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived by the Holders of a majority of the Percentage Interests of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 9.03 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.01, the Trustee or a successor servicer appointed by it shall be the successor in all respects to the Servicer to the extent provided in Section 8.05.
     Section 9.04 Notification to Certificateholders and the Rating Agencies.
          (a) Upon any such termination pursuant to Section 9.01, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.
          (b) Within sixty (60) days of a Responsible Officer of the Trustee having received written notice of the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.
          (c) The Paying Agent shall provide information regarding the Certificateholders available to the Paying Agent in order to allow the Trustee to comply with the provisions above.
ARTICLE X
CONCERNING THE TRUSTEE
     Section 10.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to, and is empowered to, perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee as enumerated in this Agreement shall not be construed as a duty; provided that in case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man’s own affairs.
     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;
               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.
               (iv) The Trustee shall execute the Letter of Representations, a form of which is attached hereto as Exhibit P, on behalf of the Depositor.
     Section 10.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.01:
          (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
          (d) Neither the Trustee nor any of its directors, officers, employees or agents shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it or any of them to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Agreement;

          (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;
          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, subcontractors or attorneys; and
          (g) Nothing in this Agreement shall be construed to require the Trustee (except as might otherwise be required in its capacity as successor Servicer) to expend its own funds.
     Section 10.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates, of any Mortgage Loan or related document or the Trust Fund. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the applicable Collection Account by the Depositor or the Servicer or the applicable Certificate Account by the Paying Agent. The Trustee shall have no responsibility for the timeliness or the amount of payments made by the Paying Agent to the Certificateholders.
     Section 10.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.
     Section 10.05 Fees and Expenses. The Paying Agent, from moneys received from the Servicer, covenants and agrees to pay to the Trustee and its agents a monthly fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) equal to the product of (a) the aggregate Principal Balance of the Mortgage Loans as of the Determination Date in the preceding month and (b) one-twelfth of 0.000010, and the Servicer will pay or reimburse the Trustee, or its agents upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or its agents in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 10.11) and the Servicer shall indemnify and hold harmless the Trustee its officers, directors, employees and agents from and against any and all claims, liabilities, losses or expenses (including but not limited to reasonable attorneys fees) incurred in connection with the administration of this Trust and the performance of its duties hereunder provided that the Servicer shall not be required to reimburse any such expense or indemnify against any such loss or liability incurred by the Trustee through the Trustee’s own negligence or bad faith. Notwithstanding anything to the contrary in this Agreement, this Section shall survive the termination of this Agreement.

     Section 10.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an entity having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not be an Affiliate of either Seller or the Depositor. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.
     Section 10.07 Resignation and Removal of the Trustee. The Trustee, and any co-trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or co-trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee; provided that such appointment does not result in a reduction or withdrawal of the rating of any of the Classes of Certificates that have been rated. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.
     If at any time, the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.
     The Holders of Certificates evidencing in the aggregate more than 50% of Percentage Interest with respect to a particular Mortgage Pool may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.
     Any resignation or removal of the Trustee or any resignation of any co-trustee and appointment of a successor trustee or co-trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.08, or upon acceptance of appointment by a co-trustee, as applicable, unless with respect to a co-trustee, the Trustee receives written notice from each Rating Agency that the failure to appoint a successor co-trustee would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the resignation of any co-trustee shall be effective upon receipt of such written notice. Any co-trustee may not be removed unless the Depositor and the Trustee each receive written notice from each Rating Agency that such removal would not result in a withdrawal or reduction of the rating of any of the Classes of Certificates that have been rated, in which case the removal of any co-trustee shall be effective upon receipt of such written notice.
     Section 10.08 Successor Trustee. Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.
     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.06. Prior to the appointment of any successor trustee becoming effective, the Depositor shall have received from each Rating Agency written confirmation that such appointment would not result in a reduction of the rating of the Class A or Class M Certificates.
     Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Servicer, any Sub-Servicer and to each Rating Agency. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.
     Section 10.09 Merger or Consolidation of Trustee. Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     Section 10.10 Appointment of Co-Trustee or Separate Trustee. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06, hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.08 hereof.
     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.
     Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.
     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.
     Section 10.11 Appointment of Office or Agency. The Trustee may appoint an office or agency in The City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee will maintain an office at the address stated in Section 12.07 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served.
     Section 10.12 Indemnification.
          (a) The Paying Agent shall indemnify and hold harmless the Trustee, the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a failure of the Paying Agent to deliver when required any Assessment of Compliance required of it pursuant to Section 5.26 or any material misstatement or omission contained in any Assessment of Compliance provided on its behalf pursuant to Section 5.26. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Paying Agent agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Paying Agent on the one hand and of the indemnified parties on the other.
          (b) The Servicer shall indemnify and hold harmless the Trustee, the Paying Agent and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 5.24, 5.25, and 5.26, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of the Servicer to deliver when required any Assessment of Compliance or Accountant’s Attestation required of it pursuant to Section 5.26 or Annual Statement of Compliance required pursuant to Section 5.25, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant’s Attestation or Annual Statement of Compliance provided on its behalf pursuant to Section 5.25 or 5.26, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and of the indemnified parties on the other.

ARTICLE XI
TERMINATION
     Section 11.01 Termination. With respect to each Mortgage Pool, the respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan in such Mortgage Pool or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan in such Mortgage Pool and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date which occurs in the month next following a Due Date on which the aggregate unpaid Principal Balance of all Outstanding Mortgage Loans in a particular Mortgage Pool is less than 10% of the aggregate unpaid Principal Balance of the Mortgage Loans in such Mortgage Pool on the Cut-off Date, so long as the Servicer deposits or causes to be deposited in the related Collection Account during the Principal Prepayment Period related to such Distribution Date (and provides notice to the Trustee with a copy to the Paying Agent appointed pursuant to Section 4.05 of its intention to so deposit on or before 20th day of such Principal Prepayment Period) an amount equal to the Purchase Price for each Outstanding Mortgage Loan in such Mortgage Pool plus, in the case of Mortgage Pool II, any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, less any unreimbursed Advances made with respect to any Mortgage Loan in such Mortgage Pool (which amount shall offset completely any unreimbursed Advances for which the Servicer is otherwise entitled to reimbursement), and, with respect to all property acquired in respect of any Mortgage Loan in such Mortgage Pool remaining in the portion of the Trust Fund relating to such Mortgage Pool, an amount equal to the fair market value of such property, as determined by an appraisal to be conducted by an appraiser selected by the Trustee, less unreimbursed Advances made with respect to any Mortgage Loan in such Mortgage Pool with respect to which property has been acquired; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof. Notwithstanding the foregoing, amounts paid by the Servicer pursuant to this paragraph in respect of unpaid Net Swap Payments and Swap Termination Payments owed to the Swap Counterparty shall not be part of any REMIC. Notwithstanding the foregoing, a termination may be effected by the making of such optional repurchases only if the termination satisfies the requirement for a “qualified liquidation” of the applicable portion of the Trust Fund within the meaning of Section 860F(a)(4) of the Code and the purchases of the Outstanding Mortgage Loans pursuant to this Section 11.01 will not constitute “prohibited transactions” within the meaning of Section 860F(a)(2) of the Code.
     Notice of any termination, specifying the Distribution Date upon which all related Certificateholders may surrender their Certificates to the Trustee or, if a Paying Agent has been appointed pursuant to Section 4.05, the Paying Agent for payment and cancellation, shall be given promptly by the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, (upon direction by the Depositor ten (10) days prior to the date such notice is to be mailed) by signed letter to such Certificateholders and each Rating Agency mailed no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the related Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, therein designated and (ii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office or agency of the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, therein specified. The Servicer shall indicate the date of adoption of the plan of qualified liquidation in a statement attached to the final federal income tax return of each applicable REMIC Pool.

After giving such notice, the Trustee or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall not register the transfer or exchange of any Certificates relating to such terminated Mortgage Pool in the portion of the Trust Fund being terminated. If such notice is given in connection with the Servicer’s election to purchase the Outstanding Mortgage Loans, the Servicer shall deposit in the Collection Account after adoption of the plan during the applicable Principal Prepayment Period an amount equal to the purchase price as determined as provided in clause (ii) of the preceding paragraph and on the Distribution Date on which such termination is to occur, related Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon presentation and surrender of the related Certificates, the Trustee, or if a Paying Agent has been appointed under Section 4.05, the Paying Agent shall notify the Servicer and the Servicer shall cause to be distributed to the related Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Servicer elected to so purchase, the purchase price determined as provided in clause (ii) of the preceding paragraph. Following such final deposit the Trustee shall promptly release to the Servicer the Mortgage Files for the remaining Mortgage Loans relating to such terminated Mortgage Pool in the portion of the Trust Fund being terminated, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer and shall have no further responsibility with regard to said Mortgage Files.
     If all of the Related Certificateholders shall not surrender their Certificates for cancellation within three (3) months after the time specified in the above-mentioned written notice, at the close of the 90 day period beginning after the written notice is given, each remaining Related Certificateholder will be credited with an amount that would have been otherwise distributed to such Certificateholder, and the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall give a second written notice to the remaining Related Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three (3) months after the second notice all the related Certificates shall not have been surrendered for cancellation, the Trustee or, if a Paying Agent has been appointed under Section 4.05, the Paying Agent, shall appoint an agent to take appropriate and reasonable steps to contact the remaining Related Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in that portion of the Trust Fund being terminated hereunder.
ARTICLE XII
MISCELLANEOUS PROVISIONS
     Section 12.01 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 12.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
     No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.
     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the Percentage Interests of such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder (in the case of conflicting requests by two or more 25% or greater Percentage Interests, the Trustee shall act in accordance with the first such request) and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Section 12.03 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders (but with the consent of the Swap Counterparty to the extent any such amendment would have a materially adverse effect on the Swap Counterparty, in such capacity), to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to ensure continuing treatment of each REMIC created hereunder as a REMIC to avoid or minimize the risk of imposition of any tax on any REMIC created hereunder pursuant to the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such actions shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder of a Class having an Outstanding Certificate Principal Balance of greater than zero or cause any REMIC created hereunder to fail to qualify as a REMIC.
     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interest of each Class of Certificates having an Outstanding Certificate Principal Balance greater than zero and affected thereby, and with the consent of the Swap Counterparty to the extent any such amendment would have a materially adverse effect on the Swap Counterparty, in such capacity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 11.01, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Certificateholders evidencing not less than 66-2/3% of the interests held by parties other than the Depositor, its Affiliates or its agents, and with the consent of the Swap Counterparty to the extent any such amendment would have a materially adverse effect on the Swap Counterparty, in such capacity, for the purposes of significantly changing the Permitted Activities of the Trust.
     Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.
     It shall not be necessary for the consent of Certificateholders under this Section 12.03 to approve the particular form of any proposed amendment but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe. In connection with any amendment pursuant to this Section 12.03 the Trustee, Paying Agent and Depositor shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of such amendment in accordance with this Section 12.03 have been met.
     Section 12.04 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
     Section 12.05 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.
     Section 12.06 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     Section 12.07 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, Chase Mortgage Finance Corporation, 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance, (ii) in the case of the Servicer, JPMorgan Chase Bank, N.A., 1111 Polaris Parkway, Columbus, Ohio 43240, (iii) in the case of the Custodian, JPMorgan Chase Bank, N.A., 1080 Oliver Road, Monroe, Louisiana, 71201, (iv) in the case of the Trustee, The Bank of New York Trust Company, N.A., 601 Travis, 16th Floor, Houston, Texas 77002, (v) in the case of the Paying Agent, The Bank of New York Trust Company, N.A., 601 Travis, 16th Floor, Houston, Texas 77002, (vi) in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 (vii) in the case of Fitch, One State Street Plaza, New York, New York 10004 (viii) in the case of S&P, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and (ix) in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement.
     Section 12.08 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements and the preparation for execution by the Trustee of any continuation statements relating to the Co-op Loans for filing under the provisions of the Uniform Commercial Code as in effect in the jurisdiction in which the underlying Mortgaged Property related to the affected Co-op Loan is located. The Trustee agrees that it shall promptly execute and redeliver to the Seller or the Servicer for filing any such continuation statement so prepared by the Seller relating to the Co-op Loans.
     The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to, the obligation of the Paying Agent (A) to pay any Net Swap Payment and any Swap Termination Payment to the Swap Counterparty and (B) to establish and maintain the Supplemental Interest Trust, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Article VI. For the protection and enforcement of the provisions of this Section, the Swap Counterparty shall be entitled to relief as can be given either at law or in equity.

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Paying Agent, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CHASE MORTGAGE FINANCE CORPORATION, as Depositor
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Servicer
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee and Paying Agent
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Custodian
By:
Name:
Title:

EXHIBIT A-1

EXHIBIT A-1
POOL I MORTGAGE LOAN SCHEDULE
[INTENTIONALLY OMITTED]

A-1

EXHIBIT A-2
POOL II MORTGAGE LOAN SCHEDULE
[INTENTIONALLY OMITTED]

A-1

EXHIBIT B
CONTENTS OF MORTGAGE FILE
     (i) With respect to each Mortgage Loan which is not a Co-op Loan:
     (A) (I) Original Mortgage Note bearing all intervening endorsements, endorsed, “Pay to the order of ___, without recourse” and signed in the name of the last endorsee by an authorized officer.
     (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy of the original that was sent for recording, certified by the Seller.
     (C) With respect to each Non-MERS Mortgage Loan which is not a Co-op Loan, the original Assignment of Mortgage to “The Bank of New York Trust Company, N.A., as trustee (Chase Mortgage Finance Corporation),” which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.
     (D) The original policy of title insurance, or in the event such original title policy is unavailable a copy of the related policy (provided that use of a copy is acceptable to the related title insurance or escrow company), including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.
     (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.
     (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of such Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.
     (G) Certified, true copy of original power of attorney sent for recording.

B-1

     (ii) With respect to each Co-op Loan:
     (A)(I) The original Mortgage Note endorsed “Pay to the order of ___, without recourse” and signed in the name of the last endorsee by an authorized officer.
     (B) The original loan security agreement entered into by the Mortgagor with respect to such Co-op Loan.
     (C) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-op Loan or if the original of such document has not been returned from the applicable public recording office, a true certified copy of the document sent for recording.
     (D) Form UCC-3 (or copy thereof) by the applicable Mortgage Loan Seller or its agent assigning the security interest covered by such Form UCC-1 to “The Bank of New York as trustee” or to blank, together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Seller, with evidence of recording thereon.
     (E) Stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached.
     (F) Original proprietary lease.
     (G) Original assignment of proprietary lease, to the Trustee or to blank, and all intervening assignments thereof.
     (H) Original recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan.
     (I) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.
     (J) Certified true copy of power of attorney sent for recording.

B-2

EXHIBIT C
FORM OF CLASS A CERTIFICATE
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PAYING AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).
UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE DEPOSITOR AND THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (B) THE TRANSFEREE’S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.
THIS CERTIFICATE IS PAYABLE SOLELY FROM THE ASSETS OF THE TRUST FUND, AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION (THE “DEPOSITOR”), JPMORGAN CHASE BANK, N.A. (THE “SERVICER”) OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OR NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING

C-

THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE OR NOTIONAL AMOUNT, AS APPLICABLE, BY INQUIRY OF THE PAYING AGENT.
THIS CERTIFICATE DOES NOT PURPORT TO SUMMARIZE THE POOLING AND SERVICING AGREEMENT (THE “AGREEMENT”) AND REFERENCE IS MADE TO THE AGREEMENT FOR THE INTERESTS, RIGHTS AND LIMITATIONS OF RIGHTS, BENEFITS, OBLIGATIONS AND DUTIES EVIDENCED THEREBY, AND THE RIGHTS, DUTIES AND IMMUNITIES OF THE TRUSTEE AND THE PAYING AGENT.
TO THE EXTENT NOT DEFINED HEREIN, THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASSIGNED IN THE AGREEMENT.

CLASS A-[ ] CERTIFICATE

Number: 07-3-A-[ ]-1	Original Denomination: $

Cut-off Date: June 1, 2007	Final Scheduled
Distribution Date: July 25, 2037

Initial Distribution Date: July 25, 2007	Aggregate Original Principal Balance or Notional Amount of all Class A-[ ] Certificates: $

Certificate Rate: Variable	CUSIP:

Registered Owner:
CHASEFLEX TRUST SERIES 2007-3
MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
     This certifies that the Registered Owner identified above is the registered owner of the ownership interest (the “Ownership Interest”) evidenced by this Certificate in certain distributions with respect to a pool of Mortgage Loans formed and sold by Chase Mortgage Finance Corporation (the “Depositor”), and certain other property held in trust for the benefit of Certificateholders (collectively, the “Trust Fund”), as described in the Agreement. The Mortgage Loans are serviced by JPMorgan Chase Bank, N.A. (the “Servicer”) and are secured by liens on the Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the “Agreement”), dated as of the Cut-off Date among the Depositor, the Servicer, the Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee.
     This Certificate is one of a duly authorized issue of Certificates, as designated above, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Anyone acquiring this Certificate may ascertain its current Principal Balance or Notional Amount, as applicable, by inquiry of the Paying Agent.
     Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount specified in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the Initial Distribution Date.
     Distributions on this Certificate will be made in the manner specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office of the Paying Agent specified in such notice of final distribution.
     The Paying Agent will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Paying Agent will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Paying Agent, maintained for such purpose, the Paying Agent will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent.
     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Paying Agent is liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Paying Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.
     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee in the manner specified in the Agreement.
     The Agreement provides that the Trust Fund will elect to be treated as one or more “real estate mortgage investment conduits” for federal income tax purposes (each, a “REMIC”).
     The respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate in the manner specified in the Agreement; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: June 28, 2007	CHASE MORTGAGE FINANCE CORPORATION

By:
Authorized Officer

Dated: June 28, 2007	CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Authenticating Agent

By:
Authorized Signatory

[FORM OF ASSIGNMENT]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint
                                                            Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

(Signature guaranty)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*   This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

EXHIBIT D
FORM OF CLASS M CERTIFICATE
THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PAYING AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).
UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE DEPOSITOR AND THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (B) THE TRANSFEREE’S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.
THIS CERTIFICATE IS PAYABLE SOLELY FROM THE ASSETS OF THE TRUST FUND, AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION (THE “DEPOSITOR”), JPMORGAN CHASE BANK, N.A. (THE “SERVICER”) OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OR NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE OR NOTIONAL AMOUNT, AS APPLICABLE, BY INQUIRY OF THE PAYING AGENT.
THIS CERTIFICATE DOES NOT PURPORT TO SUMMARIZE THE POOLING AND SERVICING AGREEMENT (THE “AGREEMENT”) AND REFERENCE IS MADE TO THE AGREEMENT FOR THE INTERESTS, RIGHTS AND LIMITATIONS OF RIGHTS, BENEFITS, OBLIGATIONS AND DUTIES EVIDENCED THEREBY, AND THE RIGHTS, DUTIES AND IMMUNITIES OF THE TRUSTEE AND THE PAYING AGENT.
TO THE EXTENT NOT DEFINED HEREIN, THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASSIGNED IN THE AGREEMENT.
CLASS M-[ ] CERTIFICATE

Number: 07-3-M-[ ]-1	Original Denomination: $

Cut-off Date: June 1, 2007	Final Scheduled
Distribution Date: July 25, 2037

Initial Distribution Date: July 25, 2007	Aggregate Original Principal Balance or Notional Amount of all Class M-[ ] Certificates: $

Certificate Rate: Variable	CUSIP:

Registered Owner:
CHASEFLEX TRUST SERIES 2007-3
MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
     This certifies that the Registered Owner identified above is the registered owner of the ownership interest (the “Ownership Interest”) evidenced by this Certificate in certain distributions with respect to a pool of Mortgage Loans formed and sold by Chase Mortgage Finance Corporation (the “Depositor”), and certain other property held in trust for the benefit of Certificateholders (collectively, the “Trust Fund”), as described in the Agreement. The Mortgage Loans are serviced by JPMorgan Chase Bank, N.A. (the “Servicer”) and are secured by liens on the Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the “Agreement”), dated as of the Cut-off Date among the Depositor, the Servicer, the Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee.

     This Certificate is one of a duly authorized issue of Certificates, as designated above, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Anyone acquiring this Certificate may ascertain its current Principal Balance or Notional Amount, as applicable, by inquiry of the Paying Agent.
     Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount specified in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the Initial Distribution Date.
     Distributions on this Certificate will be made in the manner specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office of the Paying Agent specified in such notice of final distribution.
     The Paying Agent will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Paying Agent will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Paying Agent, maintained for such purpose, the Paying Agent will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent.
     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Paying Agent is liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Paying Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.
     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee in the manner specified in the Agreement.
     The Agreement provides that the Trust Fund will elect to be treated as one or more “real estate mortgage investment conduits” for federal income tax purposes (each, a “REMIC”).

     The respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate in the manner specified in the Agreement; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: June 28, 2007	CHASE MORTGAGE FINANCE CORPORATION

By:
Authorized Officer

Dated: June 28, 2007	CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Authenticating Agent

By:
Authorized Signatory

[FORM OF ASSIGNMENT]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint
                                                            Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

(Signature guaranty)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*   This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

EXHIBIT E
FORM OF CLASS B CERTIFICATE
THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES, AS DESCRIBED IN THE AGREEMENT.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE PAYING AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).
UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE DEPOSITOR AND THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (B) THE TRANSFEREE’S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.
THIS CERTIFICATE IS PAYABLE SOLELY FROM THE ASSETS OF THE TRUST FUND, AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION (THE “DEPOSITOR”), JPMORGAN CHASE BANK, N.A. (THE “SERVICER”) OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OR NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT

FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE OR NOTIONAL AMOUNT, AS APPLICABLE, BY INQUIRY OF THE PAYING AGENT.
THIS CERTIFICATE DOES NOT PURPORT TO SUMMARIZE THE POOLING AND SERVICING AGREEMENT (THE “AGREEMENT”) AND REFERENCE IS MADE TO THE AGREEMENT FOR THE INTERESTS, RIGHTS AND LIMITATIONS OF RIGHTS, BENEFITS, OBLIGATIONS AND DUTIES EVIDENCED THEREBY, AND THE RIGHTS, DUTIES AND IMMUNITIES OF THE TRUSTEE AND THE PAYING AGENT.
TO THE EXTENT NOT DEFINED HEREIN, THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASSIGNED IN THE AGREEMENT.
CLASS B-[ ] CERTIFICATE

Number: 07-3-B-[ ]-1	Original Denomination: $

Cut-off Date: June 1, 2007	Final Scheduled
Distribution Date: July 25, 2037

Initial Distribution Date: July 25, 2007	Aggregate Original Principal Balance or Notional Amount of all Class B-[ ] Certificates: $

Certificate Rate: Variable	CUSIP:

Registered Owner:

CHASEFLEX TRUST SERIES 2007-3
MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
     This certifies that the Registered Owner identified above is the registered owner of the ownership interest (the “Ownership Interest”) evidenced by this Certificate in certain distributions with respect to a pool of Mortgage Loans formed and sold by Chase Mortgage Finance Corporation (the “Depositor”), and certain other property held in trust for the benefit of Certificateholders (collectively, the “Trust Fund”), as described in the Agreement. The Mortgage Loans are serviced by JPMorgan Chase Bank, N.A. (the “Servicer”) and are secured by liens on the Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the “Agreement”), dated as of the Cut-off Date among the Depositor, the Servicer, the Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee.
     This Certificate is one of a duly authorized issue of Certificates, as designated above, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Anyone acquiring this Certificate may ascertain its current Principal Balance or Notional Amount, as applicable, by inquiry of the Paying Agent.
     Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount specified in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the Initial Distribution Date.
     Distributions on this Certificate will be made in the manner specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office of the Paying Agent specified in such notice of final distribution.
     The Paying Agent will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Paying Agent will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Paying Agent, maintained for such purpose, the Paying Agent will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent.
     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Paying Agent is liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Paying Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.
     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee in the manner specified in the Agreement.
     The Agreement provides that the Trust Fund will elect to be treated as one or more “real estate mortgage investment conduits” for federal income tax purposes (each, a “REMIC”).
     The respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate in the manner specified in the Agreement; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: June 28, 2007	CHASE MORTGAGE FINANCE CORPORATION

By:
Authorized Officer

Dated: June 28, 2007	CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Authenticating Agent

By:
Authorized Signatory

[FORM OF ASSIGNMENT]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint
                                                            Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

(Signature guaranty)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*   This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

EXHIBIT E-1
FORM OF CLASS CE CERTIFICATE
THIS CLASS CE CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT.
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).
THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION (THE “DEPOSITOR”), JPMORGAN CHASE BANK, N.A. (THE “SERVICER”) OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
THIS CLASS CE CERTIFICATE HAS NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR AND THE TRUSTEE SHALL HAVE RECEIVED (A) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (COLLECTIVELY, A “PLAN”), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE

E-1-1

COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE DEPOSITOR AND THE TRUSTEE, AND UPON WHICH THE DEPOSITOR AND THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE DEPOSITOR OR THE SERVICER.
THIS CERTIFICATE DOES NOT PURPORT TO SUMMARIZE THE POOLING AND SERVICING AGREEMENT (THE “AGREEMENT”) AND REFERENCE IS MADE TO THE AGREEMENT FOR THE INTERESTS, RIGHTS AND LIMITATIONS OF RIGHTS, BENEFITS, OBLIGATIONS AND DUTIES EVIDENCED THEREBY, AND THE RIGHTS, DUTIES AND IMMUNITIES OF THE TRUSTEE AND THE PAYING AGENT.
TO THE EXTENT NOT DEFINED HEREIN, THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS ASSIGNED IN THE AGREEMENT.
CLASS CE CERTIFICATE

Number: 07-3-CE-1	Original Denomination: $

Cut-off Date: June 1, 2007	Final Scheduled
Distribution Date: July 25, 2037

First Distribution Date: July 25, 2007	Aggregate Original Notional Amount of all Class CE Certificates:

CUSIP:

Registered Owner: J.P. Morgan Securities Inc.

E-1-2

CHASEFLEX TRUST SERIES 2007-3
MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
     This certifies that the Registered Owner identified above is the registered owner of the ownership interest (the “Ownership Interest”) evidenced by this Certificate in certain distributions with respect to a pool of Mortgage Loans formed and sold by Chase Mortgage Finance Corporation (the “Depositor”), and certain other property held in trust for the benefit of Certificateholders (collectively, the “Trust Fund”), as described in the Agreement. The Mortgage Loans are serviced by JPMorgan Chase Bank, N.A. (the “Servicer”) and are secured by liens on the Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the “Agreement”), dated as of the Cut-off Date among the Depositor, the Servicer, the Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee.
     This Certificate is one of a duly authorized issue of Certificates, as designated above, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Anyone acquiring this Certificate may ascertain its current Principal Balance or Notional Amount, as applicable, by inquiry of the Paying Agent.
     Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount specified in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the Initial Distribution Date.
     Distributions on this Certificate will be made in the manner specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office of the Paying Agent specified in such notice of final distribution.
     The Paying Agent will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Paying Agent will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Paying Agent, maintained for such purpose, the Paying Agent will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent.
     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Paying Agent is liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Paying Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor,

E-1-3

the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.
     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee in the manner specified in the Agreement.
     The Agreement provides that the Trust Fund will elect to be treated as one or more “real estate mortgage investment conduits” for federal income tax purposes (each, a “REMIC”).
     The respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate in the manner specified in the Agreement; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

E-1-4

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: June 28, 2007	CHASE MORTGAGE FINANCE CORPORATION

By:
Authorized Officer

E-1-5

Dated: June 28, 2007	CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Authenticating Agent

By:
Authorized Signatory

E-1-6

[FORM OF ASSIGNMENT]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint
                                                            Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

(Signature guaranty)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*   This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

E-1-7

EXHIBIT F
FORM OF CLASS A-R CERTIFICATE
SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN MULTIPLE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).
THIS CERTIFICATE IS PAYABLE SOLELY FROM THE ASSETS OF THE TRUST FUND, AND DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE MORTGAGE FINANCE CORPORATION (THE “DEPOSITOR”), JPMORGAN CHASE BANK, N.A. (THE “SERVICER”) OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR AND THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A “PLAN”), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.
TRANSFERABILITY OF THIS CERTIFICATE IS RESTRICTED UNDER THE PROVISIONS OF THE AGREEMENT.
FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE PAYING AGENT.

CLASS A-R CERTIFICATE

Number: 07-3-A-R-1	Original Denomination: $100.00

Cut-off Date: June 1, 2007	Final Scheduled
Distribution Date: July 25, 2037

Initial Distribution Date: July 25, 2007	Aggregate Original Principal Balance of Class A-R Certificate: $100.00

Certificate Rate: N/A	CUSIP:

Registered Owner:
CHASEFLEX TRUST SERIES 2007-3
MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATE
     This certifies that the Registered Owner identified above is the registered owner of the ownership interest (the “Ownership Interest”) evidenced by this Certificate in certain distributions with respect to a pool of Mortgage Loans formed and sold by Chase Mortgage Finance Corporation (the “Depositor”), and certain other property held in trust for the benefit of Certificateholders (collectively, the “Trust Fund”), as described in the Agreement. The Mortgage Loans are serviced by JPMorgan Chase Bank, N.A. (the “Servicer”) and are secured by liens on the Mortgaged Properties. The Trust Fund was created pursuant to a Pooling and Servicing Agreement (the “Agreement”), dated as of the Cut-off Date among the Depositor, the Servicer, the Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee.
     This Certificate is one of a duly authorized issue of Certificates, as designated above, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Anyone acquiring this Certificate may ascertain its current Principal Balance or Notional Amount, as applicable, by inquiry of the Paying Agent.
     Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Certificate Account the amount specified in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the Initial Distribution Date.
     Distributions on this Certificate will be made in the manner specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution, and only upon presentation and surrender of this Certificate at the office of the Paying Agent specified in such notice of final distribution.
     The Paying Agent will cause to be kept at its Agency & Trust Office in New York, New York, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Paying Agent will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Paying Agent, maintained for such purpose, the Paying Agent will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent.
     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Paying Agent is liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.
     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Paying Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Paying Agent and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Paying Agent nor the Trustee will be affected by notice to the contrary.
     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee in the manner specified in the Agreement.
     The Agreement provides that the Trust Fund will elect to be treated as one or more “real estate mortgage investment conduits” for federal income tax purposes (each, a “REMIC”).
     The respective obligations and responsibilities of the Depositor, the Servicer (except the duty to pay the Trustee’s fees and expenses and indemnification hereunder) and the Trustee shall terminate in the manner specified in the Agreement; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: June 28, 2007	CHASE MORTGAGE FINANCE CORPORATION

By:
Authorized Officer

Dated: June 28, 2007	CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Authenticating Agent

By:
Authorized Signatory

[FORM OF ASSIGNMENT]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint
                                                            Attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

(Signature guaranty)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*   This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

EXHIBIT G
FORM OF TRUSTEE CERTIFICATION
[DATE]
     The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) under the Pooling and Servicing Agreement dated as of June 1, 2007 (the “Agreement”) among Chase Mortgage Finance Corporation (the “Company”), the Trustee, the Paying Agent and JPMorgan Chase Bank, N.A., regarding ChaseFlex Trust, Series 2007-3, hereby certifies that, except as noted in the Exception Report:
     1. The Trustee or the Custodian on behalf of the Trustee took the Mortgage Notes and other property in the Trust Fund in good faith for value and without notice or knowledge (i) of any adverse claims, liens or encumbrances, (ii) that any Mortgage Note was overdue or had been dishonored or subject to any security interest or other right or interest therein, or (iii) of any defense against or claim to the Mortgage Notes or other property in the Trust Fund on the part of any entity;
     2. The Trustee or the Custodian on behalf of the Trustee received actual possession of the Mortgage Notes; and
     3. The Trustee or the Custodian on behalf of the Trustee took possession of the Mortgage Notes in the ordinary course of its business.
     Capitalized words used herein shall have the respective meanings assigned to them in the Agreement.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

G-1

     IN WITNESS WHEREOF, the undersigned executed this Trustee’s Certificate as of June 28, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

G-2

EXHIBIT H
FORM OF INVESTMENT LETTER
(Accredited Investor)
[DATE]
JPMorgan Chase Bank, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240
JPMorgan Chase Bank, N.A.
Global Trust Services
Four New York Plaza
6th Floor
New York, New York 10004
J.P. Morgan Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10017
The Bank of New York Trust Company, N.A., as trustee
601 Travis, 16th Floor
Houston, TX 77002
Attn: Corporate Trust Services/CFLX 2007-3
Re:      ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-
Through Certificates, Series 2007-3, [Class CE- ]
Ladies and Gentlemen:
                          (the “Purchaser”) intends to purchase from                                           (the “Transferor”) $___ by original principal balance (the “Transferred Certificates”) of ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, [Class CE- ] (the “Certificates”), issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among Chase Mortgage Finance Corporation (the “Depositor”), JPMorgan Chase Bank, N.A. (“Chase”), as servicer and custodian, The Bank of New York Trust Company, N.A., as paying agent and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). [The Purchaser intends to register the Transferred Certificate in the name of                     , as nominee for                     .] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.
     2. The Certificates will bear a legend to the following effect:
THIS CLASS CE CERTIFICATE HAS NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
[THIS LEGEND WILL APPEAR ON THE CERTIFICATE ONLY IF SUCH CERTIFICATE IS AN ERISA RESTRICTED CERTIFICATE.] NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED (A) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”) (COLLECTIVELY, A “PLAN”), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE DEPOSITOR, AND UPON WHICH THE DEPOSITOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH

OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE DEPOSITOR OR THE SERVICER.
     3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]*/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser’s property shall at all times be and remain within its control.
     4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.
     5. The Purchaser will not nor has it authorized nor will it authorize any Person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any Person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the “1940 Act”), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.
     6. If the Purchaser is acquiring ERISA Restricted Certificates, the Purchaser is not a Plan and is not acquiring the ERISA Restricted Certificates for, on behalf of or with any assets of any such Plan, except as may be permitted in accordance with Section 4.02(d) of the Pooling and Servicing Agreement.
     7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit I to the Pooling and Servicing Agreement.
     8. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.
     9. The Purchaser has received such information as Purchaser deems necessary in order to make its investment decision.

*/	Not required of a broker/dealer purchaser.

Very truly yours,

[PURCHASER]

By:

Name:

Title:

EXHIBIT I
FORM OF RULE 144A INVESTMENT LETTER
(Qualified Institutional Buyer)
[DATE]
JPMorgan Chase Bank, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240
JPMorgan Chase Bank, N.A.
Global Trust Services
Four New York Plaza
6th Floor
New York, New York 10004
J.P. Morgan Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10017
The Bank of New York Trust Company, N.A., as trustee
601 Travis, 16th Floor
Houston, TX 77002
ARTICLE I Attn: Corporate Trust Services/CFLX 2007-3
Re:      ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, [Class CE- ]
Ladies and Gentlemen:
                          (the “Purchaser”) intends to purchase from                      (the “Transferor”) $___ by original principal balance (the “Transferred Certificates”) of ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, [Class CE-] (the “Certificates”), issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among Chase Mortgage Finance Corporation (the “Depositor”), JPMorgan Chase Bank, N.A. (“Chase”), as servicer (the “Servicer”) and custodian, The Bank of New York Trust Company, N.A., as paying agent and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). [The Purchaser intends to register the Transferred Certificate in the name of                     , as nominee for                     .] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely with respect to an ERISA Restricted Certificate, we (A) are not an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, will deliver herewith an Opinion of Counsel satisfactory to the Depositor and the Trustee, and upon which the Depositor and the Trustee shall be entitled to rely, to the effect that the acquisition and holding of this Certificate by the prospective transferee will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code or a violation of Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer,(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act. We have received such information as we deem necessary in order to make our investment decision.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

Very truly yours,

[PURCHASER]

By:

Name:

Title:

ANNEX 1
(a) QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Transferees Other Than Registered Investment Companies]
     The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:
     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.
     2. In connection with the purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $___*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.
(i)	___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

(ii)	___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

(iii)	___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

(iv)	___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

*	Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

(v)	___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

(vi)	___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

(vii)	___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(viii)	___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

(ix)	___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

(x)	___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.
     3. The term “securities” as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.
     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.
     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.
     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

By:

Name:

Title:

Date:

ANNEX 2
(b) QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Transferees That are Registered Investment Companies]
     The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:
     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.
     2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.
(i)	___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

(ii)	___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
     3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).
     4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.
     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

By:
Name:

Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT J
(c) FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the “Agreement”) is made and entered into as of [DATE], between JPMorgan Chase Bank, N.A., (the “Company”) and                      (the “Purchaser”).
(d) PRELIMINARY STATEMENT
                          (the “Owner”) is the holder of the entire interest in ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, Class [ ] (the “Class [ ] Certificates”). The Class [ ] Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”) among Chase Mortgage Finance Corporation, (the “Company”), JPMorgan Chase Bank, N.A., as servicer (the “Servicer”), JPMorgan Chase Bank, N.A., as custodian, (the “Custodian”), The Bank of New York Trust Company, N.A., as paying agent (the “Paying Agent”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
     The Owner intends to resell all of the Class [  ] Certificates directly to the Purchaser on or promptly after the date hereof.
     In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.
     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree to the following:
ARTICLE I
DEFINITIONS
     Section 1.01 Defined Terms.
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.
     Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.
     Collateral Fund Permitted Investments: Either: (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC, (v) commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least Prime-1 by Moody’s Investors Service, Inc. (“Moody’s”) or at least D-1 by Fitch Ratings and (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa by Moody’s or at least AA by Fitch Ratings or (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Fitch Ratings or Prime-1 by Moody’s and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date.
     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee’s sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.
     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), obtained by the Purchaser at its expense from an appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser’s election, prepared based on the Company’s customary requirements for such appraisals.
     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).
     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).
     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.03 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).
     Section 1.02. Definitions Incorporated by Reference.
     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

ARTICLE II
SPECIAL SERVICING PROCEDURES
     Section 2.01 Reports and Notices.
     1. In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company, as Servicer, shall provide to the Purchaser the following notices and reports:
(a)	Within five Business Days after each Distribution Date (or included in or with the monthly statement to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company shall provide to the Purchaser a report indicating for the Trust the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the outstanding principal balance.

(b)	Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan.
     2. If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i)(B), (a)(i)(C), (a)(i)(D) or (a)(ii) which has been given to the Purchaser; provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall not be required to provide any written information under this subsection.
     3. In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.
(a)	With respect to all Mortgage Loans which are serviced at any time by the Company through a Subservicer, the Company shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01 on the accuracy and completeness of any information provided to it by the applicable Subservicer.
     Section 2.02 Purchaser’s Election to Delay Foreclosure Proceedings.
     1. The Purchaser directs the Company that in the event that the Company does not receive written notice of the Purchaser’s election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii), subject to extension as set forth in Section 2.02(b), the Company shall proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser, if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within one Business Day of notification.
     2. In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Company to delay the Commencement of Foreclosure until such term as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the Mortgagor. If the Company’s normal foreclosure policy includes acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given one Business Day to respond.
     3. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.
     4. Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the outstanding Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company’s estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining of such Current Appraisal), and (ii) three months’ interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the “Excess Period”), the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement shall no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure.
     5. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the Mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the Mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts remaining in the Collateral Fund in respect of such

Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.
     6. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the Mortgagor by the time the loan becomes 6 months delinquent, the Purchaser’s election shall no longer be effective and at the Purchaser’s option, either (i) the Purchaser shall purchase the Mortgage Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds to the Company or Trustee; or (ii) the Company shall proceed with the Commencement of Foreclosure.
     7. Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (or stock allocated to a dwelling unit in the case of a Co-op Loan) (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e)) shall be released to the Purchaser.
     Section 2.03 Purchaser’s Election to Commence Foreclosure Proceedings.
          1. In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect, for reasonable cause as determined by the Purchaser, to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).
          2. Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Principal Balance of the Mortgage Loan and three months’ interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan shall be released to the Purchaser. The terms of this Agreement shall no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loans within two Business Days at the Election to Foreclose.
          3. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than to proceed with the Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the Mortgagor’s bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with or (ii) the Company believes there is a breach of representation or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company reasonably believes the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief). The Company will repurchase or substitute a Mortgage Loan pursuant to the preceding clause (ii) within the time period specified in the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company), or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.
          4. Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property (or stock allocated to a dwelling unit in the case of a Co-op Loan), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c)) in respect of such Mortgage Loan shall be released to the Purchaser.
     Section 2.04 Termination.
     1. With respect to all Mortgage Loans included in the Trust Fund, the Purchaser’s rights to make any Election to Delay Foreclosure or any Election to Foreclose and the Company’s obligations under Section 2.01 shall terminate (i) at such time as the Outstanding Certificate Principal Balance of the Class B-5 Certificates has been reduced to zero, (ii) if the greater of (x) ___% (or such lower or higher percentages that represents the Company’s actual historical loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or if the aggregate amount that the Company estimates will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the Outstanding Certificate Principal Balance of the Class [ ] Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser’s right hereunder and that such transferee will have no rights hereunder) in the Class [ ] Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Except as set forth above, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Day’s notice.

     2. Purchaser’s rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser’s failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b).
     3. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by an Person respecting any matters arising hereunder.
ARTICLE III
COLLATERAL FUND; SECURITY INTEREST
     Section 3.01 Collateral Fund.
     1. Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article 11, the Company shall establish and maintain with itself as a segregated account on its books and records an account (the “Collateral Fund”), entitled “JPMorgan Chase Bank, N.A., as Servicer, for the benefit of registered holders of ChaseFlex Trust Series 2007-1, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, Class B-5.” Amounts in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificate holders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof.
     2. Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon.
     3. The Collateral Fund shall be an “outside reserve fund” within the meaning of the REMIC Provisions, beneficially owned by the Purchaser, who shall report all income, gain or loss with respect thereto. Any amounts transferred from the Trust Fund to the Collateral Fund shall be deemed to be transferred to the Purchaser, as beneficial owner of the Collateral Fund. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Trust Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any “prohibited transaction” or “prohibited contribution” taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.
     Section 3.02. Collateral Fund Permitted Investments.
          1. The Company shall, at the written direction of the Purchaser invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.
          2. All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral

Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.
     Section 3.03 Grant of Security Interest.
          1. The Purchaser grants to the Company and the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser’s right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the “Collateral”).
          2. The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.
     Section 3.04 Collateral Shortfalls.
          In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     Section 4.01 Amendment.
          This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.
     Section 4.02 Counterparts.
     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
     Section 4.03 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     Section 4.04 Notices.
     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:
in the case of the Company,
JPMorgan Chase Bank, N.A.
1111 Polaris Parkway
Columbus, Ohio 43240
such other address as may hereafter be furnished in writing by the Company, or in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

[PURCHASER]

[ADDRESS]
Attn:

Phone:

Fax:

with respect to all other notices pursuant to this Agreement,

[ADDRESS]
Attn:

Phone:

Fax:

or such other address as may hereafter be furnished in writing by the Purchaser.
     Section 4.05 Severability of Provisions.
     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 4.06 Successors and Assigns.
     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the

Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.
     Section 4.07 Article and Section Headings.
     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
     Section 4.08 Confidentiality.
     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.
By:

Name:

Title:

By:

Name:

Title:

EXHIBIT K
FORM OF CLASS A-R TRANSFEREE’S LETTER
CHASEFLEX TRUST SERIES 2007-3
[DATE]
Chase Mortgage Finance Corporation
300 Tice Boulevard, Third Floor
Woodcliff Lake, New Jersey 07675
JPMorgan Chase Bank, N.A.
Global Trust Services
Four New York Plaza
6th Floor
New York, New York 10004
The Bank of New York Trust Company, N.A., as trustee
601 Travis, 16th Floor
Houston, TX 77002
Attn: Corporate Trust Services/CFLX 2007-3
Ladies and Gentlemen:
     We propose to purchase Chase Mortgage Finance Corporation’s ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, Class A-R, described in the Prospectus Supplement, dated June 25, 2007 and Prospectus, dated April 17, 2007.
     1. We certify that (a) we are not a disqualified organization, (b) we are not purchasing such Class A-R Certificate on behalf of a disqualified organization and (c) we are not an entity that holds such Class A-R Certificate as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations; for this purpose the term “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”)), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.
     2. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”), and are not directly or indirectly acquiring the Class A-R Certificate for, on behalf of or with any assets of any such Plan.
     3. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class A-R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate, (d) we intend to pay any taxes associated with holding the Class A-R Certificate as they become due and (e) we will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.
     4. We acknowledge that we will be the beneficial owner of the Class A-R Certificate and:*/
(i)	___ The Class A-R Certificate will be registered in our name.

(ii)	___ The Class A-R Certificate will be held in the name of our nominee, , which is not a disqualified organization.
     5. Unless Chase Mortgage Finance Corporation (“CMFC”) has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class A-R Certificate to us absolutely null and void and shall cause no rights in the Class A-R Certificate to vest in us.
     6. We agree that in the event that at some future time we wish to transfer any interest in the Class A-R Certificate, we will transfer such interest in the Class A-R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class A-R Certificate on behalf of a disqualified organization, (ii) is a U.S. person and (iii) has delivered to CMFC a letter in the form of this letter (including the affidavit appended hereto) and, if requested by CMFC, an opinion of counsel (in a form acceptable to CMFC) that the proposed transfer will not cause the interest in the Class A-R Certificate to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of CMFC.
     7. We hereby designate JPMorgan Chase Bank, N.A. as our fiduciary to act as the tax matters person for the Series 2007-3 REMICs.
Very truly yours,
[PURCHASER]

*/	Check appropriate box and if necessary fill in the name of the Transferee’s nominee.

By:

Name:

Title:

Accepted as of ______, 200_
CHASE MORTGAGE FINANCE CORPORATION

By:

Name:

Title:

APPENDIX A
Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement
     Under penalties of perjury, the undersigned declares that the following is true:
(1)	He or she is an officer of (the “Transferee”),

(2)	the Transferee’s Employee Identification number is ,

(3)	the Transferee is not a “disqualified organization” (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Class A-R on behalf of a disqualified organization or any other entity,

(4)	unless Chase Mortgage Finance Corporation (“CMFC”) has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee’s Letter to which this Certificate is affixed as Appendix A, the Transferee is a “U.S. Person” (as defined below),

(5)	that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)	the Transferee has historically paid its debts as they became due,

(7)	the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8)	the Transferee understands that, as beneficial owner of the Class A-R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class A-R Certificate,

(9)	the Transferee intends to pay any taxes associated with holding the Class A-R Certificate as they become due,

(10)	the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by CMFC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class A-R Certificate will not be owned directly or indirectly by a disqualified organization, and

(11)	IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class A-R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class A-R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:
     the present value of any consideration given to the Transferee to acquire such residual interest;
     the present value of the expected future distributions on such residual interest; and
     the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

(a) For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]
[Alternative (11) (A) at the time of the transfer, and at the close of each of the Transferee’s two fiscal years preceding the year of transfer, the Transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and
(B)	the Transferee is an eligible corporation as defined in Treasury regulation Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class A-R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.
(b) For purposes of this declaration, (i) the gross assets and net assets of the Transferee do not include any obligation of any related person (as defined in Treasury regulation section 1.860E-1(c)(6)(ii)) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation section 1.860E-1(c)(5)(i);]
[Alternative (11) Intentionally left blank;]
     (12) the Transferee represents that it will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer;
(c)
(d) For purpose of this affidavit, the term “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”)), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

By:

Address of Investor for receipt of distribution:

Address of Investor for receipt of tax information:

(Corporate Seal)

Attest:

, Secretary

Personally appeared before me the above-named                     , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.
          Subscribed and sworn before me this                      day of                     , 200___.
Notary Public
County of
State of
My commission expires the                      day of

By:

Name:

Title:

Dated:

APPENDIX B
(e)      CONSENT
                                                            (Transferee)

Ladies and Gentlemen:
          Chase Mortgage Finance Corporation (“CMFC”) hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee’s nominee of the Multi-Class Mortgage Pass-Through Certificates, Series 2007-3, Class A-R described in the Transferee’s Letter to which this Consent is appended, notwithstanding CMFC’s knowledge that the Transferee is not a U.S. Person (as defined in such Transferee’s Letter).

CHASE MORTGAGE FINANCE CORPORATION
By:

Dated:

EXHIBIT K-1
FORM OF CLASS A-R TRANSFEROR’S LETTER
CHASEFLEX TRUST SERIES 2007-3
[DATE]
JPMorgan Chase Bank, N.A.
Global Trust Services
Four New York Plaza
6th Floor
New York, New York 10004
The Bank of New York Trust Company, N.A., as trustee
601 Travis, 16th Floor
Houston, TX 77002
Attn: Corporate Trust Services/CMFT 2007-3
          We propose to transfer to                                          (the “Transferee”) Chase Mortgage Finance Corporation’s ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Class A-R, described in the Prospectus Supplement, dated June 25, 2007 and Prospectus, dated April 17, 2007. We have reviewed the attached affidavit of the Transferee, and have no actual knowledge that such affidavit is not true, and have no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class A-R Certificate referred to in the attached affidavit. In addition, we have conducted a reasonable investigation at the time of the transfer and found that the Transferee has historically paid its debts as they came due and we found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

K-1-1

EXHIBIT L
REQUEST FOR RELEASE OF DOCUMENTS

To:	JPMorgan Chase Bank, N.A. 1040 Oliver Road Monroe, LA 71201
Re:      Pooling and Servicing Agreement, dated as of June 1, 2007, by and among Chase Mortgage Finance Corporation, JPMorgan Chase Bank, N.A. and The Bank of New York Trust Company, N.A. relating to the issuance of the ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates, Series 2007-3
               In connection with the administration of the Mortgage Loans held by you, as Custodian on behalf of the Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.
Mortgage Loan Number:
Mortgagor Name, Address & Zip Code:
Reason for Requesting Documents (check one):
                           1.       Mortgage Paid in Full
                           2.       Foreclosure
                           3.       Substitution
                           4.       Other Liquidation
                           5.       Nonliquidation Reason:

By:

(authorized signatory)

Issuer:

Address:

Date:

L-1

Custodian
JPMorgan Chase Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Custodian:

Custodian	Date

L-2

EXHIBIT M
FORM OF TRANSFEREE ERISA REPRESENTATION LETTER
[DATE]
The Bank of New York Trust Company, N.A.
601 Travis, 16th Floor
Houston, TX 77002
Attn: Corporate Trust Services/CMFT 2007-3
Chase Mortgage Finance Corporation
300 Tice Boulevard, Third Floor
Woodcliff Lake, New Jersey 07675
Re:      ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates [Class — ]
Ladies and Gentlemen:
                          (the “Purchaser”) intends to purchase from                                           (the “Transferor”) $                     by original principal balance (the “Transferred Certificate”) of ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-Through Certificates [Class -___] (the “Certificates”), issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among Chase Mortgage Finance Corporation (the “Depositor”), JPMorgan Chase Bank, N.A. (“Chase”), as servicer (the “Servicer”) and Custodian, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) and paying agent. [The Purchaser intends to register the Transferred Certificate in the name of                                         , as nominee for                                         .] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we hereby certify, represent and warrant to, and covenant with, the Depositor that we:
     I. Solely in the case of ERISA Restricted Certificates, (A) are not an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, will deliver herewith an Opinion of Counsel satisfactory to the Depositor, and upon which the Depositor shall be entitled to rely, to the effect that the acquisition and holding of this Certificate by the prospective transferee will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code or a violation of Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer.
     II. Solely in the case of Certificates other than ERISA Restricted Certificates and the Class A-R Certificate, either (i) are not, and are not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

Very truly yours,

[PURCHASER]

By:

Name:

Title:

EXHIBIT N
PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

Exchangeable Initial Certificates			Exchangeable Certificates
	Original			Related Maximum
Exchangeable	Certificate			Certificate
Combinations	Principal Amount	Coupon	Exchangeable Classes	Principal Amount	Coupon
Exchangeable Combination 1 (1)
Class I-A2	$272,386,826	(2)	Class I-A5	$272,386,826	(2)
			Class I-A8	$272,386,826 (3)	(2)

Exchangeable Combination 2 (4)
Class I-A5	$272,386,826	(2)	Class I-A6	$272,386,826	(2)
			Class I-A7	$272,386,826 (3)	(2)
For a description of the priority of principal payments to the Exchangeable Certificates see “Description of the Certificates” in the prospectus supplement.

(1) The Class I-A5 and Class I-A8 Certificates must be exchanged in a ratio of (i) one dollar of Original Certificate Principal Balance to
      (ii) one dollar of original notional amount, respectively.
(2) The Class I-A2, Class I-A5, Class I-A6, Class I-A7 and Class I-A8 Certificates will bear interest in the manner described in footnote
      (7) on page S-6.
(3) Notional Amount.
(4) The Class I-A6 and Class I-A7 Certificates must be exchanged in a ratio of (i) one dollar of Original Certificate Principal Balance to
      (ii) one dollar of original notional amount, respectively.

N-1

EXHIBIT O
FORM OF OFFICER’S CERTIFICATE (PAYING AGENT)
[DATE]
Chase Mortgage Finance Corporation
300 Tice Boulevard, Third Floor
Woodcliff Lake, New Jersey 07675
     Reference is made to each pooling and servicing agreement listed on Exhibit A hereto (each, an “Agreement”) in which The Bank of New York Trust Company, N.A. has been appointed the paying agent (the “Paying Agent”). I, [ ], an [ ] of the Paying Agent, hereby certify to Chase Mortgage Finance Corporation (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification that:
1. The Bank of New York Trust Company, N.A. has served as Paying agent for the Depositor during the period of time from [ ] through [ ] and the following certifications and statements of the Paying Agent set forth below relate solely to that period of time and for no other periods.
2. I have reviewed (i) the annual report on Form 10-K (including the exhibits provided by the Depositor to the Paying Agent for attachment thereto) for the fiscal year [ ] (the “Annual Report”), (ii) all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to each of the trusts created pursuant to each Agreement and (iii) all reports on Form 8-K (if any) containing information provided by the Paying Agent, required to be filed in respect of the period covered by the Annual Report (collectively with the related reports on Form 10-D and Form 8-K (if any), the “Reports”);
3. Based on my knowledge, the information included in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the respective pooling and servicing agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Reports; and
4. In compiling the distribution information, the Paying Agent has relied upon information furnished to it by the Servicer under each pooling and servicing agreement. The Paying Agent shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

THE BANK OF NEW YORK TRUST COMPANY,
N.A.

By:

Name:

Title:

O-1

EXHIBIT P
LETTER OF REPRESENTATIONS
[INTENTIONALLY OMITTED]

P-1

EXHIBIT Q
[INTENTIONALLY OMITTED]

Q-1

EXHIBIT R
SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
(RMBS unless otherwise noted)
[TO BE UPDATED]

Definitions	Key:
Primary Servicer – transaction party having borrower contact		X - obligation
Custodian – safe keeper of certain pool assets
Trustee – fiduciary of the transaction
Paying Agent – agent of the Trustee
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

			The Bank of	The Bank of
			New York	New York
		JPMorgan*	Trust	Trust	JPMorgan
		Chase Bank,	Company,	Company,	Chase Bank,
Reg AB		N.A.	N.A. (Paying	N.A.	N.A.
Reference	Servicing Criteria	(Servicer)	Agent)	(Trustee)	(Custodian)
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	If applicable for a transaction participant		If applicable for a transaction participant

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	X	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

			The Bank of	The Bank of
			New York	New York
		JPMorgan*	Trust	Trust	JPMorgan
		Chase Bank,	Company,	Company,	Chase Bank,
Reg AB		N.A.	N.A. (Paying	N.A.	N.A.
Reference	Servicing Criteria	(Servicer)	Agent)	(Trustee)	(Custodian)
Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)**	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	If applicable

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the	X	X

			The Bank of	The Bank of
			New York	New York
		JPMorgan*	Trust	Trust	JPMorgan
		Chase Bank,	Company,	Company,	Chase Bank,
Reg AB		N.A.	N.A. (Paying	N.A.	N.A.
Reference	Servicing Criteria	(Servicer)	Agent)	(Trustee)	(Custodian)
person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	X	X (not including (c))

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are	X

			The Bank of	The Bank of
			New York	New York
		JPMorgan*	Trust	Trust	JPMorgan
		Chase Bank,	Company,	Company,	Chase Bank,
Reg AB		N.A.	N.A. (Paying	N.A.	N.A.
Reference	Servicing Criteria	(Servicer)	Agent)	(Trustee)	(Custodian)
made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

			The Bank of	The Bank of
			New York	New York
		JPMorgan*	Trust	Trust	JPMorgan
		Chase Bank,	Company,	Company,	Chase Bank,
Reg AB		N.A.	N.A. (Paying	N.A.	N.A.
Reference	Servicing Criteria	(Servicer)	Agent)	(Trustee)	(Custodian)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

*	Certain obligations will be satisfied by Chase Home Finance LLC as subservicer.

**	Subject to further interpretation by the SEC.

EXHIBIT S
FORM OF SARBANES-OXLEY CERTIFICATION
[DATE]
Chase Mortgage Finance Corporation
300 Tice Boulevard, Third Floor
Woodcliff Lake, New Jersey 07675
Re:   ChaseFlex Trust Series 2007-3, Multi-Class Mortgage
Pass-Through Certificates
I, [identify the certifying individual], certify that:
     I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the “Exchange Act periodic reports”);
     1. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     2. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
     3. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]
     4. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
          [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:

[Signature]
S-1

[Title]
U-2

EXHIBIT T
FORM OF ITEM 1123 CERTIFICATION OF SERVICER
[DATE]
Chase Mortgage Finance Corporation
300 Tice Boulevard, Third Floor
Woodcliff Lake, New Jersey 07675
Re: ChaseFlex Trust Series 2007-3, Multi-Class Mortgage Pass-
Through Certificates
I, [identify name of certifying individual], [title of certifying individual] of JPMorgan Chase Bank, N.A. (the “Servicer”), hereby certify that:
          (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and
          (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].
Date:

JPMorgan Chase Bank, N.A., as Servicer

By:
Name:
Title:

T-1

EXHIBIT U
FORM OF YIELD MAINTENANCE AGREEMENT
June 28, 2007
Rate Collar Transaction
ChaseFlex Trust 2007-3
Attn:
Re: Interest Rate Transaction No: [ ]
Ladies and Gentlemen:
The purpose of this letter agreement is to set forth the terms and conditions of the rate collar transaction (the “Interest Rate Transaction”) entered into between JPMorgan Chase Bank, N.A. (the “Derivative Provider”) and The Bank of New York Trust Company, N.A., not in its individual capacity, but solely as Paying Agent on behalf of ChaseFlex Trust 2007-3 (the “Counterparty”) on June 28, 2007. This agreement constitutes a “Confirmation” as referred to in and supplements, forms part of, and is subject to, the ISDA Master Agreement between the parties hereto.
The particular Interest Rate Transaction to which this Confirmation relates is a Rate Collar Transaction, the terms of which are set forth below.
The definitions and provisions contained in the [ ] ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. The Interest Rate Transaction relates to the Class II-A1, Class II-A2, Class II-M1, Class II-M2, Class II-M3, Class II-M4, Class II-M5, Class II-M6, Class II-B1 and Class II-B2 Certificates issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2007 among Chase Mortgage Finance Corporation, as Depositor, The Bank of New York Trust Company, N.A, as Trustee and Paying Agent and JPMorgan Chase Bank, N.A., as Servicer (the “Pooling and Servicing Agreement”).
In consideration of the payment of the sum of USD $ [ ] (the “Premium”) by J.P. Morgan Securities, Inc. on behalf of Chase Home Finance, LLC to the Derivative Provider on or about June 28, 2007 and in consideration of the promise by the Derivative Provider to make payments to the Counterparty in accordance with Section 2 hereof, the parties hereto agree as follows
1.	Definitions
a.	“Ceiling Rate” means, with respect to any Calculation Period, the rate set forth as the “Ceiling Rate” on the attached Schedule I.

b.	“Floor Rate” means, with respect to any Calculation Period, the rate set forth as the “Strike Rate” on the attached Schedule I.

c.	“Business Day” means any day which is both a New York Business Day and a London Business Day.

d.	“Calculation Period” means, with respect to a Payment Date, the period, as set forth on the attached Schedule I, from the Calculation Period Start Date to but excluding the Calculation Period End Date, and including such Payment Date.

e.	“Designated Maturity” means 1 month(s).

f.	“Effective Date” means the first Calculation Period Start Date.

g.	“Floating Rate” means, with respect to a Payment Date, the rate determined by the Derivative Provider to be (i) the per annum rate for deposits in U.S. dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 Screen as of 11:00 a.m., London time, on the day that is two London Business Days prior to the Reset Date of the Calculation Period of such Payment Date (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate Page 3750 Screen, the Floating Rate shall be the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by the Derivative Provider from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m., London time, on the day that is two London Business Days prior to the Reset Date of the Calculation Period of such Payment Date; or (iii) if fewer than two Reference Banks provide the Derivative Provider with such quotations, the Floating Rate shall be the rate per annum which the Derivative Provider determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by the Derivative Provider are quoting in the New York interbank market on the Reset Date of the Calculation Period of such Payment Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks.

h.	“London Business Day” means any day on which banks are open for business in London and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

i.	“New York Business Day” means any day on which banks are not required or authorized by law to close in New York City.

j.	“Notional Principal Amount” means, with respect to any Calculation Period, the notional amount set forth in the attached Schedule I.

k.	“Payment Date” means the day that is two New York business days prior to each Calculation Period End Date, provided that if such Payment Date is not a Business Day, such Payment Date shall be the next preceding Business Day.

l.	“Reference Banks” means four major banks in the London interbank market selected by the Derivative Provider.

m.	“Reset Date” means the first day of each Calculation Period.

n.	“Telerate Page 3750 Screen” means the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).
o.	“Termination Date” means the last Calculation Period End Date.
2.	Payments
a.	The Derivative Provider agrees, subject to the payment to the Derivative Provider of the Premium, to pay to the Counterparty, on each Payment Date on which the related Floating Rate is determined to be greater than the Floor Rate and less than the Ceiling Rate, an amount equal to the product of (x) the amount by which the Floating Rate exceeds the Floor Rate with respect to the Calculation Period ending on or nearest such Payment Date, (y) the Notional Principal Amount and (z) the actual number of days in that Calculation Period divided by 360.

b.	All payments to the Derivative Provider shall be made as follows.

Payments in USD JPMORGAN CHASE BANK NA JPMORGAN CHASE BANK NA

c.	All payments to the Counterparty shall be made as follows:
Wire Transfer: The Bank of New York ABA:

REF: CFLX 2007-3 Cap Attn:
3.	Notices. Any notices hereunder 1) shall be in writing and hand-delivered or sent by first-class mail, postage prepaid, return receipt requested, and shall be addressed to the intended recipient at its address set forth on the signature page hereof or at such other address as such party shall have last specified by notice to the other party and 2) shall be effective (a) if delivered by hand or sent by overnight courier, on the day it is delivered, unless delivery is made after the close of business or on a day that is not a Business Day, in which case such notice will be effective on the next Business Day, or (b) if sent by certified or registered mail or the equivalent (return receipt requested), three Business Days after dispatch.
All notices and queries to the Derivative Provider should be sent to:
  JPMorgan Chase Bank, N.A. Client Service Group

Telephone:
Facsimile:
Please quote the JPMorgan deal number(s):
All notices and queries to the Counterparty should be sent to:
Bank of New York Trust Company, N.A.
601 Travis 16th Floor
Houston, Texas 77002
4.	Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.	Assignments. Neither party shall have the right to assign its rights or obligations under this letter agreement without the prior written consent of the other party.

6.	Set-off; Counterclaim. All payments under this letter agreement will be made without set-off or counterclaim, except that each party will have the right to set-off, counterclaim or withhold payment in respect of any default by the other party under this letter agreement or under any other agreement between the parties.

7.	Each Party’s Reliance on its Own Judgment. Each party has entered into this Rate Collar Transaction solely in reliance on its own judgment. Neither party has any fiduciary obligation to the other party relating to this Rate Collar Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into this Rate Collar Transaction, any subsequent actions relating to this Rate Collar Transaction or any other matters relating to this Rate Collar Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party relating to this Rate Collar Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

8.	Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this letter agreement or the Rate Collar Transaction.

9.	Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Rate Collar Transaction is executed and delivered by the Counterparty, not individually or personally but solely as Paying Agent of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended for the purpose of binding only the Trust (c) nothing herein shall be construed as creating any liability on the Counterparty, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, and (d) under no circumstances shall the Counterparty be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Rate Collar Transaction.

10.	Reporting. Counterparty agrees to deliver, promptly upon request by the Derivative Provider, or with respect to any particular type of report or other document as to which the Derivative Provider has previously made request to receive all reports or documents of that type, promptly upon delivery or receipt of such report or document by the Counterparty, any report or other document required to be delivered by or to the Counterparty under the terms of the Pooling and Servicing Agreement, other than those required to be delivered directly by the Counterparty to the Derivative Provider thereunder.

11.	Written confirmation. No later than each Reset Date, the Derivative Provider agrees to deliver to the Counterparty a written confirmation containing the results of the Calculations performed on each Reset Date and the amount which is to be paid to the Counterparty on the next Payment Date.

12.	Compliance with Regulation AB.
(i)	If at any time after the date hereof for so long as the Counterparty is required to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Certificates, in the reasonable determination made in good faith of Chase Mortgage Finance Corporation the aggregate “significance percentage” (as defined in Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended, and the Exchange Act) of all derivative instruments (contemplated by Item 1115 of Regulation AB) provided by the Derivative Provider and any of its affiliates to the Counterparty is at least 10% but less than 20%, the Derivative Provider shall, subject to subparagraph (iii) below, within five (5) Business Days following request therefor provide the financial information required under Item 1115(b)(1) of Regulation AB for the Derivative Provider (and for the group of affiliated entities, if applicable) (the “Item 1115(b)(1) Information”). Any such Item 1115(b)(1) Information shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR).

(ii)	If at any time after the date hereof for so long as the Counterparty is required to file periodic reports under the Exchange Act with respect to the Certificates, in the reasonable determination made in good faith of Chase Mortgage Finance Corporation, the aggregate “significance percentage” of all derivative instruments (contemplated by Item 1115 of Regulation AB) provided by the Derivative Provider and any of its affiliates to the Counterparty is at least 20%, the Derivative Provider shall, subject to subparagraph (iii) below, within five (5) Business Days following request therefor provide the financial information required under Item 1115(b)(2) of Regulation AB for the Derivative Provider (and for the group of affiliated entities, if applicable) (the “Item 1115(b)(2) Information”, and together with the Item 1115(b)(1) Information, the “Additional Information”). Any such Item 1115(b)(2) Information shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such Item 1115(b)(2) Information shall be accompanied by any necessary auditor’s consents.

(iii)	If the Derivative Provider is unable to provide any such Additional Information if, as and when required, the Derivative Provider shall, at its option, within ten (10) Business Days following request therefor, (1) promptly post collateral satisfactory to Chase Mortgage Finance Corporation in an amount which is reasonably determined in good faith to be sufficient to reduce the aggregate “significance percentage” to (x) in the case of subparagraph (A) above, below 10%, and (y) in the case of subparagraph (B) above, provided the Derivative Provider is able to meet the requirements of subparagraph (A) above, below 20%, in each case pursuant to a credit support annex or similar agreement reasonably satisfactory to the Chase Mortgage Finance Corporation, or (2) at the sole expense of the Derivative Provider, without any expense or liability to the Counterparty, transfer or assign its obligations under this Agreement to a substitute counterparty reasonably acceptable to the Counterparty that (x) is able to provide such Additional Information if, as and when required, and (y) enters into an agreement similar in form to this Agreement pursuant to which such substitute counterparty agrees to provide the Additional Information if, as and when required.
(iv)	The Derivative Provider’s obligation to provide any such Additional Information shall terminate beginning in any such year in which the Counterparty’s obligation to file periodic reports under the Exchange Act has terminated.
JPMorgan Chase Bank, N.A.

Name:

Title:

ChaseFlex Trust 2007-3
By: Bank of New York Trust Company, N.A, not in its individual capacity, but solely as Paying Agent on behalf of ChaseFlex Trust 2007-3
   Name:
   Title:

EXHIBIT V
SCHEDULE I TO YIELD MAINTENANCE AGREEMENT (POOL II CERTIFICATES)

Calculation Period Start	Calculation Period End	Scheduled Notional	Cap Strike	Rate Cap
Date	Date	Amount ($)	Rate (%)	Ceiling (%)
July 25, 2007	August 25, 2007	284,095,819.61	6.360	11.50
August 25, 2007	September 25, 2007	281,322,547.58	6.360	11.50
September 25, 2007	October 25, 2007	278,286,827.42	6.583	11.50
October 25, 2007	November 25, 2007	274,995,250.12	6.358	11.50
November 25, 2007	December 25, 2007	271,454,228.79	6.582	11.50
December 25, 2007	January 25, 2008	267,674,720.66	6.357	11.50
January 25, 2008	February 25, 2008	263,664,377.04	6.357	11.50
February 25, 2008	March 25, 2008	259,431,507.91	6.819	11.50
March 25, 2008	April 25, 2008	254,995,221.03	6.355	11.50
April 25, 2008	May 25, 2008	250,389,377.47	6.579	11.50
May 25, 2008	June 25, 2008	245,669,648.74	6.354	11.50
June 25, 2008	July 25, 2008	240,988,591.71	6.577	11.50
July 25, 2008	August 25, 2008	236,394,781.62	6.352	11.50
August 25, 2008	September 25, 2008	231,886,598.43	6.351	11.50
September 25, 2008	October 25, 2008	227,462,452.11	6.575	11.50
October 25, 2008	November 25, 2008	223,120,782.08	6.350	11.50
November 25, 2008	December 25, 2008	218,860,056.66	6.573	11.50
December 25, 2008	January 25, 2009	214,678,772.55	6.348	11.50
January 25, 2009	February 25, 2009	210,575,454.29	6.347	11.50
February 25, 2009	March 25, 2009	206,548,653.75	7.064	11.50
March 25, 2009	April 25, 2009	202,596,949.64	6.346	11.50
April 25, 2009	May 25, 2009	198,718,946.99	6.568	11.50
May 25, 2009	June 25, 2009	194,913,276.68	6.344	11.50
June 25, 2009	July 25, 2009	191,178,594.96	6.566	11.50
July 25, 2009	August 25, 2009	187,513,582.95	6.342	11.50
August 25, 2009	September 25, 2009	183,916,946.25	6.341	11.50
September 25, 2009	October 25, 2009	180,387,414.41	6.563	11.50
October 25, 2009	November 25, 2009	176,923,740.53	6.339	11.50
November 25, 2009	December 25, 2009	173,524,700.83	6.561	11.50
December 25, 2009	January 25, 2010	170,189,094.17	6.337	11.50
January 25, 2010	February 25, 2010	166,915,741.73	6.336	11.50
February 25, 2010	March 25, 2010	163,703,486.47	7.053	11.50
March 25, 2010	April 25, 2010	160,551,192.84	6.334	11.50
April 25, 2010	May 25, 2010	157,457,746.32	6.555	11.50
May 25, 2010	June 25, 2010	154,422,053.04	6.331	11.50
June 25, 2010	July 25, 2010	151,443,039.43	6.553	11.50
July 25, 2010	August 25, 2010	148,519,651.77	6.329	11.50
August 25, 2010	September 25, 2010	145,650,855.93	6.327	11.50
September 25, 2010	October 25, 2010	142,835,636.92	6.549	11.50
October 25, 2010	November 25, 2010	140,106,410.82	6.325	11.50
November 25, 2010	December 25, 2010	137,471,284.40	6.548	11.50
December 25, 2010	January 25, 2011	134,885,383.33	6.325	11.50
January 25, 2011	February 25, 2011	132,347,792.21	6.325	11.50
February 25, 2011	March 25, 2011	129,857,612.58	7.043	11.50
March 25, 2011	April 25, 2011	127,413,962.66	6.325	11.50
April 25, 2011	May 25, 2011	125,015,977.00	6.548	11.50
May 25, 2011	June 25, 2011	122,662,806.23	6.325	11.50

Calculation Period Start	Calculation Period End	Scheduled Notional	Cap Strike	Rate Cap
Date	Date	Amount ($)	Rate (%)	Ceiling (%)
June 25, 2011	July 25, 2011	120,353,616.71	6.548	11.50
July 25, 2011	August 25, 2011	118,087,590.24	6.325	11.50
August 25, 2011	September 25, 2011	115,863,923.83	6.325	11.50
September 25, 2011	October 25, 2011	113,681,829.36	6.548	11.50
October 25, 2011	November 25, 2011	111,540,533.34	6.325	11.50
November 25, 2011	December 25, 2011	109,439,276.60	6.548	11.50
December 25, 2011	January 25, 2012	107,377,314.09	6.325	11.50
January 25, 2012	February 25, 2012	105,353,914.54	6.325	11.50
February 25, 2012	March 25, 2012	103,368,360.28	6.787	11.50
March 25, 2012	April 25, 2012	101,419,946.92	6.325	11.50
April 25, 2012	May 25, 2012	99,507,983.17	6.548	11.50
May 25, 2012	June 25, 2012	97,631,790.54	6.325	11.50
June 25, 2012	July 25, 2012	95,790,703.12	6.548	11.50
July 25, 2012	August 25, 2012	93,984,067.39	6.325	11.50
August 25, 2012	September 25, 2012	92,211,241.94	6.325	11.50
September 25, 2012	October 25, 2012	90,471,597.24	6.548	11.50
October 25, 2012	November 25, 2012	88,764,515.46	6.325	11.50
November 25, 2012	December 25, 2012	87,089,390.24	6.548	11.50
December 25, 2012	January 25, 2013	85,445,626.46	6.325	11.50
January 25, 2013	February 25, 2013	83,832,640.05	6.325	11.50
February 25, 2013	March 25, 2013	82,249,857.78	7.043	11.50
March 25, 2013	April 25, 2013	80,696,717.06	6.325	11.50
April 25, 2013	May 25, 2013	79,172,665.73	6.548	11.50
May 25, 2013	June 25, 2013	77,677,161.91	6.325	11.50
June 25, 2013	July 25, 2013	76,209,673.72	6.548	11.50
July 25, 2013	August 25, 2013	74,769,679.23	6.325	11.50
August 25, 2013	September 25, 2013	73,356,666.14	6.325	11.50
September 25, 2013	October 25, 2013	71,970,131.67	6.548	11.50
October 25, 2013	November 25, 2013	70,609,582.41	6.325	11.50
November 25, 2013	December 25, 2013	69,274,534.06	6.548	11.50
December 25, 2013	January 25, 2014	67,964,511.36	6.325	11.50
January 25, 2014	February 25, 2014	66,679,047.83	6.325	11.50
February 25, 2014	March 25, 2014	65,417,685.69	7.043	11.50
March 25, 2014	April 25, 2014	64,179,975.64	6.325	11.50
April 25, 2014	May 25, 2014	62,965,476.73	6.548	11.50
May 25, 2014	June 25, 2014	61,773,756.20	6.325	11.50
June 25, 2014	July 25, 2014	86,577,699.02	6.548	11.50
July 25, 2014	August 25, 2014	84,938,513.22	6.325	11.50
August 25, 2014	September 25, 2014	83,330,081.30	6.325	11.50
September 25, 2014	October 25, 2014	81,751,829.71	6.548	11.50
October 25, 2014	November 25, 2014	80,203,195.55	6.325	11.50
November 25, 2014	December 25, 2014	78,683,626.35	6.548	11.50
December 25, 2014	January 25, 2015	77,192,579.94	6.325	11.50
January 25, 2015	February 25, 2015	75,729,524.19	6.325	11.50
February 25, 2015	March 25, 2015	74,293,936.88	7.043	11.50
March 25, 2015	April 25, 2015	72,885,305.49	6.325	11.50
April 25, 2015	May 25, 2015	71,486,663.69	6.550	11.50
May 25, 2015	June 25, 2015	70,091,376.43	6.327	11.50

Calculation Period Start	Calculation Period End	Scheduled Notional	Cap Strike	Rate Cap
Date	Date	Amount ($)	Rate (%)	Ceiling (%)
June 25, 2015	July 25, 2015	68,722,297.80	6.552	11.50
July 25, 2015	August 25, 2015	67,378,938.63	6.329	11.50
August 25, 2015	September 25, 2015	66,060,818.83	6.331	11.50
September 25, 2015	October 25, 2015	64,767,467.25	6.556	11.50
October 25, 2015	November 25, 2015	63,498,421.48	6.333	11.50
November 25, 2015	December 25, 2015	62,253,227.73	6.559	11.50
December 25, 2015	January 25, 2016	61,031,440.63	6.336	11.50
January 25, 2016	February 25, 2016	59,832,623.09	6.337	11.50
February 25, 2016	March 25, 2016	58,656,346.15	6.801	11.50
March 25, 2016	April 25, 2016	57,502,188.82	6.340	11.50
April 25, 2016	May 25, 2016	56,369,737.95	6.566	11.50
May 25, 2016	June 25, 2016	55,258,588.05	6.343	11.50
June 25, 2016	July 25, 2016	54,168,341.21	6.569	11.50
July 25, 2016	August 25, 2016	53,098,606.87	6.346	11.50
August 25, 2016	September 25, 2016	52,049,001.78	6.348	11.50
September 25, 2016	October 25, 2016	51,019,149.78	6.573	11.50
October 25, 2016	November 25, 2016	50,008,334.58	6.350	11.50
November 25, 2016	December 25, 2016	49,016,551.68	6.576	11.50
December 25, 2016	January 25, 2017	48,042,978.20	6.353	11.50
January 25, 2017	February 25, 2017	47,087,746.43	6.355	11.50
February 25, 2017	March 25, 2017	46,150,513.39	7.074	11.50
March 25, 2017	April 25, 2017	45,229,832.24	6.357	11.50
April 25, 2017	May 25, 2017	44,323,838.72	6.583	11.50
May 25, 2017	June 25, 2017	43,427,587.13	6.360	11.50
June 25, 2017	July 25, 2017	42,515,636.50	6.586	11.50
July 25, 2017	August 25, 2017	41,610,857.40	6.363	11.50
August 25, 2017	September 25, 2017	40,723,793.18	6.364	11.50
September 25, 2017	October 25, 2017	39,854,104.32	6.590	11.50
October 25, 2017	November 25, 2017	0.00	0.000	—

EXHIBIT W
FORM OF SWAP SCHEDULE TO THE MASTER AGREEMENT
SCHEDULE
to the
Master Agreement
dated as of June 28, 2007
between

JPMorgan Chase Bank, N.A. (“Morgan”)	and	The Bank of New York Trust Company,
N.A., not in its individual capacity
but solely as Supplemental Interest
Trust Trustee on behalf of the
Supplemental Interest Trust with
respect to ChaseFlex Trust Series
2007-3
(“Counterparty”)
1.
Termination Provisions
               In this Agreement:
(a)	“Specified Entity” shall not apply.

(b)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Morgan and will not apply to the Counterparty.

(c)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Morgan and will not apply to the Counterparty, except that Section 5(a)(iii)(1) will apply to Counterparty in respect of Counterparty’s obligations under Paragraph 3(b) of the Approved Credit Support Document.

(d)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Morgan and will not apply to the Counterparty.

(e)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) will apply to Morgan and will not apply to the Counterparty.

(f)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to the Counterparty. The “Cross Default” provisions of Section 5(a)(vi) will apply to Morgan and for such purpose:
(i)	“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party’s banking business.

(b)	“Threshold Amount” means, with respect to Morgan, an amount equal to three percent of the shareholders’ equity of the applicable Relevant Entity (as defined below in Part 6).

(g)	The “Bankruptcy” provisions of Section 5(a)(vii) shall apply to Morgan and the Counterparty provided that:
(i)	Section 5(a)(vii)(2), (7) and (9) will not apply to the Counterparty;

(ii)	Section 5(a)(vii)(4) will not apply to the Counterparty to the extent that it refers to proceedings or petitions instituted or presented by Morgan or any of Morgan’s Affiliates;

(iii)	Section 5(a)(vii)(6) will not apply to the Counterparty to the extent that it refers to (i) any appointment that is contemplated or effected by any document to which the Counterparty is, as of the date of this Agreement, a party in connection with the transactions contemplated by the Pooling Agreement or (ii) any such appointment to which the Counterparty has not yet become subject to; and

(iv)	Section 5(a)(vii)(8) will apply to the Counterparty but only to the extent that it applies to Sections 5(a)(vii)(2), (4), (6) and (7) as they apply with respect to the Counterparty).
(h)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Morgan and will not apply to the Counterparty.

(i)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Morgan and to the Counterparty, provided that the words “(x) any action taking by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(j)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply, provided that Morgan shall not be entitled to designate an Early termination Date by reason of a Tax event Upon Merger in respect of which it is the Affected Party.

(k)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Morgan and will not apply to the Counterparty.

(l)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Morgan and will not apply to the Counterparty.

(m)	The “Transfer to Avoid Termination Event” provisions of 6(b)(ii) will apply to Morgan and the Counterparty, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(n)	“Termination Currency” means United States Dollars.

(o)	For purposes of computing amounts payable on early termination:
(i)	Market Quotation will apply to this Agreement; and

(ii)	The Second Method will apply to this Agreement.
(p)	The occurrence of any of the following events shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v):
(a) a notice of optional termination of the Issuing Entity pursuant to Section 11.01 of the

Pooling Agreement is issued and is no longer capable of being rescinded. If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv), either party may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that such Early Termination Date shall not be prior to ten Business Days prior to the final Distribution Date;
(b) any provision of the Pooling Agreement is amended unless Morgan has consented in writing to such amendment where such consent is required under the Pooling Agreement. If this Additional Termination Event occurs, the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.
(c) If (i) any supplemental trust instrument is given effect and (ii) Morgan has not consented in writing to such supplemental trust instrument prior to the date on which such supplemental trust instrument takes effect where such consent is required under the Pooling Agreement. If this Additional Termination Event occurs, then the Counterparty shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions; or
(d) the occurrence of an Additional Termination Event as set forth in Part 6 hereof. If this Additional Termination Event occurs, Morgan shall be the sole Affected Party and all Transactions then outstanding between the parties shall be Affected Transactions.
2.
Tax Representations
(a)	Payer Tax Representation:
For the purpose of Section 3(e) of this Agreement, Morgan makes the following representation:
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:
(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this

Agreement by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representation:
For the purpose of Section 3(f), Morgan and Counterparty each represent that it is a United States Person.
3.
Agreement to Deliver Documents
               For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:
(a)	For the purpose of Sections 4(a)(i) and (ii) of this Agreement, Counterparty agrees to deliver complete and accurate United States Internal Revenue Service Forms W-9 (or any applicable successor form), in the name of the ChaseFlex Trust Series 2007-3 supplemental interest trust, in a manner reasonably satisfactory to Morgan, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of Morgan, and (III) promptly upon learning that any such form previously filed by Counterparty has become obsolete or incorrect.
(b)	Morgan will, on demand, deliver a certificate specifying the name(s), title(s) and specimen signature(s) of the person(s) executing this Agreement and each Confirmation on its behalf.
(c)	The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.
(d)	The Counterparty will, upon execution of this Agreement, deliver a conformed copy of the Pooling Agreement.
(e)	Each party will, upon execution of this Agreement, deliver a legal opinion of counsel in form and substance satisfactory to the other party regarding this Agreement and any other matters as such other party may reasonably request.
(f)	The Counterparty shall supply Morgan with copies of all accountings and reports required to be supplied to a party that is a Certificateholder (as defined in the Pooling Agreement). Copies of such accountings and/or reports shall be delivered to Morgan at the following address:
JPMorgan Chase Bank, National Association
c/o John Coffey
270 Park Avenue
New York, New York 10017
e-mail address: john.j.coffey@jpmorgan.com
               Each of the foregoing documents (other than the legal opinions described in (6) above) is covered by the representation contained in Section 3(d) of this Agreement.

4.
Miscellaneous
(a)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(b)	Notices.
(i)	In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:
JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR
Facsimile No.: (212) 270-3620
(ii)	In connection with Section 12(a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:
The Bank of New York Trust Company, N.A.
601 Travis, 16th Floor
Houston, Texas 77002
Telephone: (512) 479-2635
(c)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply, with the effect that payment netting will not take place with respect to amounts due and owing in respect of more than one Transaction.

(d)	Offices; Multibranch Party. For purposes of Section 10:
(i)	Section 10(a) will apply; and

(ii)	For the purpose of Section 10(c):
(1)	Morgan is a Multibranch Party and may act through its London and New York Offices.

(2)	The Counterparty is not a Multibranch Party.
(e)	Credit Support Documents.
               With respect to Morgan, if applicable, any Eligible Guarantee delivered by Morgan shall constitute a Credit Support Document.

               With respect to Morgan and the Counterparty, the Approved Credit Support Document (as defined herein) entered into between Morgan and the Counterparty shall constitute a Credit Support Document. An Approved Credit Support Document shall be executed and delivered contemporaneously with this Agreement.
(f)	Credit Support Provider.
               With respect to Morgan, the party guaranteeing Morgan’s obligations pursuant to an Eligible Guarantee, if any, shall be a Credit Support Provider.
(g)	Process Agents. The Counterparty appoints as its Process Agent for the purpose of Section 13(c): [Not Applicable]
5.
Other Provisions
(a)	ISDA Definitions. Reference is hereby made to the 2000 ISDA Definitions (the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein, which are contained in the ISDA Definitions, shall have the meaning set forth therein, except that any references in the ISDA Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the ISDA Definitions.
(b)	Scope of Agreement. Notwithstanding anything contained in the Agreement to the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.
(c)	Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement.
(d)	Calculation Agent. The Calculation Agent will be Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Calculation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan.
(e)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(f)	No Petition; Limited Recourse. Morgan hereby agrees that it shall not until a period of one year and one day (or if longer, the applicable preference period) after all rated liabilities of the Trust have been indefeasibly paid in full institute against, or join any other person in instituting against the Counterparty any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state or other bankruptcy or similar laws. Notwithstanding the foregoing, nothing herein shall prevent Morgan from participating in any such proceeding once commenced. This provision shall survive termination of this Agreement.
               Morgan hereby acknowledges and agrees that the Counterparty’s obligations hereunder will be solely the limited recourse obligations of the Counterparty payable solely in accordance with the priority of payments set out in the Pooling Agreement, and that Morgan will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Counterparty with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding any other provisions hereof, recourse in respect of any obligations of the Counterparty to Morgan hereunder or thereunder will be limited to the Supplemental Interest Trust and on the exhaustion thereof all claims against the Counterparty arising from this Confirmation or any other transactions contemplated hereby or thereby shall be extinguished.
(g)	Additional Representations.
     (a) Section 3 is hereby amended by adding at the end thereof the following paragraphs:
               “(g) It is an “eligible contract participant” under, and as defined in, Section 1a(12) of the Commodity Exchange Act, as amended.
               (h) Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”
(b) The additional representation shall be given by Morgan only:
“(i) Pari Passu. Its obligations under this Agreement rank equal and ratably with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”
(h)	Amendment to Section 9(b) of the Agreement. Section 9(b) of the Agreement is amended by adding the following sentence immediately following the end of the first sentence thereof:
“In addition, no amendment modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition is satisfied.”
(i)	Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, but subject to Section 2(c), Section 6 and Part 6(3)(viii) of this Schedule a, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply to this Agreement.
(j)	Amendment to Section 6(e) of the Agreement. Section 6(e) of the Agreement is amended by deleting the last sentence of the introductory paragraph thereof.
(12) Modification to Definition of Indemnifiable Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14, in relation to payments by Morgan, any Tax shall be an Indemnifiable Tax, and in relations to payments by the Counterparty, no Tax shall be an Indemnifiable Tax. For the avoidance of doubt, the foregoing sentence shall not by itself modify either party’s right to terminate a Transaction based on the occurrence of a Tax Event or a Tax Event Upon Merger.
(13)	Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.
(14)	Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by the Counterparty, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Morgan’s rights and obligations with respect to this Agreement in accordance with Part 6(2)(a) below) unless Moody’s, S&P and Fitch have each been given prior written notice of such amendment, designation or transfer.
(15)	Supplemental Interest Trust Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by The Bank of New York Trust Company, N.A. not individually or personally but solely as Supplemental Interest Trust Trustee of the supplemental interest trust created under the Pooling Agreement (the “Supplemental Interest Trust”) in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by The Bank of New York Trust Company, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of The Bank of New York Trust Company, N.A., individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall The Bank of New York Trust Company, N.A. be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Supplemental Interest Trust in accordance with the terms of the Pooling Agreement. The parties hereto acknowledge that The Bank of New York Trust Company, N.A. as Supplemental Interest Trust Trustee has been directed to enter into this Agreement pursuant to the Pooling Agreement.
Part 6
Downgrade Provisions; Transfer; Payments on Early Termination;
(1)	Ratings Downgrade Provisions.
Following the occurrence of a Ratings Event I and/or a Ratings Event II, for as long as such Ratings Event I or Ratings Event II is continuing, the parties shall comply with the following provisions, as applicable.
I.	Ratings Event I:
A. Actions upon Ratings Event 1: Not later than:
(i) 30 calendar days in the case of a Ratings Event I with respect to Moody’s only; and
(ii) ten Business Days in the case of a Ratings Event I with respect to S&P:
deliver Eligible Collateral to Counterparty in accordance with the terms of the Approved Credit Support Document and, following such delivery, maintain Eligible Collateral as required under the Approved Credit Support Document;
Morgan’s obligations under this Part 6(1)(I) shall cease, solely with respect to such occurrence, if (A) there is no Ratings Event I or (B) Morgan has, at its own expense, either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with the terms of this Schedule.
B. Eligible Guarantee or Eligible Replacement below Ratings Event I Levels
          If a Qualifying Novation is made to an Eligible Replacement or an Eligible Guarantee is provided and, immediately after the execution of such Qualifying Novation or Eligible Guarantee (as applicable), there is a Ratings Event I, then (so long as such Ratings Event I is continuing) Part 6(1)(I.A.) above shall apply without regard to the 30 calendar day time (or 10 Business Day) period referred to therein.

          II. Ratings Event II
          A. Actions upon Ratings Event II
          If a Ratings Event II has occurred and is continuing, the following shall occur.
          Morgan shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable (and, in the case of a Ratings Event II with respect to S&P only, within 60 calendar days):
(A) provide, or cause to be provided, an Eligible Guarantee to Counterparty in respect of all Morgan’s present and future obligations under this Agreement;
or
(B) transfer Morgan’s rights and obligations under the Agreement and all Confirmations pursuant to a Qualifying Novation.
          If, immediately prior to such Ratings Event II, Morgan is required to deliver and maintain Eligible Collateral following a Ratings Event I, Morgan shall continue to maintain Eligible Collateral under the Approved Credit Support Document.
If, immediately prior to such Ratings Event II, Morgan is not required to deliver and maintain Eligible Collateral following a Ratings Event I, then Morgan shall post Eligible Collateral, within ten Business Days following a Ratings Event II with respect to S&P, in accordance with the terms of the Approved Credit Support Document until Morgan has provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation in accordance with terms of this Schedule. In addition, Morgan shall continue to use commercially reasonable efforts to either transfer its rights and obligations pursuant to a Qualifying Novation or to provide an Eligible Guarantee in accordance with terms of this Schedule.
          Morgan’s obligations under this Part 6(1) shall cease, solely with respect to such occurrence, if (A) there is no Rating Events II or (B) Morgan has either provided an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or transferred its rights and obligations pursuant to a Qualifying Novation, in either case in accordance with the terms of this Schedule.
B. Ratings Event II Event of Default/Additional Termination Event
          Failure by Morgan to comply with the requirement of this Part 6(1)II to use commercially reasonable efforts to obtain an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or Qualifying Novation shall constitute an Event of Default with respect to Morgan.
          If Morgan has not, within 10 Business Days of the occurrence of a Ratings Event II (or 60 calendar days in the case of a Ratings Event II with respect to S&P only), obtained an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement or effected a Qualifying Novation, and such Ratings Event II is continuing, it shall constitute an Additional

Termination Event in respect of which Morgan is the sole Affected Party and all Transactions are Affected Transactions; provided that where there is a Ratings Event II with respect to Moody’s only, it will only constitute an Additional Termination Event if one or more Eligible Replacements has made a Firm Offer (in response to solicitation either by Morgan or the Counterparty) to be the transferee of a transfer pursuant to a Qualifying Novation and/or (b) at least one entity has made a Firm Offer to provide an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement.
          Failure by Morgan to post or maintain Eligible Collateral in accordance with the Approved Credit Support Document shall be an Event of Default under Section 5(a)(iii).
          III. Definitions
          As used herein:
          “Approved Credit Support Document” means the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, in the form annexed hereto. An Approved Credit Support Document will be executed and delivered contemporaneously with this Agreement.
          “Business Day” shall have the meaning given to this term in the Confirmation.
          “Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than as surety and directly enforceable by the Counterparty and that meets the following conditions:
1.	either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to the Counterparty will be subject to withholding tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to the Counterparty are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by the Counterparty will equal the full amount the Counterparty would have received had no such withholding been required; and

2.	the guarantor must meet the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty, provided that if such guarantor does not meet the Ratings Event I Required Ratings, such guarantee shall not be an Eligible Guarantee unless either the guarantor or Morgan delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time such Eligible Guarantee is provided; and

3.	the Rating Agency Condition has been met with respect to S&P.
              “Eligible Replacement” means (i) an entity that satisfies the Ratings Event I Required Ratings and/or the Ratings Event II Required Ratings in each case certified by Morgan to Counterparty or (ii) an entity whose present and future obligations owing to the Counterparty are guaranteed pursuant to an Eligible Guarantee by a guarantor that satisfies the Ratings Event I Required Ratings and/or Ratings Event II Required Ratings in each case certified by such guarantor to Counterparty.
              “Financial Institution” means a bank, broker-dealer, insurance company, structured investment company, or derivatives product company.

          “Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.
          “Fitch” means Fitch Ratings or any successor thereto.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Pooling Agreement” means the Pooling and Servicing Agreement, dated as of June 1, 2007, among Chase Mortgage Finance Corporation, as Depositor, JPMorgan Chase Bank, N.A., as Servicer, JPMorgan Chase Bank, N.A., as Custodian and The Bank of New York Trust Company, N.A., as Paying Agent and Trustee;
          “Qualifying Novation” means a transfer of all rights and obligations of Morgan under all Transactions that are the subject of this Agreement (which may include a transfer of this Agreement) to an Eligible Replacement that is party to a Replacement Agreement with the Counterparty that meets the following conditions:
1.	if the Eligible Replacement does not meet the Ratings Event I Required Ratings, such Eligible Replacement delivers Eligible Collateral in accordance with the Approved Credit Support Document at the time of such Qualifying Novation; and

2.	if the Replacement Agreement is this Agreement, prior notice is given to S&P; and

3.	if the Replacement Agreement is not this Agreement, the Rating Agency Condition is met with respect to S&P.
          “Rating Agencies” means S&P, Moody’s and Fitch.
          “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Rating Agencies (unless otherwise specified) then providing a rating of the Certificates and receive from each Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.
          “Ratings Event I” shall occur with respect to S&P, Moody’s or Fitch if no Relevant Entity has the Ratings Event I Required Ratings as specified under paragraph (a), (b) or (c) thereof, as applicable.
          An entity will have “Ratings Event I Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of Moody’s Short-term Rating, such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated A2 or above by Moody’s and (ii) if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s, (b) with respect to S&P, applying only if an entity is a Financial Institution, (i) if the S&P short-term senior unsecured debt rating of such entity is A-1 or above or (ii) if such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured debt rating is A+ or above and (c) with respect to Fitch, if such entity has a short-term senior unsecured rating of “F-1” or above or a long-term senior unsecured rating of “A” or above.
          “Ratings Event II” shall occur with respect to S&P, Moody’s or Fitch if no Relevant

Entity has the Ratings Event II Required Ratings under paragraph (a), (b) or (c) thereof, as applicable.
          An entity will have “Ratings Event II Required Ratings” (a) with respect to Moody’s, (i) if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (ii) if such entity is not the subject a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” by Moody’s, (b) with respect to S&P, (i) in respect of an entity that is a Financial Institution, if the S&P short-term senior unsecured debt rating of such entity is A-2 or above, or, in case such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured S&P debt rating is BBB+ or above, or (ii) in respect of an entity that is not a Financial Institution, if the S&P short-term senior unsecured debt rating of such entity is A-1 or above, or, in case such entity is not the subject of an S&P short-term rating, if its long-term senior unsecured S&P debt rating is A+ or above, (c) with respect to Fitch, if such entity has a short-term senior unsecured rating of “F-2” or above or a long-term senior unsecured rating of “BBB+” or above.
          “Relevant Entity” means Morgan or any guarantor, or a counterparty that replaces Morgan or such counterparty’s guarantor under an Eligible Guarantee in respect of all Morgan’s present and future obligations under this Agreement.
          “Replacement Agreement” means either (i) this Agreement, if this Agreement is transferred to an Eligible Replacement in the course of a Qualifying Novation or (ii) an agreement on substantially the same terms as this Agreement, including ratings triggers, credit support documentation and other provisions of this Agreement.
          “S&P” means by Standard & Poor’s Ratings Service or any successor thereto.
          “Supplemental Interest Trust” shall have the meaning set forth in the Pooling Agreement.
(2)	Amendment to Section 7 of the Agreement.
The following provisions shall be added to the end of Section 7:
A. Qualifying Novations
I. The Counterparty shall determine whether or not a transfer is a Qualifying Novation which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met.
II. If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a Qualifying Novation, the Counterparty shall at Morgan’s written request and cost execute any documentation Morgan deems necessary to effect such transfer and take such action as required pursuant to this Agreement.
III. No consent from the Counterparty is required for a transfer that is a Qualifying Novation and is required pursuant to Part 6(1) above.
B. Other Transfers
Transfers other than Qualifying Novations or transfers under Section 7(a) of this Agreement shall be effective only if Rating Agency Condition has been met.

(3)	Termination Amounts

Notwithstanding Section 6 of this Agreement, so long as Morgan is (A) the Affected Party in respect of a Termination Event or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (viii) below shall apply:
(i) The Counterparty shall not designate as an Early Termination Date a date earlier than 10 Business Days after the notice designating such Early Termination Date becomes effective.
(ii) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:
““Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer (which may be solicited by either the Counterparty or Morgan) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to the Counterparty (expressed as a negative number) or by the Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”
(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:
“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by the Counterparty) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by the Counterparty so as to become legally binding, provided that:
(a)	If, on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Counterparty may specify in writing to Morgan, (but in either case no later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Date”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Counterparty so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotation; or

(b)	If on the Latest Settlement Amount Determination Date no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by the Counterparty so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Counterparty’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”
(iv) For the purpose of paragraph (4) of the definition of Market Quotation, the Counterparty shall determine whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement which shall be deemed upon receipt of evidence that the Rating Agency Condition has been met (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).
(v) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, the Counterparty shall be entitled to accept only the lowest of such Market Quotations.
(vi) If the Counterparty requests Morgan in writing to obtain Market Quotations, Morgan shall use its reasonable efforts to do so on or before the Latest Settlement Amount Determination Day.
(vii) Morgan may also elect to obtain Market Quotations without a request from the Counterparty.
(viii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:
“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) the Counterparty shall pay to Morgan an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) the Counterparty shall pay to Morgan the Termination Currency Equivalent of the Unpaid Amounts owing to Morgan and (3) Morgan shall pay to the Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to the Counterparty, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Morgan under (3) shall not be netted-off against any amount payable by the Counterparty under (1).”

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

JPMORGAN CHASE BANK, N.A.

By:
Name: Title:
The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to ChaseFlex Trust Series 2007-3

By:
Name: Title:

EXHIBIT W-1
FORM OF SWAP CONFIRMATION
Interest Rate Swap Transaction
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:
JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)
and
The Bank of New York, not in its individual capacity but solely as Supplemental Interest Trust
Trustee on behalf of the Supplemental Interest Trust with respect to ChaseFlex Trust Series 2007-3
(the “Counterparty”)
on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.
The definitions and provisions contained in the [ ] ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 30, 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and The Bank of New York, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to ChaseFlex Trust Series 2007-3 (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

W-1-1

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:
A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	[ ]

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	June [ ], 2007

Effective Date:	June 30, 2007

Termination Date:	[ ] subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with July 25, 2007 to and including the Termination Date, subject to no adjustment

Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention

Fixed Rate:	[ ] percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York

Floating Amounts:

Floating Rate Payer:	JPMorgan

W-1-2

Floating Rate Payer Period End Dates:	The 25th of each month in each year commencing with July 25, 2007 to and including the Termination Date, subject to no adjustment

Floating Rate for initial Calculation Period:	[ ] percent

Floating Rate Payer Payment Dates:	[ ] Business days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC:
ABA:
AC No:
Ref: # ChaseFlex 2007-3

Payments to Counterparty in USD:	The Bank of New York ABA: Ref: CFLX 2007-3 swap Attn:

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	NEW YORK
D. RELATIONSHIP BETWEEN PARTIES

W-1-3

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction. U.S. Bank National Association is acting not in its individual capacity but solely as Swap Trustee and has been directed to enter into the transaction.
(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.
(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
E. SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY
It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Supplemental Interest Trust Trustee (i) this Confirmation is executed and delivered by The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among Chase Mortgage Finance Corporation, as depositor, Chase Home Finance LLC, as seller, The Bank of New York Trust Company, N.A., as trustee, JPMorgan Chase Bank National Association as servicer in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall The Bank of New York Trust Company, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, and (iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): [ ]

W-1-4

JPMorgan Chase Bank, N.A.

Name:

Title:

Accepted and confirmed as of the date first written:
The Bank of New York, not in its individual capacity but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to ChaseFlex Trust Series 2007-3

Name:

Title:

Your reference number:

W-1-5

Exhibit A
SWAP NOTIONAL BALANCE SCHEDULE

Calculation Period	Calculation Period	Scheduled Notional
Start Date	End Date	Amount ($)
June 29, 2007	July 25, 2007	122,829,300.00
July 25, 2007	August 25, 2007	121,755,351.26
August 25, 2007	September 25, 2007	120,566,806.11
September 25, 2007	October 25, 2007	119,265,783.18
October 25, 2007	November 25, 2007	117,855,107.20
November 25, 2007	December 25, 2007	116,337,526.62
December 25, 2007	January 25, 2008	114,717,737.43
January 25, 2008	February 25, 2008	112,999,018.73
February 25, 2008	March 25, 2008	111,184,931.96
March 25, 2008	April 25, 2008	109,283,666.16
April 25, 2008	May 25, 2008	107,309,733.20
May 25, 2008	June 25, 2008	105,286,992.32
June 25, 2008	July 25, 2008	103,280,825.02
July 25, 2008	August 25, 2008	101,312,049.26
August 25, 2008	September 25, 2008	99,379,970.76
September 25, 2008	October 25, 2008	97,483,908.05
October 25, 2008	November 25, 2008	95,623,192.32
November 25, 2008	December 25, 2008	93,797,167.14
December 25, 2008	January 25, 2009	92,005,188.23
January 25, 2009	February 25, 2009	90,246,623.27
February 25, 2009	March 25, 2009	88,520,851.61
March 25, 2009	April 25, 2009	86,827,264.13
April 25, 2009	May 25, 2009	85,165,262.99
May 25, 2009	June 25, 2009	83,534,261.43
June 25, 2009	July 25, 2009	81,933,683.55
July 25, 2009	August 25, 2009	80,362,964.12
August 25, 2009	September 25, 2009	78,821,548.39
September 25, 2009	October 25, 2009	77,308,891.89
October 25, 2009	November 25, 2009	75,824,460.23
November 25, 2009	December 25, 2009	74,367,728.93
December 25, 2009	January 25, 2010	72,938,183.22
January 25, 2010	February 25, 2010	71,535,317.88
February 25, 2010	March 25, 2010	70,158,637.06
March 25, 2010	April 25, 2010	68,807,654.08
April 25, 2010	May 25, 2010	67,481,891.28
May 25, 2010	June 25, 2010	66,180,879.88
June 25, 2010	July 25, 2010	64,904,159.75
July 25, 2010	August 25, 2010	63,651,279.33
August 25, 2010	September 25, 2010	62,421,795.40
September 25, 2010	October 25, 2010	61,215,272.96
October 25, 2010	November 25, 2010	60,045,604.64
November 25, 2010	December 25, 2010	58,916,264.74
December 25, 2010	January 25, 2011	57,808,021.43
January 25, 2011	February 25, 2011	56,720,482.37
February 25, 2011	March 25, 2011	55,653,262.53
March 25, 2011	April 25, 2011	54,605,984.00
April 25, 2011	May 25, 2011	53,578,275.86
May 25, 2011	June 25, 2011	52,569,774.10

W-1-6

Calculation	Calculation Period	Scheduled Notional
Period Start Date	End Date	Amount ($)
June 25, 2011	July 25, 2011	51,580,121.45
July 25, 2011	August 25, 2011	50,608,967.24
August 25, 2011	September 25, 2011	49,655,967.35
September 25, 2011	October 25, 2011	48,720,784.01
October 25, 2011	November 25, 2011	47,803,085.72
November 25, 2011	December 25, 2011	46,902,547.11
December 25, 2011	January 25, 2012	46,018,848.89
January 25, 2012	February 25, 2012	45,151,677.66
February 25, 2012	March 25, 2012	44,300,725.83
March 25, 2012	April 25, 2012	43,465,691.54
April 25, 2012	May 25, 2012	42,646,278.50
May 25, 2012	June 25, 2012	41,842,195.94
June 25, 2012	July 25, 2012	41,053,158.48
July 25, 2012	August 25, 2012	40,278,886.03
August 25, 2012	September 25, 2012	39,519,103.69
September 25, 2012	October 25, 2012	38,773,541.67
October 25, 2012	November 25, 2012	38,041,935.20
November 25, 2012	December 25, 2012	37,324,024.39
December 25, 2012	January 25, 2013	36,619,554.20
January 25, 2013	February 25, 2013	35,928,274.31
February 25, 2013	March 25, 2013	35,249,939.05
March 25, 2013	April 25, 2013	34,584,307.31
April 25, 2013	May 25, 2013	33,931,142.46
May 25, 2013	June 25, 2013	33,290,212.25
June 25, 2013	July 25, 2013	32,661,288.74
July 25, 2013	August 25, 2013	32,044,148.24
August 25, 2013	September 25, 2013	31,438,571.20
September 25, 2013	October 25, 2013	30,844,342.15
October 25, 2013	November 25, 2013	30,261,249.60
November 25, 2013	December 25, 2013	29,689,086.03
December 25, 2013	January 25, 2014	29,127,647.72
January 25, 2014	February 25, 2014	28,576,734.79
February 25, 2014	March 25, 2014	28,036,151.01
March 25, 2014	April 25, 2014	27,505,703.85
April 25, 2014	May 25, 2014	26,985,204.31
May 25, 2014	June 25, 2014	26,474,466.94

W-1-7

EXHIBIT W-2
FORM OF SWAP CREDIT SUPPORT ANNEX
ANNEX A
PARAGRAPH 13 TO
CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of June 28, 2007
between

JPMorgan Chase Bank, N.A. (“Morgan”)	and	The Bank of New York Trust Company,
N.A., not in its individual capacity
but solely as Supplemental Interest
Trust Trustee on behalf of the
Supplemental Interest Trust with
respect to ChaseFlex Trust Series
2007-3
(“Counterparty”)
          Paragraph 13. Elections and Variables
          (a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.
          (b) Credit Support Obligations.
     (i) Delivery Amount, Return Amount and Credit Support Amount.
     (A) “Delivery Amount” shall mean the greater of (i) the amount by which the S&P Independent Amount exceeds the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the S&P Valuation Percentage and (ii) the amount by which the Moody’s Independent Amount exceeds the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the Moody’s Valuation Percentage. The words in paragraph 3(a) “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.
     (B) “Return Amount” shall mean the lesser of (i) the amount by which the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the S&P Valuation Percentage exceeds the S&P Independent Amount and (ii) the amount by which the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party using the Moody’s Valuation Percentage exceeds the Moody’s Independent Amount.

W-2-1

     (C) “Credit Support Amount” shall mean the Independent Amount.
(ii) Eligible Collateral. With respect to Moody’s, the items specified on Appendix A attached hereto will qualify as “Eligible Collateral” with the lower of the specified Valuation Percentages to apply. With respect to S&P, the items specified on Appendix D attached hereto will qualify as “Eligible Collateral.”
Any asset that is not identified herein as being Eligible Collateral with respect to a Rating Agency will, with respect to that Rating Agency, have a valuation Percentage of zero.
(iii) Other Eligible Support. There shall be no “Other Eligible Support” for purposes of this Annex, unless agreed in writing between the parties.
(iv) Thresholds.
     (A) “Independent Amount” shall mean the greater of (i) the S&P Independent Amount and (ii) the Moody’s Independent Amount.
     (B) “Threshold” means with respect to Morgan: infinity, provided that if delivery of Eligible Collateral is required following a Ratings Event I or a Ratings Event II pursuant to the Schedule, the Threshold shall be zero.
               “Threshold” means with respect to Counterparty: infinity.
     (C) “Minimum Transfer Amount”, with respect to a party on any Valuation Date, means U.S. $100,000 (unless the notional amount is less than U.S. $50,000,000, in which case the Minimum Transfer Amount shall be U.S.$50,000).
     (D) Rounding. The Delivery Amount, rounded up, and with respect to the Return Amount, rounded down, to the nearest integral multiple of $1,000 respectively.
     (v) “Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming , for this purpose only, that Part 6(3) of the Schedule is deleted)” shall be inserted and (2) on the last line of the definition of Exposure, the words “with terms substantially the same as those of this Agreement after the words “Replacement Transaction.”
     (c) Valuation and Timing.
(k)	(i) “Valuation Agent” means Morgan; provided, however, that if an Event of Default shall have occurred with respect to which Morgan is the Defaulting Party, Counterparty shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Morgan, the cost of which shall be borne by Morgan. The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.
(ii)	“Valuation Date” means weekly on the last Local Business Day of each week.

(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the

W-2-2

     Valuation Date or date of calculation, as applicable.
(iv)	“Notification Time” means 12:00 p.m., New York time, on a Local Business Day.
          (d) Conditions Precedent. Not applicable.
          (e) Substitution.
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. Inapplicable.
          (f) Dispute Resolution.
(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.
(ii) Value. For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:
     (A) with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.
     (iii) Alternative. The provisions of Paragraph 5 will apply.
          (g) Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
     (1) Counterparty is not a Defaulting Party; and
     (2) Posted Collateral may be held only in the following jurisdictions:
          New York State or such other state in the United States in which the Counterparty is located; and
     (3) the account is segregated from all other accounts held by the Counterparty and its Custodian.
     (4) Party B may appoint as Custodian (A) the entity then serving as Trustee under

W-2-3

the Pooling Agreement or (B) any other entity if such entity (or, to the extent applicable, the parent company or credit support provider) shall have a long-term senior unsecured debt rating by S&P of at least “A” or a short-term senior unsecured debt rating of at least “A-1” by S&P. If a Custodian ceases to have the required ratings then a replacement Custodian satisfying the ratings requirements must be in place within 60 calendar days of the date on which the original Custodian ceased to satisfy the ratings requirements.
     Initially, the Custodian for Counterparty is: None
(ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Counterparty but the provisions of Paragraph 6(c)(ii) will apply to the Counterparty.
          (h) Distributions and Interest Amount.
(i) Interest Rate. “Interest Rate” will be the annualized rate of return actually achieved on the Posted Collateral in the form of Cash during the related posting period.
(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month; provided that the Counterparty shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.
(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i) Additional Representation(s). Not Applicable.
          (j) Other Eligible Support and Other Posted Support.
(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Not Applicable.
(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not Applicable
          (k) Demands and Notices.
          All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:
     Counterparty:
The Bank of New York Trust Company, N.A.
601 Travis, 16th Floor
Houston, Texas 77002
Telephone: (512) 479-2635
Morgan:

W-2-4

JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR
               (l) Addresses for Transfers.
     Counterparty: as set forth in notices to Morgan from time to time
Morgan:
JPMorgan Chase Bank, N.A.
Attention: Legal Department-Derivatives Practice Group
270 Park Avenue, 41st Floor
New York, New York 10017-2070
Telex No.: 232337; Answerback: CBC UR
          (m) Morgan as Pledgor and Counterparty as Secured Party.
(i) Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to Counterparty and all corresponding references to the “Pledgor” will be to Morgan.
(ii) Modification to Paragraph 2: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:
Paragraph 2. Security Interest. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
(iii) Modification to Paragraph 9: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:
Paragraph 9. Representations. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:
     (iv) Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:
“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”

W-2-5

(iv) Modifications to Paragraph 12: The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:
“Pledgor” means Morgan
“Secured Party” means Counterparty
(n) Independent Amounts
(i) Addition to Paragraph 12: The “S&P Independent Amount” means, for any Valuation Date, the greater of (a) zero and (b) the product of (ix) Exposure times (y) the Collateralization Factor times (z) the applicable Overcollateralization Rate [or weighted average Overcollateralization Rate if there are more than one item of Eligible Collateral to be Transferred]
For purposes of the foregoing:
“Collateralization Factor” means (i) if a Ratings Event I with respect to S&P has occurred and is continuing, but a Ratings Event II with respect to S&P has not occurred (or is no longer continuing), 100% and (ii) if a Ratings Event II with respect to S&P has occurred and has been continuing for ten Business Days 125%; and
“Overcollateralization Rate” means, with respect to an item of Eligible Collateral to be Transferred (i) if a Ratings Event I with respect to S&P has occurred and is continuing, but a Ratings Event II with respect to S&P has not occurred (or is no longer continuing), the Base Overcollateralization Rate specified opposite the name of that item of Eligible Collateral in Appendix D and (ii) if a Ratings Event II with respect to S&P has occurred and has been continuing for ten Business Days, the product of the Base Overcollateralization Rate specified opposite the name of that item of Eligible Collateral in Appendix D times 125%. If more than one item of Eligible Collateral is to be transferred then the Overcollateralization Rate will be determined on a weighted average basis using the Overcollateralization Rate applicable to each item of Eligible Collateral that is to be Transferred.
          (ii) Addition to Paragraph 12: The “Moody’s Independent Amount” means,
(i) for so long as the no Ratings Event I has occurred and is continuing, zero;
(ii) If a Ratings Event I with respect to Moody’s has been continuing for at least 30 Business Days and either:
(a) no Ratings Downgrade Event II with respect to Moody’s has occurred and is continuing; or
(b) a Ratings Downgrade Event II with respect to Moody’s has been continuing for less than 30 Business Days, the Ratings Event I Collateral

W-2-6

Amount specified in Appendix B hereto; and
(iii) If neither (i) nor (ii) is applicable, the Ratings Event II Collateral Amount specified in Appendix C hereto.
(o)	Other Provisions

(i)	Modification to Paragraph 7: Clause “(iii)” of Paragraph 7 shall be deleted in its entirety.
(ii)	Modification to Paragraph 10: Clauses “10(a)” and “10(b)” are amended by adding the following sentence to the end of that paragraph:
“Notwithstanding the preceding sentence, the Pledgor shall pay all reasonable costs incurred by the Secured Party in connection with any exchange pursuant to this Credit Support Annex.”
(iii) Modification to Paragraph 12: Clause “(B)” of the definition of “Value” will be substituted to read in its entirety as follows:
“(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;”
(iv) Addition to Paragraph 12: The following definition of “Pricing Sources” shall be added immediately after the definition of the term “Posted Credit Support” and immediately prior to the definition of the term “Recalculation Date” in Paragraph 12 of this Annex:
“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.
(v) Morgan and Counterparty agree that the text of the body of this Annex is intended to be the exact printed form of ISDA Credit Support Annex (Bilateral Form-ISDA Agreements Subject to New York Law Only) as published and Copyrighted by the International Swaps and Derivatives Association, Inc.
(vi) “Notional Amount” means, with regard to an interest rate swap, the notional amount set forth in the confirmation thereof, and, with respect to a currency swap, including a cross-currency interest rate swap, the notional amount, as set forth in the confirmation, of that leg of the transaction that is denominated in the same currency as the relevant rated Certificates.
(vii) “Transaction-Specific Hedge” means (A) any Transaction that is a cap, floor or swaption, or (B) any Swap Transaction in which (x) the Notional Amount of the Transaction is “balance guaranteed” or (y) the Notional Amount for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.
[Remainder of Page Intentionally Blank]

W-2-7

Accepted and Agreed:
JPMORGAN CHASE BANK, N. A.

By:

Name:
Title:
The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to ChaseFlex Trust Series 2007-3

By:

Name:
Title:

W-2-8

Appendix A
VALUATION PERCENTAGES
APPLICABLE IF THE RATED CERTIFICATES ISSUED BY THE COUNTERPARTY ARE U.S.$
DENOMINATED

		MOODY’S
	MOODY’S RATINGS	RATINGS EVENT
INSTRUMENT	EVENT I	II
U.S. Dollar Cash	100%	100%
EURO Cash	97%	93%
Sterling Cash	97%	94%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
<1 year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	95%
7 to 10 years	100%	94%
10 to 20 years	100%	89%
>20 years	100%	87%
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
<1 year	100%	99%
1 to 2 years	100%	98%
2 to 3 years	100%	97%
3 to 5 years	100%	96%
5 to 7 years	100%	94%
7 to 10 years	100%	93%
10 to 20 years	100%	88%
>20 years	100%	86%
Floating-Rate U.S. Agency Debentures –
All Maturities	100%	98%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above and AAA by S&P with Remaining Maturity
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	89%
5 to 7 years	97%	87%
7 to 10 years	97%	86%
10 to 20 years	97%	82%
>20 years	97%	80%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	97%	92%
Fixed-Rate United Kingdom Gilts with Remaining Maturity

W-2-9

		MOODY’S
	MOODY’S RATINGS	RATINGS EVENT
INSTRUMENT	EVENT I	II
<1 year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
>20 years	97%	82%
Floating-Rate United Kingdom Gilts
All Maturities	97%	93%
          For purposes of Appendix A:
          (a) “Agency Debentures” means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

W-2-10

Appendix B
RATINGS EVENT I COLLATERAL AMOUNTS
          The Ratings Event I Collateral Amount will be equal to the greater of (A) zero and (B) the sum of (x) the Exposure and (y) the aggregate of the Additional Ratings Event I Collateral Amounts for all Transactions.
          “Additional Ratings Event I Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.
Potential Increase of Mid-Market Valuation of Swaps,
Caps, Floors & Transaction Specific Hedges

Weighted Average
Life of Hedge	Interest Rate
in Years	Hedges	Currency Hedges
1 or less	0.25%	2.20%
2 or more but less than 3	0.50%	2.40%
3 or more but less than 4	0.70%	2.60%
4 or more but less than 5	1.00%	2.80%
5 or more but less than 6	1.20%	2.90%
6 or more but less than 7	1.40%	3.10%
7 or more but less than 8	1.60%	3.30%
8 or more but less than 9	1.80%	3.40%
9 or more but less than 10	2.00%	3.60%
10 or more but less than 11	2.20%	3.80%
11 or more but less than 12	2.30%	3.90%
12 or more but less than 13	2.50%	4.00%
13 or more but less than 14	2.70%	4.10%
14 or more but less than 15	2.80%	4.30%
15 or more but less than 16	3.00%	4.40%
16 or more but less than 17	3.20%	4.50%
17 or more but less than 18	3.30%	4.60%
18 or more but less than 19	3.50%	4.80%
19 or more but less than 20	3.60%	4.905
20 or more but less than 21	3.70%	5.00%
21 or more but less than 22	3.90%	5.00%
22 or more but less than 23	4.00%	5.00%
23 or more but less than 24	4.00%	5.00%
24 or more but less than 25	4.00%	5.00%
25 or more but less than 26	4.00%	5.00%
26 or more but less than 27	4.00%	5.00%
27 or more but less than 28	4.00%	5.00%
28 or more but less than 29	4.00%	5.00%
29 or more but less than 30	4.00%	5.00%
30 or more	4.00%	5.00%

W-2-11

Appendix C
Ratings Event II Collateral Amount
          The Ratings Event II Collateral Amount will be equal to the greater of (A) zero, (B) the sum, for all Transaction, of the next payment owed by Morgan under each Transaction or (C) the sum of (x) the Exposure and (y) the aggregate of the Additional Ratings Event II Collateral Amounts for all Transactions.
          “Additional Ratings Event II Collateral Amount” means, for each Transaction, the Notional Amount for such Transaction multiplied by the applicable percentage as specified below.

Weighted Average	Swaps Only		Transaction Specific Hedges
Life of Hedge	Interest Rate		Interest Rate
in Years	Swap	Currency Swap	Swap	Currency Swap
1 or less	0.60%	7.25%	0.75%	7.40%
2 or more but less than 3	1.20%	7.50%	1.50%	7.80%
3 or more but less than 4	1.70%	7.70%	2.20%	8.20%
4 or more but less than 5	2.30%	8.00%	2.90%	8.50%
5 or more but less than 6	2.80%	8.20%	3.60%	8.90%
6 or more but less than 7	3.30%	8.40%	4.20%	9.20%
7 or more but less than 8	3.80%	8.60%	4.80%	9.60%
8 or more but less than 9	4.30%	8.80%	5.40%	9.90%
9 or more but less than 10	4.80%	9.00%	6.00%	10.20%
10 or more but less than 11	5.30%	9.20%	6.60%	10.50%
11 or more but less than 12	5.60%	9.30%	7.00%	10.70%
12 or more but less than 13	6.00%	9.50%	7.50%	11.00%
13 or more but less than 14	6.40%	9.70%	8.00%	11.30%
14 or more but less than 15	6.80%	9.80%	8.50%	11.50%
15 or more but less than 16	7.20%	10.00%	9.00%	11.80%
16 or more but less than 17	7.60%	10.00%	9.50%	12.00%
17 or more but less than 18	7.90%	10.00%	9.90%	12.00%
18 or more but less than 19	8.30%	10.00%	10.40%	12.00%
19 or more but less than 20	8.60%	10.00%	10.80%	12.00%
20 or more but less than 21	9.00%	10.00%	11.00%	12.00%
21 or more but less than 22	9.00%	10.00%	11.00%	12.00%
22 or more but less than 23	9.00%	10.00%	11.00%	12.00%
23 or more but less than 24	9.00%	10.00%	11.00%	12.00%
24 or more but less than 25	9.00%	10.00%	11.00%	12.00%
25 or more but less than 26	9.00%	10.00%	11.00%	12.00%
26 or more but less than 27	9.00%	10.00%	11.00%	12.00%
27 or more but less than 28	9.00%	10.00%	11.00%	12.00%
28 or more but less than 29	9.00%	10.00%	11.00%	12.00%
29 or more but less than 30	9.00%	10.00%	11.00%	12.00%
30 or more	9.00%	10.00%	11.00%	12.00%

W-2-12

Appendix D
S&P Overcollateralization Rate & Valuation Percentage

			Base
Category	Eligible		Overcollateralization	S&P Valuation
description	securities	WAL	Rate	Percentage

Cash	Cash	N/A	100%	100%

Category 1	U.S. treasuries (current coupon, constant maturity), ‘AAA’ U.S. agencies, ‘AAA’ covered bonds (floating), ‘AAA’ sovereign bonds (floating), ‘AAA’, ‘AA’ credit card ABS (floating), ‘AAA’, ‘AA’ auto ABS (floating), and ‘AAA’ U.S. student loan ABS (floating)	Less than five years	102%	100%

	U.S. treasuries (current coupon, constant maturity), ‘AAA’ U.S. agencies, ‘AAA’ covered bonds (floating), ‘AAA’ sovereign bonds (floating), ‘AAA’, ‘AA’ credit card ABS (floating), ‘AAA’, ‘AA’ auto ABS (floating), and ‘AAA’ U.S. student loan ABS (floating)	Greater than or equal to five years and less than or equal to 10 years	108%	100%

Category 2	‘AAA’ covered bonds (fixed), ‘AAA’ sovereign bonds (fixed), ‘A’ credit card ABS (floating), ‘A’ auto ABS	Less than five years	105%	100%

W-2-13

			Base
Category	Eligible		Overcollateralization	S&P Valuation
description	securities	WAL	Rate	Percentage

	(floating), ‘AAA’ CMBS (floating), ‘AAA’ CDO (floating), ‘AA’, ‘A’ U.S. student loan ABS (floating), and ‘AAA, ‘AA’ corporate bonds (fixed or floating)

	‘AAA’ covered bonds (fixed), ‘AAA’ sovereign bonds (fixed), ‘A’ credit card ABS (floating), ‘A’ auto ABS (floating), ‘AAA’ CMBS (floating), ‘AAA’ CDO (floating), ‘AA’, ‘A’ U.S. student loan ABS (floating), and ‘AAA’, ‘AA’ U.S. and European corporate bonds (fixed or floating)	Greater than or equal to five years and less than or equal to 10 years	115%	100%

Category 3	‘BBB’ credit card ABS (floating), ‘BBB’ auto ABS (floating), AA’, ‘A’ CDO (floating), ‘BBB’ U.S. student loan ABS (floating), and ‘A’ corporate bonds (fixed or floating)	Less than five years	125%	100%

	‘BBB’ credit card ABS (floating), ‘BBB’ auto ABS (floating), ‘AA’, ‘A’ CDO (floating), ‘BBB’ U.S. student loan ABS (floating), and ‘A’ corporate bonds (fixed or floating)	Greater than or equal to five years and less than or equal to 10 years	140%	100%

W-2-14

SCHEDULE X

Item on Form 8-K	Party Responsible
*Item 1.01- Entry into a Material Definitive Agreement	All parties
*Item 1.02- Termination of a Material Definitive Agreement	All parties
Item 1.03- Bankruptcy or Receivership	Depositor
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement	Depositor
*Item 3.03- Material Modification to Rights of Security Holders	Depositor, Servicer
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
*Item 6.02- Change of Servicer or Trustee	Servicer, Trustee (as to change of Trustee only), Paying Agent (as to change of Paying Agent only)
*Item 6.03- Change in Credit Enhancement or External Support	Depositor
*Item 6.04- Failure to Make a Required Distribution	Paying Agent
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Reg FD Disclosure	Depositor
Item 8.01	Depositor
Item 9.01	Depositor

X-1

SCHEDULE Y

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Plus any information required by Item 1121 which is NOT included on the monthly statement to Certificateholders	Paying Agent through the Item 602 statement based on information provided to it by the Servicer Servicer
Item 2: Legal Proceedings per Item 1117 of Reg AB	All parties to the PSA (as to themselves), the depositor/trustee/paying agent/servicer (to the extent known) as to the issuing entity, the depositor/servicer as to the sponsor, 1106(b) originator and any 1100(d)(1) party
Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Servicer, Paying Agent (except as to 9.01(b) or (d)) and Trustee (to the extent of knowledge thereof)
Item 5: Submission of Matters to a Vote of Security Holders	Depositor, Paying Agent (to the extent it is submitting a matter to vote) and the Trustee (to the extent it is submitting a matter to vote)
Item 6: Significant Obligors of Pool Assets	Depositor/Sponsor/Mortgage Loan Seller/ Servicer
Item 7: Significant Enhancement Provider Information	Depositor/Sponsor
Item 8: Other Information	Servicer, Paying Agent and any other party responsible for disclosure items on Form 10-D
Item 9: Exhibits	Servicer

Y-1

SCHEDULE Z

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

*Item 9B: Other Information	Servicer, Paying Agent and any other party responsible for disclosure items on Form 8-K
*Item 15: Exhibits, Financial Statement Schedules	Servicer/subservicers/Depositor
*Additional Item: Disclosure per Item 1117 of Reg AB	All parties to the PSA (as to themselves), the Depositor/Trustee/Paying Agent/Servicer (to the extent known) as to the issuing entity, the depositor/servicer as to the sponsor, 1106(b) originator, any 1100(d)(1) party
*Additional Item: Disclosure per Item 1119 of Reg AB	All parties to the PSA, the sponsor, originator, significant obligor, enhancement or support provider
Additional Item:	Depositor/Sponsor/Mortgage Loan Seller/Servicer
Disclosure per Item 1112(b) of Reg AB
Additional Item:	Depositor/Sponsor
Disclosure per Items 1114(b) and 1115(b) of Reg AB

Z-1